EXHIBIT 4.1

                                                   [CONFORMED COPY]





                U.S. $100,000,000

                   BRIDGE LOAN
                CREDIT AGREEMENT,

             dated as of May 3, 1996,

                     among

                 SHONEY'S, INC.,
                as the Borrower,

       CANADIAN IMPERIAL BANK OF COMMERCE,

                       and

      VARIOUS OTHER FINANCIAL INSTITUTIONS
        NOW OR HEREAFTER PARTIES HERETO,
                as the Lenders,

                       and

        CANADIAN IMPERIAL BANK OF COMMERCE
        acting through its New York Agency,
           as the Agent for the Lenders.





24188050.1  <<Date>>  96249917

                           TABLE OF CONTENTS

SECTION                                                            PAGE

                               ARTICLE I

                              DEFINITIONS

 1.1.       Defined Terms...........................................  2
 1.2.       Use of Defined Terms.................................... 22
 1.3.       Cross-References........................................ 23
 1.4.       Accounting and Financial Determinations................. 23

                              ARTICLE II

              COMMITMENTS, BORROWING PROCEDURES AND NOTES

 2.1.       Commitments............................................. 23
 2.2.       Reduction of Total Commitment Amount.................... 23
 2.3.       Borrowing Procedure..................................... 24
 2.4.       Continuation and Conversion Elections................... 24
 2.5.       Funding................................................. 24
 2.6.       Notes................................................... 25
 2.7.       Extension of Maturity................................... 25

                              ARTICLE III

              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

 3.1.       Repayments and Prepayments.............................. 25
 3.1.1.     Voluntary Prepayments................................... 25
 3.1.2.     Mandatory Prepayments................................... 26
 3.1.3.     Application............................................. 26
 3.2.       Interest Provisions..................................... 26
 3.2.1.     Rates................................................... 26
 3.2.2.     Default Rates........................................... 27
 3.2.3.     Payment Dates........................................... 27
 3.2.4.     Interest Rate Determination............................. 28
 3.3.       Fees.................................................... 28
 3.3.1.     Commitment Fee.......................................... 28
 3.3.2.     Agent's Fees............................................ 28

                              ARTICLE IV

                CERTAIN LIBO RATE AND OTHER PROVISIONS

 4.1.       LIBO Rate Lending Unlawful.............................. 28
 4.2.       Deposits Unavailable.................................... 28
 4.3.       Increased LIBO Rate Loan Costs, etc..................... 29
 4.4.       Funding Losses.......................................... 29
 4.5.       Increased Capital Costs................................. 30
 4.6.       Taxes................................................... 30
 4.7.       Payments, Computations, etc............................. 31
 4.8.       Sharing of Payments..................................... 32
 4.9.       Setoff.................................................. 32
 4.10.      Replacement of Affected Lenders......................... 32
 4.11.      Use of Proceeds......................................... 33

                               ARTICLE V

                       CONDITIONS TO BORROWINGS

 5.1.       Effectiveness and Initial Loans......................... 33
 5.1.1.     Resolutions, etc........................................ 33
 5.1.2.     Delivery of Notes....................................... 34
 5.1.3.     Borrowing Request....................................... 34
 5.1.4.     Compliance Certificate.................................. 34
 5.1.5.     Officer Solvency Certificate............................ 34
 5.1.6.     Consents, Approvals, etc................................ 34
 5.1.7.     No Materially Adverse Effect............................ 34
 5.1.8.     Warranties; No Default.................................. 34
 5.1.9.     Closing Fees and Expenses............................... 34
 5.1.10.    Date of Closing......................................... 35
 5.1.11.    Insurance Compliance.................................... 35
 5.1.12.    Mortgages............................................... 35
 5.1.13.    Title Matters........................................... 35
 5.1.14.    Credit Agreement........................................ 35
 5.1.15.    Opinions of Counsel..................................... 35
 5.1.16.    [Intentionally Omitted]................................. 36
 5.2.       Second Draw............................................. 36
 5.2.1.     Resolutions, etc........................................ 36
 5.2.2.     Consummation of Acquisition and Assumption.............. 37
 5.2.3.     Pro Forma Balance Sheet................................. 37
 5.2.4.     Subsidiary Guaranty..................................... 37
 5.2.5.     Pledge Agreement........................................ 37
 5.2.6.     No Materially Adverse Effect............................ 37
 5.2.7.     Date of Closing......................................... 37
 5.2.8.     Opinions of Counsel..................................... 37
 5.2.9.     [Intentionally Omitted]................................. 38
 5.3.       All Borrowings.......................................... 38
 5.3.1.     Compliance with Warranties, No Default, etc............. 38
 5.3.2.     Borrowing Request....................................... 38
 5.3.3.     Satisfactory Legal Form, etc............................ 39

                              ARTICLE VI

                           WARRANTIES, ETC.

 6.1.       Organization, etc....................................... 39
 6.2.       Due Authorization....................................... 39
 6.3.       Validity, etc........................................... 40
 6.4.       Financial Information................................... 40
 6.5.       Materially Adverse Effect............................... 40
 6.6.       Absence of Default...................................... 40
 6.7.       Litigation; Labor Controversies, etc.................... 40
 6.8.       Regulations G, U and X.................................. 41
 6.9.       Government Regulation................................... 41
 6.10.      Burdensome Agreements................................... 41
 6.11.      Taxes................................................... 41
 6.12.      Employee Benefit Plans.................................. 41
 6.13.      Subsidiaries............................................ 42
 6.14.      Ownership of Properties, Licenses and Permits; Liens.... 42
 6.15.      Patents, Trademarks, etc................................ 42
 6.16.      Accuracy of Information................................. 42
 6.17.      Subordinated Debt....................................... 43
 6.18.      The Collateral Documents................................ 44
 6.19.      Environmental Warranties................................ 44

                              ARTICLE VII

                               COVENANTS

 7.1.       Certain Affirmative Covenants Applicable to the
		Obligations......................................... 45
 7.1.1.     Financial Information, etc.............................. 45
 7.1.2.     Maintenance of Corporate Existences, etc................ 47
 7.1.3.     Foreign Qualification................................... 47
 7.1.4.     Payment of Taxes, etc................................... 47
 7.1.5.     Maintenance of Property; Insurance...................... 48
 7.1.6.     Notice of Default, Litigation, etc...................... 48
 7.1.7.     Performance of Instruments.............................. 49
 7.1.8.     Books and Records....................................... 49
 7.1.9.     Compliance with Laws, etc............................... 50
 7.1.10.    Fiscal Year............................................. 50
 7.1.11.    Substitution and Release of Mortgaged Property.......... 50
 7.1.12.    Refinancing............................................. 50
 7.2.       Certain Negative Covenants.............................. 50
 7.2.1.     Business Activities..................................... 50
 7.2.2.     Indebtedness............................................ 50
 7.2.3.     Security Interests...................................... 52
 7.2.4.     Financial Condition..................................... 53
 7.2.5.     Investments............................................. 60
 7.2.6.     Restricted Payments, etc................................ 61
 7.2.7.     Consolidated Capital Expenditures, etc.................. 62
 7.2.8.     Guaranties.............................................. 62
 7.2.9.     Lease Obligations....................................... 63
 7.2.10.    Take or Pay Contracts................................... 63
 7.2.11.    Consolidation, Merger, Sale of Assets, etc.............. 63
 7.2.12.    Modification, etc. of Subordinated Debt................. 65
 7.2.13.    Transactions with Affiliates............................ 65
 7.2.14.    Negative Pledges; Subsidiary Payments; Modification of
		Documents........................................... 66
 7.2.15.    Inconsistent Agreements................................. 66
 7.2.16.    Fiscal Year............................................. 66
 7.2.17.    Franchise Agreements.................................... 66
 7.2.18.    [Intentionally Omitted]................................. 66
 7.2.19.    Environmental Liabilities............................... 66
 7.2.20.    Amendment of Certain Agreements......................... 67
 7.2.21.    Sale-Leaseback Transactions............................. 67
 7.2.22.    Purchase of Franchisees................................. 68

                             ARTICLE VIII

                           EVENTS OF DEFAULT

 8.1.       Events of Default....................................... 68
 8.1.1.     Non-Payment of Obligations.............................. 68
 8.1.2.     Non-Performance of Certain Covenants.................... 68
 8.1.3.     Default on Other Indebtedness........................... 69
 8.1.4.     Bankruptcy, Insolvency, etc............................. 69
 8.1.5.     Breach of Warranty...................................... 69
 8.1.6.     Non-Performance of Other Obligations.................... 70
 8.1.7.     ERISA................................................... 70
 8.1.8.     Judgments; Settlements.................................. 70
 8.1.9.     Impairment of Security, etc............................. 70
 8.1.10.    Change of Control....................................... 71
 8.2.       Action if Bankruptcy.................................... 71
 8.3.       Action if Other Event of Default........................ 71

                              ARTICLE IX

                               THE AGENT

 9.1.       Actions................................................. 71
 9.2.       Exculpation............................................. 72
 9.3.       Successor............................................... 72
 9.4.       Collateral Documents, etc............................... 72
 9.5.       Loans by CIBC Inc., etc................................. 72
 9.6.       Funding Reliance, etc................................... 72
 9.7.       Credit Decisions........................................ 73
 9.8.       Notices, etc. to Agent.................................. 73

                               ARTICLE X

                             MISCELLANEOUS

 10.1.      Waivers, Amendments, etc................................ 73
 10.2.      Notices................................................. 74
 10.3.      Costs and Expenses...................................... 74
 10.4.      Indemnification......................................... 75
 10.5.      Survival................................................ 76
 10.6.      Severability............................................ 76
 10.7.      Headings................................................ 76
 10.8.      Counterparts, Entire Agreement, etc..................... 76
 10.9.      Governing Law........................................... 76
 10.10.     Sale and Transfer of Loans and Note; Participations in
               Loans and Note....................................... 76
 10.10.1.   Assignments............................................. 76
 10.10.2.   Participations.......................................... 78
 10.10.3.   Certain Other Provisions................................ 78
 10.11.     Other Transactions; Consent to Relationships............ 79
 10.12.     Further Assurances...................................... 79
 10.13.     Confidentiality......................................... 79
 10.14.     Certain Collateral Matters.............................. 80
 10.15.     Forum Selection and Consent to Jurisdiction............. 80
 10.16.     Waiver of Jury Trial.................................... 81



SCHEDULE I   -   Disclosure Schedule
SCHEDULE II  -   Collateral Restaurants

EXHIBIT A    -   Form of Note
EXHIBIT B    -   Form of Borrowing Request
EXHIBIT C    -   Form of Compliance Certificate
EXHIBIT D    -   Form of Continuation/Conversion Notice
EXHIBIT E    -   [Intentionally Omitted]
EXHIBIT F    -   Form of Pledge Agreement
EXHIBIT G    -   Form of Mortgage
EXHIBIT H    -   Form of Subsidiary Guaranty
EXHIBIT I    -   Form of Officer Solvency Certificate
EXHIBIT J    -   Form of Lender Assignment Agreement
EXHIBIT K    -   Form of Corporate Opinion of Tuke, Yopp & Sweeney
EXHIBIT L    -   Form of New York Counsel Opinion to the Borrower

                     BRIDGE LOAN CREDIT AGREEMENT


     THIS BRIDGE LOAN CREDIT AGREEMENT, dated as of May 3, 1996, among SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), the various financial institutions which are or may become parties hereto (collectively, the "LENDERS" and, individually, a "LENDER"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent (the "AGENT") for the Lenders,

                         W I T N E S S E T H:

     WHEREAS, the Borrower is currently engaged and, after the Acquisition (as defined below), will be engaged, directly and through various Subsidiaries (capitalized terms used in these recitals having the meanings set forth in SECTION 1.1 hereof unless otherwise defined) in the businesses of operating and franchising a chain of full-service restaurants, fast seafood restaurants, and specialty dinner house restaurants, and also maintains and operates five manufacturing and distribution centers, a meat plant and an insurance business which provides certain insurance services and certain other services related thereto;

     WHEREAS, the Borrower, the lenders party thereto (the "CREDIT AGREEMENT LENDERS") and the Agent are parties to the Amended and Restated Reducing Revolving Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT");

     WHEREAS, the Borrower has requested that the Lenders extend Commitments to make Loans in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding;

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V), to extend such Commitments and to make Loans to the Borrower;

     WHEREAS, the proceeds of the Loans from the First Draw will be used by the Borrower to provide for the ongoing general corporate purposes of the Borrower and its Subsidiaries, and the proceeds of the Loans from the Second Draw will be used by the Borrower, among other things, to refinance certain existing indebtedness of TPI (as defined below) in connection with the Acquisition and to provide for the ongoing general corporate purposes of the Borrower and its Subsidiaries; and

     WHEREAS, the Borrower has entered into the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement (the "PLAN OF REORGANIZATION"), dated as of March 15, 1996, among the Borrower, TPI Restaurants Acquisition Corporation, a Tennessee corporation and a wholly-owned Subsidiary of the Borrower ("TPAC"), and TPI Enterprises, Inc., a New Jersey corporation ("TPI"), pursuant to which TPI will transfer to the Borrower certain of its subsidiaries (the "ACQUISITION") in exchange for the issuance of shares of the Borrower's common stock, the refinancing of certain of TPI's existing indebtedness and the assumption by the Borrower of TPI's obligations under the Subordinated Debentures pursuant to the terms of the TPI Subordinated Debt Supplemental Indenture and certain other liabilities of TPI as set forth in the Plan of Reorganization (the "ASSUMPTION");


     NOW, THEREFORE, the parties hereto hereby agree as follows:


                               ARTICLE I

                              DEFINITIONS

     SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "ACQUISITION" has the meaning assigned to such term in the SIXTH RECITAL.

     "ACQUISITION DATE" means the date of consummation of the Acquisition in accordance with the terms of the Plan of Reorganization.

     "ADJUSTED COMMITMENT AMOUNT" means, at any time, the Commitment Amount less the aggregate Commitments of all Defaulting Lenders.

     "ADJUSTED EBITDA" means for any period,

           (a)  the Borrower's EBITDA for such period;

MINUS

           (b) Consolidated Capital Expenditures (other than in respect of Capitalized Leases or Franchisee Acquisitions) for such period.

     "ADJUSTED INTEREST COVERAGE RATIO" means, at any date, the ratio of

           (a) Adjusted EBITDA for the four Fiscal Quarter period ending on or prior to such date

TO

           (b) Consolidated Interest Expense paid or payable in cash in respect of the four Fiscal Quarter period ending on or prior to such date.

     "ADJUSTED PERCENTAGE" means, (i) at a time when no Lender Default exists, for each Lender such Lender's Percentage and (ii) at a time when a Lender Default exists (A) for each Lender that is a Defaulting Lender, zero and (B) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing an amount equal to (I) prior to date of the First Draw, such Lender's Percentage of the Commitment Amount at such time by the Adjusted Commitment Amount at such time, and (II) on and after the date of the First Draw, the principal amount of all of such Lender's Loans then outstanding by the aggregate principal amount of all Loans then outstanding of all Non-Defaulting Lenders.

     "AFFECTED LENDER" means a Lender that (a) (x) is entitled to payment by the Borrower of increased capital costs described in SECTION 4.5 and (y) which Lender's claim is for amounts which exceed the weighted average (based on the respective outstanding amounts of Loans of Lenders submitting claims under
SECTION 4.5) of the amounts then being claimed by all Lenders pursuant to
SECTION 4.5, (b) makes a claim for payment by the Borrower of increased costs described in SECTION 4.6 or (c) is a Defaulting Lender or otherwise defaults in its obligation to make Loans.

     "AFFILIATE" of any Person means

           (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such other Person; or

           (b) any Person who is a director or officer of such Person or of any Person described in the foregoing CLAUSE (A).

     For purposes of this definition, control of a Person shall mean (x) the power, direct or indirect, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) the ownership, direct or indirect, of 10% or more of any class of voting stock of such Person.

     "AGENT" means

           (a)  CIBC-NYA;

           (b) any other office or agency of Canadian Imperial Bank of Commerce within the United States of America of which the Lenders and the Borrower are notified and

                (i) to which the rights and responsibilities of the Agent hereunder may be transferred from time to time, or

                (ii) which may, from time to time on behalf of CIBC-NYA or any such transferee, act as Agent for the Lenders under this Agreement, any Collateral Document or any other Loan Document; or

           (c) such other Lender or financial institution as shall have subsequently been appointed as the successor Agent pursuant to SECTION 9.3.

     "AGENT'S FEE LETTER" means the letter agreement, dated April 18, 1996, between the Borrower and Canadian Imperial Bank of Commerce entitled "Fees", as from time to time amended, supplemented, amended and restated or otherwise modified.

     "AGREEMENT" means, on any date, this bridge loan credit agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

     "APPLICABLE MARGIN" means (a) for the period commencing on the date of the First Draw and ending on the 270th day following the Second Draw, with respect to the unpaid principal amount of each LIBO Rate Loan, 2.50%, and with respect to the unpaid principal amount of each Base Rate Loan, 1.50%, and (b) thereafter, (i) with respect to the unpaid principal amount of each LIBO Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for LIBO Rate Loans;" and (ii) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate Loans":

                    PERIOD                            Applicable Margin
   Applicable Margin
                                                     FOR LIBO RATE LOANS
  FOR BASE RATE LOANS
271 days from the date of the Second Draw to                3.00%
         2.00%
and including the 365th day following the date
of the Second Draw
366 days from the date of the Second Draw to                3.50%
         2.50%
and including the 545th day following the date
of the Second Draw
Thereafter                                                  4.00%
        3.00%.

; PROVIDED, HOWEVER, that if the Second Draw has not occurred on or prior to the Commitment Termination Date, the Second Draw for purposes of this definition shall be deemed to have been made on the Commitment Termination Date.

     "APPROVING LENDERS" means, at any time any determination thereof is to be made, Non-Defaulting Lenders having an aggregate Adjusted Percentage of at least 66-2/3%.

     "ASSIGNEE LENDER" has the meaning assigned to such term in SECTION
10.10.1.

     "ASSUMPTION" has the meaning assigned to such term in the SIXTH RECITAL.

     "AUTHORIZED OFFICERS", with respect to the Borrower, has the meaning assigned to such term in CLAUSE (A)(II) of SECTION 5.1.1 or CLAUSE (A)(II) of
SECTION 5.2.1, and, with respect to a Transferred Subsidiary, has the meaning assigned to such term in CLAUSE (B)(II) of SECTION 5.2.1.

     "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the CIBC Alternate Base Rate.

     "BORROWER" has the meaning assigned to such term in the PREAMBLE hereof.

     "BORROWING" means Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with SECTION 2.3.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT B hereto.

     "BUSINESS DAY" means

           (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, or Atlanta, Georgia; and

           (b)  relative to the date of

                (i) making or continuing any Loans as, or converting any Loans from or into, LIBO Rate Loans,

                (ii) making any payment or prepayment of principal of or payment of interest on any portion of the principal amount of any Loans being maintained as LIBO Rate Loans, or

                (iii) the Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in the immediately preceding CLAUSE (B)(I) or (B)(II), any such banking business day which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market applicable to such LIBO Rate Loans.

     "CAPITALIZED LEASES" means leases the obligations under which have been, or in accordance with GAAP are required to be, recorded on the books of the Borrower or any of its Subsidiaries as capital leases.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

           (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

           (b) commercial paper, maturing not more than nine months from the date of issuance and rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., issued by a Lender or any affiliate thereof or by a corporation (except an Affiliate of the Borrower) organized under the laws of any State of the United States or of the District of Columbia;

           (c) any certificate of deposit, eurodollar time deposit or acceptance, maturing not more than one year after such time, issued by a Lender, any bank providing Indebtedness permitted under CLAUSE (B) of
     SECTION 7.2.2 on the date hereof or any commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $500,000,000; or

           (d) any repurchase agreement entered into with either any Lender or any other commercial banking institution of the nature referred to in CLAUSE (C), secured by a fully perfected Security Interest in any obligation of the type described in any of CLAUSES (A) through (C), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution.

     "CD PUBLISHED MOVING RATE" means, at any time, the latest three-week moving average of daily secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market lenders, such three-week moving average (adjusted to the basis of a year of 365 or 366 days, as the case may be) being determined weekly for the three-week period ending on the previous Friday by the Agent on the basis of

           (a) such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York (as adjusted for reserves and assessments in the same manner as the CD Quoted Rate); or

           (b) if such publication shall be suspended or terminated, the CD Quoted Rate determined by the Agent on the basis of quotations for such rates by CIBC-NYA.

     "CD QUOTED RATE" means, relative to any determination of the CD Published Moving Rate in circumstances when publication of the rates referred to in CLAUSE (A) of the definition thereof has been suspended or terminated, the rate of interest per annum determined by the Agent to be the sum (adjusted to the nearest 1/100 of 1%, if any) of (a) the rate obtained by dividing (i) the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the bid rates quoted to CIBC-NYA, in its Domestic Office's secondary market at approximately 10:00 a.m. New York City time (or as soon thereafter as practicable), from time to time by three certificate of deposit dealers of recognized standing selected by the Agent in its sole discretion for the purchase at face value of three-month certificates of deposit in an amount approximately equal or comparable to the amount of CIBC-Bank's portion of the credit outstanding hereunder with respect to which the CD Quoted Rate is being determined by (ii) a percentage equal to 100% MINUS the average of the daily percentages specified during such period by the F.R.S. Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for a member bank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, PLUS (b) the daily average during such period of the net annual assessment rates estimated by the Agent for determining the then current annual assessment payable by a member bank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of a member bank in the United States.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "CHANGE IN CONTROL" means (a) the acquisition after May 3, 1996 by any Person or Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, or any successor, replacement or analogous rule or provision of law) of 20% or more of the outstanding shares of voting stock of the Borrower; or (b) a majority of the board of directors of the Borrower shall consist of directors other than (i) directors holding office as of the Closing Date or (ii) directors whose election was recommended by such directors or subsequent directors so recommended.

     "CIBC ALTERNATE BASE RATE" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the highest of

           (a) the rate of interest most recently announced by CIBC-NYA at its Domestic Office as its base rate;

           (b) the CD Published Moving Rate most recently determined by the Agent plus 1/2 of 1%; or

           (c)  the Overnight Funds Rate plus 1%.

The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans shall take effect simultaneously with each change in the CIBC Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the CIBC Alternate Base Rate.

     "CIBC-BANK" means CIBC Inc., acting through its Atlanta Office, in its capacity as a Lender hereunder.

     "CIBC-NYA" means Canadian Imperial Bank of Commerce, acting through its New York Agency.

     "CLOSING DATE" means May 3, 1996.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL DOCUMENTS" means, collectively, the Pledge Agreement, the Subsidiary Guaranty, the Mortgages, and each other instrument or document executed and delivered pursuant to or in connection with any thereof in accordance with the terms thereof or of this Agreement.

     "COMMITMENT AMOUNT" means, on any date, $100,000,000, as such amount may be reduced from time to time pursuant to SECTION 2.2.

     "COMMITMENT TERMINATION DATE" means the earliest to occur of

           (a)  November 3, 1996;

           (b) the date on which the Commitment Amount is reduced to zero pursuant to SECTION 2.2; and

           (c)  the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in CLAUSE (A), (B) or (C) the Commitments shall terminate automatically and without further action or notice.

     "COMMITMENT TERMINATION EVENT" means

           (a)  the occurrence of any Default described in CLAUSES (A) through
     (D) of SECTION 8.1.4 with respect to the Borrower or any Subsidiary; or

           (b) the occurrence and continuance of any other Event of Default and either

                (i) the declaration of the Loans to be due and payable pursuant to SECTION 8.3, or

                (ii) prior to the date of the Second Draw, in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "COMMITMENTS" means, relative to any Lender, such Lender's obligation to make Loans pursuant to its Commitment set forth in SECTION 2.1.

     "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT C attached hereto and including therein, among other things, calculations supporting compliance by the Borrower with SECTION 7.2.4, details regarding the status of and the Borrower's good faith estimate of taxes payable in connection with asset sale proceeds (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower for purposes of monitoring the Borrower's compliance herewith) and identifying therein each item of "Mortgage Financing Collateral" acquired by the Borrower during the period covered by such Compliance Certificate.

     "CONCEPT" means a division or type of business of the Borrower or any of its Subsidiaries held out to the public with a particular designation and, as of the date hereof, shall mean and include the following: (a) "Shoney's" restaurants, (b) "Captain D's", (c) "Commissary", (d) "Pargo's", (e) "Fifth Quarter", and (f) "BarbWire's".

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the gross amount of additions during such period to fixed assets, property, plant, and equipment of the Borrower and its Subsidiaries, all as such additions would be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP consistently applied at the end of such period when compared to a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP consistently applied at the end of a prior applicable period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of the close of any Fiscal Quarter, the ratio computed for the four consecutive Fiscal Quarters ending on the computation date, of:

           (a) the sum for such Fiscal Quarters of (i) EBITDA plus (ii) Consolidated Lease Expense

TO

           (b)  Consolidated Fixed Charges for such Fiscal Quarters.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of:

           (a)  Consolidated Interest Expense;

PLUS

           (b) the amount of any scheduled payment of principal of any Consolidated Funded Debt (including, without limitation, the amount of payments of loans under the Credit Agreement due to scheduled reductions of commitments under Section 2.2.2(a) of the Credit Agreement and the amount of scheduled payments under Capitalized Leases, other than such as is appropriately allocable to Consolidated Interest Expense); PROVIDED, HOWEVER, that for purposes of this CLAUSE (B) only, Consolidated Funded Debt shall not include any Indebtedness permitted under CLAUSE (B) of
     SECTION 7.2.2 or any similar Indebtedness permitted under CLAUSE (C) of
     SECTION 7.2.2 so long as such Indebtedness is, by its terms, renewable and the provider of such Indebtedness has not declined to so renew such Indebtedness;

PLUS

           (c) all federal, state and local income taxes of the Borrower and its Subsidiaries;

PLUS

           (d)  Consolidated Lease Expense

in each case for such period.

     "CONSOLIDATED FUNDED DEBT" means, at any time, the sum of (a) all Indebtedness (including accrued interest on the Subordinated LYONS Notes and debt incurred with respect to Mortgage Financing Transactions and the Subordinated Debt) of the Borrower and its Subsidiaries, other than any Indebtedness described in CLAUSE (F) or (G) of the definition of Indebtedness contained herein, at such time and (b) the amount of reserve for litigation settlement, as shown on the Borrower's then most recent consolidated balance sheet delivered pursuant to CLAUSE (A) or (B) of SECTION 7.1.1.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under Rate Swap Agreements and the portion of any obligation under Capitalized Leases allocable to Consolidated Interest Expense, but in any event excluding (x) any non-cash interest charges and amortization of transaction costs with respect to Indebtedness and (y) amortization of bond discount relating to the Subordinated Debentures.

     "CONSOLIDATED LEASE EXPENSE" means, for any period, the aggregate amount required to be paid during such period by the Borrower and its Subsidiaries, as lessee, net of sublease rentals accrued by the Borrower and its Subsidiaries in accordance with GAAP, under leases to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries is bound, excluding amounts required to be paid under Capitalized Leases during such period.

     "CONSOLIDATED NET INCOME" means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income on a consolidated income statement of the Borrower and its Subsidiaries for such period.

     "CONSOLIDATED NET WORTH" means, at any time, all amounts which, in accordance with GAAP consistently applied, would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such time; PROVIDED that, in any event, such amounts are to be net of amounts carried on the books of the Borrower and the Subsidiaries for
(a) any treasury stock and (b) any write-up in the book value of any assets of the Borrower or any of its Subsidiaries resulting from a revaluation thereof.

     "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of EXHIBIT D attached hereto (with such changes thereto as may be agreed upon from time to time by the Borrower and the Agent).

     "CONVERSION DATE" means May 3, 1998.

     "CREDIT AGREEMENT" has the meaning assigned to such term in the SECOND RECITAL.

     "CREDIT AGREEMENT COLLATERAL DOCUMENTS" means the Collateral Documents as defined in the Credit Agreement.

     "CREDIT AGREEMENT LENDERS" has the meaning assigned to such term in the SECOND RECITAL.

     "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time or both, would become an Event of Default.

     "DEFAULTING LENDER" means any Lender with respect to which a Lender Default is in effect.

     "DISCLOSURE SCHEDULE" means the schedule attached hereto as SCHEDULE I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent.

     "DOLLAR" and the sign "$" mean lawful money of the United States of America.

     "DOMESTIC OFFICE" means, relative to the Agent or any Lender, the office thereof designated as such below its signature hereto (or designated pursuant to a Lender Assignment Agreement) or such other office of such Person within the United States as may be designated from time to time by notice from such Person to the Borrower and the Agent.

     "EBITDA" means, for any period, an amount equal to the sum, computed for such period, of

           (a) Consolidated Net Income ((i) excluding extraordinary items of gain and including extraordinary items of loss, in each case as determined in accordance with GAAP consistently applied, (ii) excluding any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years, (iii) excluding any ordinary gains arising from the Divestitures (as defined in the Existing Credit Agreement described in the Credit Agreement), (iv) excluding non-cash charges relating to the Borrower's workers' compensation obligations, a write-down in the Borrower's investment in ShoLodge, a write-off of remodeling expenses and a write-off of investment incurred in the conversion of Shoney's Concept restaurants into BarbWire's Concept restaurants in each case during Fiscal Year 1995 and (v) excluding non-cash charges relating to the Borrower's management stock option plan) for such period;

PLUS

           (b) all federal, state and local income taxes of the Borrower and its Subsidiaries for such period (excluding the effects of any non-cash portion of restructuring charges accrued by the Borrower on its consolidated income statements in respect of its 1995 and 1996 Fiscal Years);

PLUS

           (c)  Consolidated Interest Expense for such period;

PLUS

           (d) the aggregate amount deducted, in determining Consolidated Net Income for such period, with respect to depreciation and amortization in accordance with GAAP consistently applied and in any event including, but without duplication, the aggregate amount so deducted for (i) non-cash interest charges and amortization of transaction costs with respect to Indebtedness and (ii) amortization of bond discount relating to the Subordinated Debentures.

     "ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "EVENT OF DEFAULT" has the meaning assigned to such term in SECTION 8.1.

     "EXCLUDED EQUITY ISSUANCE" means each issuance of common stock of the Borrower as consideration for (a) Franchisee Acquisitions permitted by
SECTION 7.2.22 or (b) the Transferred Subsidiaries.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum for each day during such period equal to

           (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

           (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "FIRST AMERICAN" means First American National Bank of Nashville, a national banking association.

     "FIRST AMERICAN FACILITY" means the $20,000,000 revolving credit facility provided to the Borrower by First American.

     "FIRST DRAW" means the Borrowings of up to $20,000,000 made on the Closing Date.

     "FISCAL QUARTER" means any quarter of a Fiscal Year and, in the case of the Borrower's initial Fiscal Quarter of a Fiscal Year, means a period of sixteen consecutive weeks, in the case of each of the Borrower's second and third Fiscal Quarters of a Fiscal Year, means a period of twelve consecutive weeks and, in the case of the Borrower's final Fiscal Quarter of a Fiscal Year, means a period of twelve consecutive weeks if the Fiscal Year is comprised of fifty-two weeks and thirteen consecutive weeks if the Fiscal Year is comprised of fifty-three weeks.

     "FISCAL YEAR" means any period of fifty-two or fifty-three consecutive calendar weeks ending on the last Sunday in October of each calendar year; references to a Fiscal Year with a number corresponding to any calendar year (E.G. the "1996 Fiscal Year") refer to the Fiscal Year ending on the last Sunday in October occurring during such calendar year.

     "FRANCHISEE ACQUISITIONS" means (a) any additions to property, plant or equipment of the Borrower or any of its Subsidiaries constituting restaurant or related properties that are acquired from Concept franchisees of the Borrower or (b) the acquisition of capital stock or other ownership interests in such franchisees, but does not include the Acquisition.

     "F. R. S. BOARD" means the Board of Governors of the Federal Reserve System (or any successor).

     "FUNDED DEBT RATIO" means, at any date, the ratio of

           (a)  the Borrower's Consolidated Funded Debt at such time;

TO

           (b) the Borrower's EBITDA for the four Fiscal Quarter Period ending on or just prior to such date.

     "GAAP" is defined in SECTION 1.4.

     "GUARANTY" means any agreement, undertaking, or arrangement by which any Person guarantees, endorses, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to "keep-well" or supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation, or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of the debt, obligation, or other liability guaranteed or supported thereby.

     "HAZARDOUS MATERIAL" means

           (a)  any "hazardous substance", as defined by CERCLA;

           (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

           (c)  any petroleum product; or

           (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement refer to this Agreement as a whole and not to any particular Section or provision of this Agreement.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any Independent Public Accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

           (a)  which is of a "going concern" or similar nature;

           (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

           (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under SECTION 7.2.4.

     "INCLUDING" means including without limiting the generality of any description preceding such term, and, for purpose of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall not be given their widest meaning, shall not be applicable to limit a general statement, which is followed by or referable to any enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "INDEBTEDNESS" of any Person, at a particular time, means all items which, in conformity with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute (a) indebtedness for borrowed money or the deferred purchase price of assets or other property (including, without limitation, all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments but excluding trade payables incurred in the ordinary course of business payable within ninety days of the date thereof); PROVIDED, that for purposes of SECTION 7.2.4 the amount of Indebtedness in respect of the Subordinated LYONS Notes and all other Indebtedness issued on a zero coupon basis shall be the original issue price thereof plus the amount of accrued interest thereon, (b) obligations with respect to any conditional sale agreement or title retention agreement, (c) indebtedness arising under acceptance facilities, in connection with surety or other similar bonds, and the outstanding amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all liabilities secured by any Security Interest in any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (e) obligations under Capitalized Leases, (f) obligations with respect to Rate Swap Agreements, and (g) any asserted withdrawal liability of such Person or a commonly controlled entity to a Multiemployer Plan.

     "INDEPENDENT PUBLIC ACCOUNTANT" means Ernst & Young or any other public accounting firm of recognized national standing selected by the Borrower and consented to by the Required Lenders.

     "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any right to any Security Interest is granted or perfected.

     "INTEREST PERIOD" means, relative to any LIBO Rate Loans, the period which shall begin on (and include) the date on which such LIBO Rate Loans are made pursuant to SECTION 2.3, or continued as or converted into LIBO Rate Loans pursuant to SECTION 2.4, and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter, as the Borrower may select in its relevant notice pursuant to SECTION 2.3 or
SECTION 2.4; PROVIDED, HOWEVER, that:

           (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates falling on more than five different dates;

           (b) absent the timely selection of a new Interest Period for a then outstanding LIBO Rate Loan, such LIBO Rate Loan shall, immediately upon the expiration of such Interest Period, automatically and without further action be converted into a Base Rate Loan;

           (c) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

           (d) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

           (e) the Borrower may not select, and there shall not be applicable, any Interest Period for any Loan requested to be made or continued as, or converted into, LIBO Rate Loans that would end later than the Commitment Termination Date or that would require such Interest Period to be broken by reason of a mandatory prepayment required because of a mandatory commitment reduction provided for in CLAUSE (A) of SECTION 2.2.2.

     "INVESTMENT" means, when used with reference to any investment of the Borrower or any of its Subsidiaries,

           (a) any loan, advance or other extension of credit made by it to any other Person (excluding commission, travel, salary, relocation expenses, and similar advances to officers and employees made in the ordinary course of business);

           (b)  any Guaranty made by such Person; and

           (c) any capital contribution by such Person to, or purchase of stock or other securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person;

and the amount of any Investment shall be the original principal or capital amount thereof less (i) all cash returns of principal or equity thereon and
(ii) in the case of any Guaranty, any reduction in the aggregate amount of liability under such Guaranty to the extent that such reduction is made strictly in accordance with the terms of such Guaranty (and, in each case, without adjustment by reason of the financial condition of such other Person).

     "LENDER" and "LENDERS" have the respective meanings assigned to such terms in the PREAMBLE hereof.

     "LENDER ASSIGNMENT AGREEMENT" means a Lender Assignment Agreement substantially in the form of EXHIBIT J hereto.

     "LENDER DEFAULT" shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (b) a Lender having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under SECTION 2.1 or SECTION 2.7, as the case may be, in either case as a result of any takeover of such Lender by any regulatory authority or agency.

     "LENDER PARTY" or "LENDER PARTIES" has the meaning assigned to such term in SECTION 10.4.

     "LIBO RATE" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender's LIBOR Office in the interbank eurodollar market as at or about 10:00 a.m. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference Lender's LIBO Rate Loan and for a period approximately equal to such Interest Period.

     "LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO RATE (RESERVE ADJUSTED)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

        LIBO Rate           =              LIBO RATE
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from the Reference Lenders, two Business Days before the first day of such Interest Period.

     "LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such below its signature hereto (or designated pursuant to a Lender Assignment Agreement) or such other office, whether or not outside the United States, of such Lender as designated from time to time by notice from such Lender to the Borrower and the Agent which shall be making or maintaining LIBO Rate Loans of such Lender hereunder and through which such Lender, if it is a Reference Lender, determines the LIBO Rate.

     "LIBOR RESERVE PERCENTAGE" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIMITED PARTNERSHIPS" means, collectively, Shoney's Manassas Limited Partnership, Captain D's Manassas Limited Partnership, Pargo's Manassas Limited Partnership, Shoney's - Captain D's-Winchester Limited Partnership and Shoney's of Eufaula, Ltd., as to each of which the Borrower is the general partner and each of which owns restaurant(s) which are leased to the Borrower and/or motel(s) which are leased to ShoLodge, Inc.

     "LOANS" is defined in SECTION 2.1.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Collateral Documents, the Agent's Fee Letter, any Lender Assignment Agreement executed pursuant to this Agreement and each other instrument or document executed and delivered pursuant to or in connection with this Agreement or any thereof.

     "LOAN TO VALUE RATIO" means the ratio, expressed as a percentage, of the aggregate Commitments at any date of determination to the aggregate value of then existing collateral for the Obligations.

     "LYONS INDENTURE" means the indenture, dated as of April 1, 1989, by the Borrower in favor of The Bank of New York, as Trustee, with respect to the Subordinated LYONS Notes as in effect on the Closing Date.

     "MARRIOTT" means the Marriott Corporation, a Delaware corporation, or its Affiliates.

     "MATERIALLY ADVERSE EFFECT" means, relative to any occurrence of whatever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

           (a) the consolidated business, assets, revenues, financial condition, operations, or prospects of the Borrower and its Subsidiaries or the Transferred Subsidiaries; or

           (b) the ability of the Borrower to perform any of its payment or other material obligations under this Agreement, the Notes, the Collateral Documents or any other Loan Documents.

     "MATURITY" means, relative to any Loan, the date on which such Loan is stated to be due and payable in whole or in part (in accordance with the Note evidencing such Loan, this Agreement, or otherwise) or such earlier date when such Loan (or any portion thereof) shall be or become due and payable in whole or in part in accordance with the terms of this Agreement, whether by required prepayment, reduction, declaration, acceleration or otherwise.

     "MEMORANDUM" means the Confidential Information Memorandum dated March, 1996, compiled by Canadian Imperial Bank of Commerce based on information provided by the Borrower.

     "MORTGAGE FINANCING COLLATERAL" means those properties listed on ITEM 1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule (including buildings placed thereon) that have been used to collateralize the debt incurred by the Borrower in the Mortgage Financing Transactions.

     "MORTGAGE FINANCING TRANSACTION" means any program of acquiring or financing land and buildings for restaurant facilities listed on ITEM 1.1 ("Mortgage Financing Collateral") of the Disclosure Schedule.

     "MORTGAGE FINANCING TRANSACTION DOCUMENT" means each agreement, mortgage, security agreement, deed of trust, indenture, note and each other document and instrument relating to a Mortgage Financing Transaction. "MORTGAGE FINANCING TRANSACTION DOCUMENTS" means all such agreements, mortgages, indentures, notes and other documents and instruments.

     "MORTGAGES" means those mortgages, in substantially the form of EXHIBIT G attached hereto, executed and delivered by the Borrower in favor of the Agent and a trustee, where necessary, for the benefit of the Lenders securing the Obligations, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof.

     "MULTIEMPLOYER PLAN" has the meaning assigned to such term under section 3(37) of ERISA.

     "NET DEBT OR EQUITY PROCEEDS" means, (a) with respect to the sale by the Borrower of any stock or warrants or options issued by the Borrower or from the exercise of any warrants or options (excluding, in each case, proceeds received pursuant to employee stock purchase plans, director or employee option plans or other employee benefit plans or from Excluded Equity Issuances); and (b) with respect to the sale, issuance or incurrence of Indebtedness by the Borrower not otherwise permitted by SECTION 7.2.2 but as to which the Borrower has received the prior written consent of the Required Lenders, in each case, the excess of
(i) the gross proceeds received by the Borrower from such sale, exercise, issuance or incurrence over (ii) the sum of all customary fees and expenses with respect to underwriting commissions and related legal, investment banking and accounting fees and disbursements paid in connection therewith.

     "NET PROCEEDS" means the gross proceeds received by the Borrower or any of its Subsidiaries from the sale or other disposition of any of their respective assets (excluding, proceeds from an Excluded Equity Issuance, inventory sold in the ordinary course of business and any item from which Net Debt or Equity Proceeds are received), less customary selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof which are actually paid; PROVIDED, that, if, in accordance with SECTION 7.2.11, the Borrower shall be permitted to receive a note or other instrument as part or all of the consideration for such sale or other disposition, the gross proceeds shall be deemed to include the principal amount of any such note or the amount of the obligation evidenced by any such other instrument; and PROVIDED, FURTHER, that "Net Proceeds" shall be deemed not to include (a) an amount equal to the first $5,000,000 in proceeds (determined by aggregating the gross proceeds from applicable asset sales and dispositions and subtracting therefrom customary selling expenses incurred in connection therewith and good faith estimated taxes payable as a result thereof) realized during each Fiscal Year and (b) any rental payments made to the Borrower under a lease or sublease of Lee's Famous Recipe restaurants permitted under CLAUSE (L) of SECTION 7.2.11.

     "NEW LENDER" has the meaning assigned to such term in SECTION 4.10.

     "1989 MORTGAGE FINANCING TRANSACTION" means the Mortgage Financing Transaction consummated by the Borrower during the 1989 Fiscal Year.

     "NON-DEFAULTING LENDER" means and includes each Lender other than a Defaulting Lender.

     "NOTE" means a promissory note of the Borrower payable to any Lender, in the form of EXHIBIT A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower to the Agent, the Agent and/or the Lenders arising under or in connection with this Agreement and the Notes and all obligations (monetary or otherwise) of the Borrower and its Subsidiaries arising under or in connection with the Collateral Documents or the other Loan Documents.

     "OVERNIGHT FUNDS RATE" means, on any date, a fluctuating interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered in the interbank market to CIBC-NYA as the overnight Federal Funds Rate at or about 10:00 a.m. New York City time on such day (or if such day is not a Business Day, for the next preceding Business Day).

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "PERCENTAGE" means, relative to any Lender, the percentage set forth opposite its signature hereto as its "Percentage", as such percentage may be adjusted from time to time pursuant to a Lender Assignment Agreement executed by such Lender and its Assignee Lender and delivered pursuant to SECTION 10.10.1.

     "PERSON" means any natural person, corporation, firm, trust, partnership, business trust, joint venture, association, government, governmental agency or authority, or any other entity, whether acting in an individual, fiduciary, or other capacity.

     "PLAN" means a "pension plan", as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses (as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA) may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "PLAN OF REORGANIZATION" has the meaning assigned to such term in the SIXTH RECITAL.

     "PLEDGE AGREEMENT" means the pledge agreement, in substantially the form of EXHIBIT F attached hereto, executed and delivered by the Borrower in favor of the Agent for the benefit of the Lenders, securing the Obligations, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the provisions thereof.

     "PLEDGED NOTES" has the meaning assigned to such term in the Pledge Agreement.

     "PLEDGED SHARES" has the meaning assigned to such term in the Pledge Agreement.

     "QUARTERLY PAYMENT DATE" means the twenty-second day of each October, January, April, and July of each year or, if any such day is not a Business Day, the next succeeding Business Day.

     "RATE SWAP AGREEMENT" means any interest rate swap, cap, interest rate collar agreement or similar arrangement entered into, from time to time, by the Borrower and a Swap Party.

     "REALCO" means Shoney's Real Estate, Inc., a special purpose corporation that is a wholly-owned Subsidiary of the Borrower, incorporated under the laws of the State of Tennessee.

     "REFERENCE LENDERS" means, for purposes of determining the LIBO Rate and in connection with other matters pertaining to LIBO Rate Loans, CIBC-NYA, together with any other Lender approved by the Agent and the Borrower and designated in a notice to all Lenders by the Agent to be a Reference Lender.
If all Loans made by a Reference Lender hereunder are assigned, prepaid or repaid and its Commitment assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender and, if as a result of the foregoing, there shall only be one Reference Lender remaining, then the Agent (after consultation with the Borrower) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that, to the extent possible, there shall at all times be at least two Reference Lenders.

     "REGULATORY CHANGE" means, relative to any Lender, any change after the date hereof in any (or the adoption after April 1, 1996 of any new):

           (a) United States Federal or state law or foreign law applicable to such Lender; or

           (b) regulation, interpretation, directive, or request (whether or not having the force of law) applicable to such Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in the immediately preceding CLAUSE (A) or of any fiscal, monetary, or other authority having jurisdiction over such Lender.

     "RELATED PARTIES" is defined in SECTION 9.2.

     "RELEASE" means a "release", as such term is defined in CERCLA.

     "REMODELING EXPENSES" means expenses for the remodeling of restaurant properties recorded on the books and records of the Borrower or its Subsidiaries as additions to property, plant or equipment of the Borrower or such Subsidiary in accordance with GAAP.

     "REPORTABLE EVENT" has the meaning assigned to such term in CLAUSE (A) of
SECTION 6.12.

     "REQUIRED LENDERS" means, at the time any determination thereof is to be made, Non-Defaulting Lenders having an aggregate Adjusted Percentage of more than 50%.

     "RESOURCE CONSERVATION AND RECOVERY ACT" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., as in effect from time to time.

     "RESPONSIBLE OFFICER" means, at the time any determination thereof is to be made, each of those persons who are the Chairman of the Board (if at the time an officer), President, chief financial officer (regardless of the title), Treasurer, corporate controller (regardless of the title), or Secretary of the Borrower.

     "SECOND DRAW" means the Borrowing in a single draw of up to the remaining balance of the Commitment Amount prior to the Commitment Termination Date in accordance with the terms of this Agreement.

     "SECURITY INSTRUMENT" means any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or Instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest or other lien.

     "SECURITY INTEREST" means any interest in any real or personal property or fixture which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

     "SHOLODGE" means ShoLodge, Inc., a Tennessee corporation.

     "SHONEY'S INVESTMENTS" means Shoney's Investments, Inc., a Nevada corporation.

     "STATED MATURITY DATE" means (i) May 3, 1998 or (ii) if the conditions of
SECTION 2.7 are satisfied prior to such date, October 22, 1999.

     "SUBORDINATED DEBENTURES" means the $51,563,000 in aggregate principal amount of TPI's 8.25% Convertible Subordinated Debentures due 2002 issued pursuant to the Subordinated Indenture.

     "SUBORDINATED DEBENTURES TRUSTEE" means The Bank of New York.

     "SUBORDINATED DEBT" means, collectively:

           (a)  the Subordinated Debentures;

           (b)  the Subordinated LYONS Notes; and

           (c) any other indebtedness (other than indebtedness arising out of Mortgage Financing Transactions) of the Borrower for money borrowed and permitted to be outstanding by the Required Lenders in their sole discretion and which is subordinated in form and substance to the Obligations, and which has subordination provisions, terms of payment, interest rates, covenants, remedies, defaults and other material terms, in each case satisfactory in form and substance to the Required Lenders, as evidenced by their written approval thereof.

     "SUBORDINATED INDENTURE" means the Indenture, dated as of July 15, 1992, among TPI, as issuer, and TPIR, as guarantor, and the Borrower and the Subordinated Debentures Trustee, as assumed by the Borrower pursuant to the TPI Subordinated Debt Supplemental Indenture in form and substance acceptable to the Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

     "SUBORDINATED LYONS NOTES" means those zero coupon subordinated, liquid yield option notes due 2004 in an aggregate face amount of $201,250,000 issued on April 11, 1989 as in effect on the date hereof.

     "SUBSIDIARY" means, when used with respect to any corporation, any other corporation more than 50% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

     "SUBSIDIARY GUARANTY" means the guaranty in substantially the form of EXHIBIT H attached hereto, executed and delivered by each Transferred Subsidiary in favor of the Agent for the benefit of the Lenders, as such guaranty may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SWAP PARTY" means any Affiliate, unit, or agency (including CIBC-Bank) of Canadian Imperial Bank of Commerce, or any other Lender (or Affiliate thereof) or any other bank or financial institution acceptable to the Agent, which has agreed to enter into a Rate Swap Agreement.

     "TAXES" has the meaning assigned to such term in SECTION 4.6.

     "TPI" has the meaning assigned to such term in the SIXTH RECITAL.

     "TPI SUBORDINATED DEBT SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture among TPI, as issuer, TPIR, as guarantor, the Borrower and the Subordinated Debentures Trustee, to be executed and delivered in connection with the Assumption.

     "TPIR" means TPI Restaurants, Inc., a Tennessee corporation.

     "TRANSFERRED SUBSIDIARIES" means those Subsidiaries of TPI acquired by Shoney's in connection with the Acquisition and shall include TPIR, TPI Entertainment, Inc., a Delaware corporation, and TPI Insurance Corporation, a Hawaii corporation.

     "UNFUNDED VESTED LIABILITIES" means, relative to any Plan, at any time, the excess (if any) of

           (a) the present value of all vested nonforfeitable benefits under such Plan

OVER

           (b) the fair market value of all Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any Affiliate to the PBGC or the Plan under Title IV of ERISA.

     "UNITED STATES" or "U.S." means the United States of America, its fifty States, and the District of Columbia.

     "WELFARE PLAN" means a "welfare plan", as such term is defined in ERISA.

     SECTION 1.2. USE OF DEFINED TERMS. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context requires, have such meanings when used in the Note, Borrowing Request, Continuation/Conversion Notice, Compliance Certificate, Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document hereafter executed pursuant hereto.

     SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each Loan Document to any Article or Section are references to such Article or Section of this Agreement or such Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article, or definition.

     SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION
6.4. For purposes of Section 7.2.4, any calculation that is made with respect to the results of operations of the Borrower and its Subsidiaries for the Fiscal Quarter in which the Acquisition occurs shall exclude the results of operations of the Transferred Subsidiaries and the amount of debt repaid or assumed by the Borrower (including letters of credit and capitalized leases) in consummation of the Acquisition and the Assumption for such Fiscal Quarter.


                               ARTICLE II

              COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including ARTICLE V), each Lender severally agrees to make loans (relative to such Lender, and of any type, its "LOANS") on the Closing Date and on the date of the Second Draw to the Borrower in a principal amount equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day, PROVIDED that the aggregate principal amount of Loans made on the date of the (i) First Draw shall not exceed $20,000,000, (ii) Second Draw, if the Acquisition is not consummated, shall not exceed $20,000,000 and (iii) Second Draw, if the Acquisition is consummated, shall not exceed the Commitment Amount then in effect; PROVIDED, FURTHER, HOWEVER, no Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans made on such date (a) of all Lenders would exceed the Commitment Amount or (b) of such Lender would exceed such Lender's Percentage of the Commitment Amount. The commitment of each Lender described in this SECTION 2.1 is herein referred to as its "COMMITMENT".

     SECTION 2.2. REDUCTION OF TOTAL COMMITMENT AMOUNT. The Borrower may, from time to time on any Business Day occurring after the time of the First Draw, voluntarily reduce the Commitment Amount; PROVIDED, HOWEVER, that all such reductions shall require at least three Business Days' prior notice to the Agent (which shall promptly give notice thereof to the Lenders) and shall be permanent, and any voluntary partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000. The Commitment Amount shall be reduced to zero on the date of the Second Draw, after giving effect to any Borrowing made on such date.

     SECTION 2.3. BORROWING PROCEDURE. By delivering a Borrowing Request to the Agent (whereupon the Agent shall promptly notify the Lenders thereof) on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably request on, in the case of Base Rate Loans, not less than one nor more than five, and in the case of LIBO Rate Loans, not less than three nor more than five, Business Days' notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $100,000, or, if less, the unused portion of the Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.4. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Agent (which shall promptly give notice thereof to the Lenders), on or before 10:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $100,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); PROVIDED, HOWEVER, that (i) subject to SECTION 4.1, each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION 2.5. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; PROVIDED, HOWEVER, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTION 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. NOTES. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitment Amount on the Closing Date (or, in the case of an Assignee Lender, an amount equal to the assigning Lender's assigned amount). The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced thereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower. If so requested by any Lender in writing to the Borrower and the Agent, the Borrower agrees to execute separate Notes evidencing the LIBO Rate Loans and the Base Rate Loans of such Lender.

     SECTION 2.7. EXTENSION OF MATURITY. If the Borrower has not repaid the Loans and all other Obligations in full or prior to May 3, 1998, the Borrower may, upon at least 30 days prior written notice to the Agent, extend the Stated Maturity Date of the Loans to October 22, 1999. The Loans shall be so extended if on May 3, 1998, the Borrower shall have complied with the terms and conditions of SECTIONS 5.3.1 and 5.3.3 as if the Second Draw were being made thereunder on such date.


                               ARTICLE III

              REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

     SECTION 3.1.1. VOLUNTARY PREPAYMENTS. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that

           (a) any such prepayment of Loans shall be made PRO RATA among Loans of all Non-Defaulting Lenders of the same type and, if applicable, having the same Interest Period; PROVIDED, HOWEVER, FURTHER, that at the Borrower's election, a prepayment made pursuant to this SECTION 3.1.1 may be applied to a Loan of a Defaulting Lender;

           (b) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

           (c) all such voluntary prepayments shall require at least two but no more than five Business Days' prior written notice as to prepayments of Base Rate Loans, and at least three but no more than five Business Days' prior written notice as to prepayments of LIBO Rate Loans, in each case to the Agent (which will promptly notify the other Lenders thereof); and

           (d) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000.

     No voluntary prepayment of principal of any Loans shall in and of itself cause a reduction in the Commitment Amount. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

     SECTION 3.1.2. MANDATORY PREPAYMENTS. Prior to the Stated Maturity Date, the Borrower

           (a) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, repay all (or if only a portion of the Loans are accelerated thereunder, such portion of) the Loans;

           (b) on the day immediately following the date of the receipt by the Borrower or any Subsidiary of Net Proceeds, the Loans shall be immediately repaid in an amount equal to such Net Proceeds;

           (c) on the day immediately following the date of the receipt by the Borrower or any Subsidiary of Net Debt or Equity Proceeds, the Loans shall be immediately repaid in an amount equal to such Net Debt or Equity Proceeds; and

           (d) on the day immediately following the date of sale of any of the restaurants listed on SCHEDULE II, the Loans shall be immediately repaid as required by Section 1.23 of the Mortgages in the respective amounts set forth on SCHEDULE II; PROVIDED, HOWEVER, no such prepayment shall be required if after giving effect to such sale the Loan to Value Ratio shall not exceed 60%.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by SECTION 4.4.

     SECTION 3.1.3.  APPLICATION.  Mandatory prepayments made pursuant to
SECTION 3.1 shall be applied PRO RATA to the outstanding Loans.

     SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this SECTION 3.2.

     SECTION 3.2.1. RATES. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

           (a) on that portion maintained from time to time as Base Rate Loans, equal to the sum of the CIBC Alternate Base Rate from time to time in effect plus the Applicable Margin; and

           (b) on that portion maintained as LIBO Rate Loans, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

     All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. DEFAULT RATES. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), after the Borrower has defaulted in the payment of any other monetary Obligation which has become due and payable, and after the date any other Event of Default shall have occurred (and so long as such Event of Default shall be continuing), the Borrower shall pay interest (after as well as before judgment) on all amounts payable hereunder at a rate per annum equal to

           (a) with respect to LIBO Rate Loans, for the period from the date such Loan becomes due and payable to the end of the applicable Interest Period, the higher of (i) the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin plus a margin of 2% or
     (ii) the CIBC Alternate Base Rate plus the Applicable Margin plus a margin of 2%; and

           (b) in all other cases, the CIBC Alternate Base Rate plus the Applicable Margin plus a margin of 2%.

     SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

           (a)  on the Stated Maturity Date therefor;

           (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

           (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

           (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three month anniversary of the commencement of such Interest Period);

           (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to CLAUSE (C), on the date of such conversion; and

           (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.2.4. INTEREST RATE DETERMINATION. Each Reference Lender agrees to furnish to the Agent timely information for the purpose of determining the LIBO Rate. If any of the Reference Lenders shall be unable or shall otherwise fail to provide notice of a rate to the Agent for any reason other than any circumstance referred to in CLAUSE (A) or (B) of SECTION 4.2, the LIBO Rate shall be determined on the basis of the rate or rates provided in notices of the remaining Reference Lenders.

     SECTION 3.3.  FEES.  The Borrower agrees to pay the fees set forth in this
SECTION 3.3.  All such fees shall be non-refundable.

     SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the account of each Non-Defaulting Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of SECTION 5.3) commencing on the Closing Date and continuing through the Commitment Termination Date, a commitment fee at the rate of 1/2 of 1% per annum on such Lender's Percentage of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such Quarterly Payment Date following the Closing Date, and on the Commitment Termination Date.

     SECTION 3.3.2. AGENT'S FEES. The Borrower agrees to pay to the Agent, for its own account, fees in the amounts, on the dates and in the manner set forth in the Agent's Fee Letter.


                               ARTICLE IV

                CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or directive makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law, rule, regulation, directive or assertion.

     SECTION 4.2.  DEPOSITS UNAVAILABLE.  If

           (a) the Agent (after consulting with the Reference Lenders) shall have determined in good faith and after the Reference Lenders shall have exerted reasonable commercial efforts to obtain quotes for LIBO Rate Loans (which efforts the Reference Lenders agree to exert) that Dollar deposits in the relevant amount and for the relevant Interest Period are not available in the relevant interbank eurodollar market; or

           (b) by reason of circumstances affecting a Reference Lender's LIBO Office's relevant interbank eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon telephonic or telecopy notice from the Agent (which the Agent agrees to give promptly and to confirm in writing if telephonic) to the Borrower and the Lenders (which determination shall be conclusive and binding on the Borrower and the Lenders), the obligations of all Lenders under SECTION 2.3 and
SECTION 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall have notified the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. INCREASED LIBO RATE LOAN COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, including in any case from time to time by reason of:

           (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), any reserve, special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including any F.R.S. Board regulation), or requirement in effect on the date hereof, or as the result of any Regulatory Change; or

           (b) any Regulatory Change which shall subject such Lender to any tax (other than taxes on net income), levy, impost, charge, fee, duty, deduction, or withholding of any kind whatsoever or change the basis of taxation of any Loan maintained as a LIBO Rate Loan and the interest thereon (other than any change which (i) affects, and to the extent that it affects, the taxation of net income or (ii) is determined by reference to net income to the extent so determined).

In any such event, such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) stating the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable in full on the Quarterly Payment Date occurring immediately after receipt by the Borrower of such notice from such Lender, or, if such notice is not given to the Borrower before payment in full of such Lender's Notes, on demand made thereafter. A statement as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by such Lender to the Borrower (with a copy to the Agent) and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of, in each case by reason of action or inaction by the Borrower,

           (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to SECTION 3.1 or otherwise;

           (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

           (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor or not being prepaid in accordance with any prepayment notice given by the Borrower, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.5. INCREASED CAPITAL COSTS. If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or any Loan made by such Lender as a result of such Regulatory Change is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay within 5 days of being notified thereof directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return (except to the extent, if any, that such amount or amounts have already been included in the determination of the applicable interest rate hereunder for the applicable period). A statement of such Lender to the Borrower (with a copy to the Agent) as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION 4.6. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than income and franchise taxes of the United States or any taxing authority thereof or therein and of the country in which any Lender's principal executive office or LIBOR Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded items being called "TAXES").
In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, as notified by the Agent to the Borrower, then the Borrower will

           (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

           (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

           (c) pay to the Agent for the account of such Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower upon written notice will promptly pay such additional amounts (including any penalties, interest or expenses) as are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

     Each Lender which is not a United States person for Federal income tax purposes agrees, to the extent that (i) all income realized by such Lender in respect of the Notes or this Agreement is, or is expected to be, effectively connected with the conduct by such Lender of a trade or business in the United States and is includable in gross income of such Lender for the relevant tax year or (ii) such Lender is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by United States Internal Revenue Service Form 1001 or 4224, to deliver to the Agent and the Borrower, from time to time as requested by the Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any applicable successor form thereto, completed in a manner reasonably satisfactory to the Agent and the Borrower.

     SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the PRO RATA account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time) on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. All payments made to the Agent after the occurrence and during the continuation of any Event of Default shall be applied first to costs and expenses, then to fees, then to interest on Loans and then to principal of Loans. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by CLAUSE (C) of the definition of the term "INTEREST PERIOD" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of SECTIONS 4.3, 4.4, 4.5 and 4.10) in excess of its PRO RATA share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender TO (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. SETOFF. Each Lender shall, upon the occurrence of any Default described in CLAUSES (A) through (D) of SECTION 8.1.4, or with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing Security Interest in any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. REPLACEMENT OF AFFECTED LENDERS. If any Lender becomes an Affected Lender, the Borrower shall have the right, if no Event of Default then exists, to replace such Affected Lender with one or more Lenders, none of whom shall constitute an Affected Lender at the time of such replacement, (collectively, the "NEW LENDER") reasonably acceptable to the Agent, provided that (a) at the time of any replacement pursuant to this SECTION 4.10, the New Lender shall enter into one or more Lender Assignment Agreements, pursuant to which the New Lender shall acquire all of the Commitments and outstanding Loans of such Affected Lender and, in connection therewith, shall pay to such Affected Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of such Affected Lender, and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Affected Lender pursuant to SECTION 3.3 hereof and (b) all obligations of the Borrower owing to such Affected Lender (other than those specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Affected Lender concurrently with such replacement. Upon the execution of a Lender Assignment Agreement, the payment of amounts referred to in clauses (a) and (b) above and, if so requested by the New Lender, delivery to the New Lender of a Note executed by the Borrower (x) such New Lender shall become a Lender hereunder and the Affected Lender shall cease to be a Lender hereunder, except with respect to indemnification provisions under this Agreement which shall survive as to such Affected Lender and (y) the Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of an Affected Lender with one or more New Lenders).

     SECTION 4.11. USE OF PROCEEDS. The Borrower shall apply the proceeds of the Loans from the First Draw for the general corporate purposes of the Borrower and its Subsidiaries and shall apply the proceeds of the Loans from the Second Draw for the general corporate purposes of the Borrower including, but only if the Acquisition is consummated, debt refinancing in connection with the Acquisition; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                               ARTICLE V

                       CONDITIONS TO BORROWINGS

     SECTION 5.1. EFFECTIVENESS AND INITIAL LOANS. This Agreement shall become effective on the Closing Date if each of the following conditions precedent in this SECTION 5.1 shall be fulfilled to the satisfaction of the Agent (and the obligations of the Lenders to make the Loans comprising the First Draw shall be subject to the prior or concurrent satisfaction of each of such conditions):

     SECTION 5.1.1.  RESOLUTIONS, ETC.  The Agent shall have received:

           (a) from the Borrower, a certificate, dated the Closing Date, of its Secretary or any Assistant Secretary as to

                (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Agreement, the Notes, each Collateral Document and each other Loan Document to be executed by it;

                (ii) the incumbency and signatures of the officers of the Borrower (the "AUTHORIZED OFFICERS") authorized to act with respect to this Agreement, the Notes, each Collateral Document and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent);

                (iii)  its Charter;

                (iv)  its By-Laws; and

                (v) that the Credit Agreement has become effective without any waiver, amendment or other modification thereto or the forbearance on the part of any party thereto without the prior written consent of the Agent; and

           (b) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

     SECTION 5.1.2. DELIVERY OF NOTES. The Agent shall have received, for the account of each Lender, such Lender's Note, duly executed and delivered by the Borrower and containing appropriate insertions and conforming to the requirements of SECTION 2.6.

     SECTION 5.1.3. BORROWING REQUEST. The Agent shall have received a Borrowing Request for the Loans to be made as part of the First Draw.

     SECTION 5.1.4. COMPLIANCE CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a duly executed and completed Compliance Certificate (based upon the Borrower's first Fiscal Quarter of Fiscal Year 1996 financial statements), dated the Closing Date.

     SECTION 5.1.5. OFFICER SOLVENCY CERTIFICATE. The Agent shall have received for its benefit and the benefit of each Lender, a favorable certificate of an Authorized Officer of the Borrower, dated as of the Closing Date, substantially in the form of EXHIBIT I attached hereto.

     SECTION 5.1.6. CONSENTS, APPROVALS, ETC. The Agent shall have received copies of all consents, waivers, amendments and other approvals of each Person necessary for the performance of the other transactions contemplated hereby. Each such consent, waiver, amendment and other approval shall be in full force and effect and in form and substance satisfactory to the Agent.

     SECTION 5.1.7. NO MATERIALLY ADVERSE EFFECT. No events shall have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect with respect to the Borrower.

     SECTION 5.1.8. WARRANTIES; NO DEFAULT. The Agent shall have received, with a counterpart for each Lender, from the Borrower a duly executed and delivered certificate of an Authorized Officer, dated as of the Closing Date to the effect provided in SECTION 6.6.

     SECTION 5.1.9. CLOSING FEES AND EXPENSES. The Agent shall have received payment in full of all of the fees required to be paid on the Closing Date in accordance with SECTION 3.3 and the Agent's Fee Letter and shall have received payment in full of its out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with SECTION 10.3 for which invoices have been submitted on or prior to such date.

     SECTION 5.1.10. DATE OF CLOSING. The Closing Date shall have occurred on or prior to May 3, 1996.

     SECTION 5.1.11. INSURANCE COMPLIANCE. The Agent shall have received evidence (including an insurance broker's certificate or letter) reasonably satisfactory to the Agent of compliance with SECTION 7.1.5.

     SECTION 5.1.12. MORTGAGES. The Agent shall have received from the Borrower a Mortgage covering each property listed on ITEM 5.1.12 of the Disclosure Schedule, dated as of the Closing Date, duly executed and delivered by the Borrower in favor of the Agent, together with acknowledgments, satisfactory to the Agent, that such Mortgages have been or contemporaneously shall be duly filed and recorded in such public offices as the Agent shall have specified.

     SECTION 5.1.13. TITLE MATTERS. With respect to each parcel of real property or interest in real property described in the Mortgages, the Agent shall have received the following items:

           (a) an ALTA form loan policy of title insurance, or, if not available, another available form of loan policy of title insurance, in form reasonably satisfactory to the Agent, issued in an amount satisfactory to the Agent by a title insurance company satisfactory to the Agent, subject to no exceptions other than those reasonably acceptable to the Agent, and containing the following endorsements to the extent applicable and available and reasonably required by the Agent: comprehensive endorsement no. 1 as to the properties listed on ITEM 5.1.12 of the Disclosure Schedule, contiguity, doing business, standard form variable rate, first loss, tie-in and last dollar and encroachment;

           (b) copies of all documents referred to in the title insurance policies as creating exceptions to title to the real property subject to the insured mortgage; and

           (c) affidavits from the Borrower satisfactory to the title insurance company insuring the lien of the Mortgage on such property or interest therein as to such matters as such title insurance company may reasonably request.

     SECTION 5.1.14. CREDIT AGREEMENT. The Agent shall have received, with a copy for each Lender, a copy of the Credit Agreement (including all Exhibits and Schedules thereto) certified by an Authorized Officer of the Borrower, as being true and complete. The Credit Agreement shall then become effective without any waiver, amendment or modification thereto or any forbearance by any party thereto without the prior written consent of the Agent.

     SECTION 5.1.15. OPINIONS OF COUNSEL. The Agent shall have received opinions, dated as of the Closing Date and addressed to the Agent and all Lenders, from the following:

           (a) Tuke Yopp & Sweeney, counsel to the Borrower, substantially in the form of EXHIBIT K attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require; and

           (b) Dewey Ballantine, special New York counsel to the Borrower, or other special New York counsel to the Borrower satisfactory to the Agent, substantially in the form of EXHIBIT L attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require.

     SECTION 5.1.16.  [Intentionally Omitted].

     SECTION 5.2. SECOND DRAW. The obligation of each Lender to fund any Loan on the occasion of the Second Draw, if made in connection with the Acquisition, shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2:

     SECTION 5.2.1.  RESOLUTIONS, ETC.  The Agent shall have received:

           (a) from the Borrower, a certificate, dated the Acquisition Date, of its Secretary or any Assistant Secretary as to

                (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Agreement, the Notes, each Collateral Document and each other Loan Document to be executed by it;

                (ii) the incumbency and signatures of the officers of the Borrower (the "AUTHORIZED OFFICERS") authorized to act with respect to this Agreement, the Notes, each Collateral Document and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent);

                (iii)  its Charter; and

                (iv)  its By-Laws.

           (b) from each Transferred Subsidiary which is or will be a party to any Collateral Document, a certificate, dated the Acquisition Date, of its Secretary or any Assistant Secretary as to

                (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of the Subsidiary Guaranty;

                (ii) the incumbency and signatures of the officers of such Transferred Subsidiary (the "AUTHORIZED OFFICERS") authorized to act with respect to the Subsidiary Guaranty (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of such Subsidiary canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent);

                (iii)  its Charter; and

                (iv)  its By-Laws; and

           (c) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

     SECTION 5.2.2. CONSUMMATION OF ACQUISITION AND ASSUMPTION. The Acquisition shall have been consummated in accordance with the terms of the Plan of Reorganization without any waiver, amendment (other than any extension of the required date of consummation of the Acquisition) or modification thereto or the forbearance by any party thereto, in each case, without the prior written consent of the Agent. The Agent shall have received, with a counterpart for each Lender, a true and complete copy of the Plan of Reorganization (and all exhibits and schedules and annexes thereto) certified by an Authorized Officer of the Borrower. Certain opinions of counsel delivered pursuant to the Plan of Reorganization requested by the Agent shall be addressed to the Agent or the Agent shall otherwise be entitled to rely thereon in a manner satisfactory to the Agent. The Assumption shall have been consummated in a manner satisfactory to the Lenders pursuant to the TPI Subordinated Debt Supplemental Indenture and the Lenders and the Agent shall be satisfied with the post-Acquisition and Assumption ownership and legal structure of the Borrower, and with the tax and accounting aspects of the Acquisition and the Assumption.

     SECTION 5.2.3. PRO FORMA BALANCE SHEET. The Agent shall have received a pro forma consolidated balance sheet of the Borrower after giving effect to the Acquisition and the Assumption, satisfactory in form and substance to the Lenders and the Agent.

     SECTION 5.2.4. SUBSIDIARY GUARANTY. The Agent shall have received from each Transferred Subsidiary a counterpart of the Subsidiary Guaranty, dated as of the Acquisition Date, duly executed and delivered by such Transferred Subsidiary in favor of the Agent.

     SECTION 5.2.5. PLEDGE AGREEMENT. The Agent shall have received counterparts of the Pledge Agreement, dated the Acquisition Date, duly executed and delivered by the Borrower in favor of the Agent, together with the certificates evidencing the Pledged Shares and the promissory notes evidencing the Pledged Notes, in each case, identified in ATTACHMENT 1 attached thereto (accompanied by undated stock powers and note powers, as the case may be, duly executed in blank).

     SECTION 5.2.6. NO MATERIALLY ADVERSE EFFECT. No events shall have occurred which, individually or in the aggregate, comprise a Materially
Adverse Effect (i) with respect to the Borrower since October 29, 1995 and (ii) with respect to the Transferred Subsidiaries, since December 31, 1995.

     SECTION 5.2.7. DATE OF CLOSING. The Second Draw shall have occurred on or prior to the Commitment Termination Date.

     SECTION 5.2.8. OPINIONS OF COUNSEL. The Agent shall have received opinions, dated as of the date of the Second Draw and addressed to the Agent and all Lenders, from the following:

           (a) Tuke Yopp & Sweeney, counsel to the Borrower, or other counsel to the Borrower satisfactory to the Agent, substantially in the form of EXHIBIT K attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require;

           (b) Dewey Ballantine, special New York counsel to the Borrower, or other special New York counsel to the Borrower satisfactory to the Agent, substantially in the form of EXHIBIT L attached hereto, and as to such other matters related to the transactions contemplated hereby as the Agent may reasonably require; and

           (c) additional counsel to the Borrower as to such matters related to the transaction as the Agent may reasonably require.

     SECTION 5.2.9.  [Intentionally Omitted].

     SECTION 5.3. ALL BORROWINGS. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing and the Second Draw in the event the Acquisition is not consummated) shall also be subject to the satisfaction of each of the conditions precedent set forth in SECTIONS 5.3.1 through 5.3.3:

     SECTION 5.3.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in SECTION 8.1.3 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

           (a) the representations and warranties set forth in Article VI (excluding, however, those contained in SECTION 6.7) and in each other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

           (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to SECTION 6.7

                (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially Adverse Effect; and

                (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which might have a Materially Adverse Effect; and

           (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.3.2. BORROWING REQUEST. The Agent shall have received a Borrowing Request for such Loans. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the applicable Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Loans
(both immediately before and after giving effect to such Loans and the application of the proceeds thereof), the statements made in SECTION 5.3.1 are true and correct.

     SECTION 5.3.3. SATISFACTORY LEGAL FORM, ETC. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.


                               ARTICLE VI

                           WARRANTIES, ETC.

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto each Lender as set forth in SECTION 6.1 through 6.19. For purposes of this ARTICLE VI, the Transferred Subsidiaries shall be deemed to be Subsidiaries of the Borrower as of the time of the Second Draw (if made in connection with the Acquisition).

     SECTION 6.1. ORGANIZATION, ETC. Each of the Borrower and each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect, and has full power and authority to own or hold under lease its property and to conduct its business substantially as currently conducted by it. The Borrower has full corporate power and authority (a) to enter into and perform its obligations under this Agreement, the Notes, the Collateral Documents and the other Loan Documents, in each case, to which it is or is to be a party, (b)to obtain Loans hereunder, and (c) to grant the Security Interests provided in the Collateral Documents to which it is or is to be a party. Each Subsidiary which is or is to be a party to any Collateral Document or any other Loan Document has full corporate power and authority to enter into and perform its obligations thereunder and to grant the Security Interests provided for therein.

     SECTION 6.2. DUE AUTHORIZATION. The execution and delivery by the Borrower of this Agreement and the Notes, the execution and delivery by each of the Borrower and its Subsidiaries of the Collateral Documents and the other Loan Documents, in each case, to which it is or is to be a party, the performance by each of the Borrower and each of its Subsidiaries of its obligations hereunder and thereunder, the granting of the Security Interests provided for in the Collateral Documents and all Loans obtained hereunder by the Borrower and the other Indebtedness hereunder have been duly authorized by all necessary corporate action, do not (except for filings, recordings, registrations, approvals and consents which have been already made or obtained) require any filing or registration with or approval or consent of any governmental agency or authority, any creditor or any stockholder, do not and will not conflict with, result in any violation of, or constitute any default under (a) any provision of the Charter or By-Laws of the Borrower or any of its Subsidiaries, (b) any material agreement or other material Instrument binding upon or applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries or (c) any present law or governmental regulation or court decree or order applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries, and will not result in or require the creation or imposition of any Security Interest in any of their respective properties pursuant to the provisions of any agreement (excluding, however, the Security Interests created or to be created by the Collateral Documents) or other Instrument binding upon or applicable to the Borrower or any of its Subsidiaries or the property of the Borrower or any of its Subsidiaries.

     SECTION 6.3. VALIDITY, ETC. This Agreement has been duly executed and delivered by the Borrower and is, and each of the Notes and each of the Collateral Documents and other Loan Documents to which the Borrower or any of its Subsidiaries is or is to be a party constitutes or will constitute, on the due execution and delivery thereof, the legal, valid, and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

     SECTION 6.4. FINANCIAL INFORMATION. All balance sheets, all statements of income, shareholders' equity, and cash flows (including such balance sheets and statements for the Fiscal Year ended October 29, 1995 and for the Fiscal Quarter ended February 18, 1996) and all other financial statements which have been delivered hereto or shall hereafter be furnished by or on behalf of the Borrower to any Lender and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly (subject, in the case of the interim unaudited financial statements, to the ultimate outcome of normal recurring accruals) the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. Neither the Borrower nor any Subsidiary has on the date hereof any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described above or in the notes thereto.

     SECTION 6.5. MATERIALLY ADVERSE EFFECT. Since (a) October 29, 1995, with respect to the Borrower and its Subsidiaries other than the Transferred Subsidiaries, and (b) December 31, 1995, with respect to the Transferred Subsidiaries, no events have occurred which, individually or in the aggregate, comprise a Materially Adverse Effect.

     SECTION 6.6. ABSENCE OF DEFAULT. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or in violation of any law or governmental regulation or court decree or order, in any such case, which could result in a Materially Adverse Effect.

     SECTION 6.7. LITIGATION; LABOR CONTROVERSIES, ETC. Except as to matters disclosed to the Lenders in ITEM 6.7 ("Litigation; Labor Controversies") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, arbitration, or governmental investigation or proceeding against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject which

           (a)  if adversely determined, might have a Materially Adverse
     Effect;

           (b) relates to this Agreement, the Notes, the Collateral Documents, the other Loan Documents or the Mortgage Financing Transactions; or

           (c) is pending or threatened as of the date of this Agreement and relates to any Mortgage Financing Transaction or any transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Loan.

     SECTION 6.8. REGULATIONS G, U AND X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan or any Mortgage Financing Transaction will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Less than 25% in value of the Borrower's consolidated assets comprise "margin stock." Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.8 with such meanings.

     SECTION 6.9. GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.10. BURDENSOME AGREEMENTS. Neither the Borrower nor any Subsidiary is or will be a party to any Instrument (other than the Loan Documents, the LYONS Indenture and the Subordinated Indenture) or subject to any charter or other corporate restriction which could have a Materially Adverse Effect.

     SECTION 6.11. TAXES. Each of the Borrower and all of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. No tax liens have been filed with respect to the Borrower or any Subsidiary and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes or charges.

     SECTION 6.12. EMPLOYEE BENEFIT PLANS. Each Plan and, to the best of the Borrower's knowledge, each Multiemployer Plan, complies in all material respects with all applicable requirements of law and regulations, and, except as disclosed on ITEM 6.12 ("Employee Benefit Plans") of the Disclosure Schedule,

          (a) no "Reportable Event", such term being used herein with the meaning provided for it under ERISA, has occurred with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan;

          (b) no steps have been taken to terminate any Plan or to appoint a receiver to administer any Plan or, to the best of the Borrower's knowledge, to terminate or appoint a receiver to administer any Multiemployer Plan, and neither the Borrower nor any of its Subsidiaries has withdrawn from any Multiemployer Plan or initiated steps to do so;

           (c) there is no Unfunded Vested Liability with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, that would result, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, in a Materially Adverse Effect; and

           (d) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA, no condition exists or event or transaction has occurred with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, and neither the Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.13. SUBSIDIARIES. The Borrower has no Subsidiaries, except as set forth in ITEM 6.13 ("Existing Subsidiaries") of the Disclosure Schedule or, after the Closing Date, as permitted pursuant to SECTION 7.2.5 or, after the Acquisition Date, the Transferred Subsidiaries. The Borrower's ownership of such Subsidiaries is set forth in ITEM 6.13 ("Existing Subsidiaries") of the Disclosure Schedule.

     SECTION 6.14. OWNERSHIP OF PROPERTIES, LICENSES AND PERMITS; LIENS. Each of the Borrower and each of its Subsidiaries has valid fee or leasehold interests in all material real property, and good and marketable title to all of its respective material properties and assets, real and personal, of any nature whatsoever, and none of such property is subject to any Security Interest except as permitted pursuant to SECTION 7.2.3. Each of the Borrower and each of its Subsidiaries owns or holds all such licenses or permits as are necessary or desirable in the conduct of its business, except to the extent that the failure to own or hold the same could not have a Materially Adverse Effect.

     SECTION 6.15. PATENTS, TRADEMARKS, ETC. Each of the Borrower and each of its Subsidiaries owns (or is licensed to use) and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of, or (to the Borrower's knowledge) by, other Persons which could have a Materially Adverse Effect. There is no individual patent or patent license or copyright the loss of which could have a Materially Adverse Effect.

     SECTION 6.16. ACCURACY OF INFORMATION. Except as otherwise previously disclosed to the Lenders pursuant to the Disclosure Schedule, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including, without limitation, the Memorandum) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and not incomplete by omitting to state any material fact necessary to make such information not misleading. The projections contained in the Memorandum have been prepared in good faith by the Borrower and represent the Borrower's best estimates, as of the date thereof, of the Borrower's reasonably expected future performance. The representations and warranties of the Borrower and its Subsidiaries contained in the Plan of Reorganization (including representations and warranties contained in any exhibits, schedules and annexes thereto) are true and correct in all material respects.

     SECTION 6.17. SUBORDINATED DEBT. (a) The Borrower has the corporate power and authority to perform the LYONS Indenture and to perform the Subordinated LYONS Notes, and has duly authorized the performance of the LYONS Indenture, and the performance and issuance of the Subordinated LYONS Notes. The Borrower has duly executed and delivered the LYONS Indenture and the Subordinated LYONS Notes and on the Closing Date each constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. The Borrower has delivered true and complete copies of the form of Subordinated LYONS Notes and the LYONS Indenture to the Lenders together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrower, at all times, (i) the subordination provisions of the LYONS Indenture and the Subordinated LYONS Notes will be enforceable against the holders of the Subordinated LYONS Notes by the holder of any Senior Indebtedness (as defined in the LYONS Indenture) which has not effectively waived the benefits thereof, (ii) all Obligations, including the Obligations to pay principal of and interest on the Loans and fees in connection therewith, constitute "Senior Indebtedness", as defined in the Subordinated LYONS Notes, and all such Obligations will be entitled to the benefits of subordination created by the Subordinated LYONS Notes and (iii) all payments of principal of or interest on any Subordinated LYONS Notes made by the Borrower or from the liquidation of its property will be subject to such subordination provisions. At the time of the execution and delivery of the Subordinated LYONS Notes, the Subordinated LYONS Notes were duly registered or qualified under all applicable United States Federal and state securities laws or exempt therefrom. The Borrower acknowledges that each of the Agent and each Lender is entering into this Agreement, and has extended the commitments to make Loans, in reliance upon the subordination provisions contained in the LYONS Indenture and the Subordinated LYONS Notes and this Section.

           (b) The Borrower has the corporate power and authority to assume and to perform the Subordinated Indenture and to assume and to perform the Subordinated Debentures, and has duly authorized such assumption and performance of the Subordinated Indenture, and the performance and issuance of the Subordinated Debentures. Upon the Acquisition Date, the Borrower will have duly assumed the obligations of TPI under the Subordinated Indenture pursuant to the TPI Subordinated Debt Supplemental Indenture and the Subordinated Debentures and each will constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. The Borrower has delivered true and complete copies of the form of Subordinated Debentures and the Subordinated Indenture to the Lenders together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of the Borrower, at all times, (i) the subordination provisions of the Subordinated Indenture and the Subordinated Debentures will be enforceable against the holders of the Subordinated Debentures by the holder of any Senior Indebtedness (as defined in the Subordinated Indenture) which has not effectively waived the benefits thereof,
(ii) all Obligations, including the Obligations to pay principal of and interest on the Loans and fees in connection therewith, constitute "Senior Indebtedness", as defined in the Subordinated Debentures, and all such Obligations will be entitled to the benefits of subordination created by the Subordinated Debentures and (iii) all payments of principal of or interest on any Subordinated Debentures made by the Borrower or from the liquidation of its property will be subject to such subordination provisions. The Borrower acknowledges that each of the Agent and each Lender is entering into this Agreement, and has extended commitments to make Loans, in reliance upon the subordination provisions contained in the Subordinated Indenture and the Subordinated Debentures and this Section.

     SECTION 6.18. THE COLLATERAL DOCUMENTS. The provisions of the Collateral Documents executed by the Borrower in favor of the Agent are effective to create, in favor of the Agent for the benefit of the Lenders, legal, valid and enforceable Security Interests in all right, title and interest of the Borrower in any and all of the collateral described therein, securing the Notes and all other Obligations from time to time outstanding, and each of such Collateral Documents, upon the due filing of UCC-1 Financing Statements and Mortgages and the taking of possession of the Pledged Notes and Pledged Shares as provided in
ARTICLE V, constitute a fully perfected Security Interest in all right, title and interest of the Borrower in such collateral superior in right to any liens, existing or future, which the Borrower or any creditors of or purchasers from, or any other Person, may have against such collateral or interests therein, except to the extent, if any, otherwise provided therein.

     SECTION 6.19. ENVIRONMENTAL WARRANTIES. Except as set forth in ITEM 6.19 ("Environmental Matters") of the Disclosure Schedule:

           (a) , all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in compliance with all Environmental Laws, except where noncompliance would not reasonably be expected to have a Materially Adverse Effect;

           (b)  there are no pending or threatened

                (i) material claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                (ii) material complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law;

           (c) there have been no Releases of Hazardous Materials at, on or under any property now or, until transferred, previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

           (d) the Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except where such failure to have any such permit, certificate, approval, license or other authorization would not reasonably be expected to have a Materially Adversely Effect;

           (e) no property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary is or was listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

           (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect;

           (g) neither the Borrower nor any Subsidiary has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

           (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or, until transferred, previously owned or leased by the Borrower or any Subsidiary that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect; and

           (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.


                               ARTICLE VII

                               COVENANTS

     SECTION 7.1. CERTAIN AFFIRMATIVE COVENANTS APPLICABLE TO THE OBLIGATIONS. The Borrower agrees with the Agent and each Lender that, until all Obligations have been paid and performed in full:

     SECTION 7.1.1. FINANCIAL INFORMATION, ETC. The Borrower will furnish, or will cause to be furnished, to the Agent (in sufficient quantity for distribution to each Lender) copies of the following financial statements, reports and information:

           (a) promptly when available and in any event within ninety days after the close of each Fiscal Year,

                (i) a copy of the Borrower's Annual Report on Form 10-K (excluding exhibits, other than financial statement schedules, unless specifically requested by the Agent, which requests may be made at any time) and related Annual Report to Shareholders for such Fiscal Year, including therein a consolidated balance sheet at the close of such Fiscal Year then ended, and related consolidated statements of income, shareholders' equity, and cash flows (or a statement analogous to such a statement) for such Fiscal Year, of the Borrower and its Subsidiaries, such statements for such Fiscal Year to be audited and accompanied by an audit report issued without Impermissible Qualification by an Independent Public Accountant,

                (ii) a copy of the Director's Report issued by the Borrower's management to the Borrower's Board of Directors for such Fiscal Year, including therein a capital expenditure budget for the next Fiscal Year broken down by Concept and otherwise substantially in the form of, and covering in scope and detail the same matters as, the Director's Report for the Borrower's 1992 Fiscal Year heretofore delivered to the Lenders, accompanied by a consolidated statement of income for the last Fiscal Quarter of such Fiscal Year, setting forth comparative figures for the corresponding Fiscal Quarter of the prior Fiscal Year,

                (iii) a written statement of the Independent Public Accountant, setting forth in reasonable detail a calculation of the financial tests contained in SECTION 7.2.4 at the close of such Fiscal Year, to the effect that it has read the provisions of this Agreement and the Compliance Certificate then being furnished pursuant to CLAUSE (A)(IV) immediately below at the date of such statement and is not aware of any miscalculation in such Compliance Certificate of such financial tests or of any default of a financial nature in the performance by the Borrower of any obligation to be performed by it hereunder, except such miscalculation or default, if any, as may be disclosed in such statement, and

                (iv) a Compliance Certificate calculated as of the close of such Fiscal Year;

           (b) promptly when available and in any event within forty-five days after the close of each of the first three Fiscal Quarters of each Fiscal Year,

                (i) a copy of the Borrower's Quarterly Report on Form 10-Q (excluding exhibits unless specifically requested by the Agent, which requests may be made at any time) for such Fiscal Quarter, including therein (or accompanied by) a consolidated balance sheet at the close of such Fiscal Quarter, and related consolidated statements of income and cash flows (or a statement analogous to such a statement) for such Fiscal Quarter, of the Borrower and its Subsidiaries executed by the principal accounting or financial Authorized Officer of the Borrower,

                (ii) a copy of the Director's Report issued by the Borrower's management to the Borrower's Board of Directors for such Fiscal Quarter, substantially in the form of, and covering in scope and detail the same matters as, the Director's Report dated February 14, 1993 for the Fiscal Quarter of the Borrower ended on such date heretofore delivered to the Lenders, and

                (iii) a Compliance Certificate calculated as of the close of such Fiscal Quarter;

           (c) promptly upon receipt thereof, copies of all detailed financial reports, if any, submitted to the Borrower by an Independent Public Accountant in connection with each annual or interim audit made by such Independent Public Accountant of the books of the Borrower or any of its Subsidiaries;

           (d) in addition to (but without duplication of) any such filings required to be delivered above, promptly upon any filing thereof by the Borrower with the Securities and Exchange Commission, any annual, periodic or special report or registration statement (without exhibits) generally available to the public;

           (e) promptly upon completion or receipt thereof, a copy of all notices, documents, or other Instruments required to be delivered by the Borrower (other than the Subordinated Debentures, the Subordinated LYONS Notes and the Credit Agreement), or received by the Borrower, pursuant to the Subordinated Indenture, the LYONS Indenture, the Credit Agreement or the Plan of Reorganization and not otherwise required to be delivered hereunder;

           (f) promptly but in no event later than ninety days after the close of each Fiscal Year of the Borrower, a copy of updated projections of the Borrower and its Subsidiaries for the next two Fiscal Years, all in detail comparable to those contained in the Memorandum and reasonably satisfactory to the Agent; and

           (g) promptly, such additional financial and other information with respect to the Borrower and its Subsidiaries as any Lender (through the Agent) may from time to time reasonably request.

     SECTION 7.1.2. MAINTENANCE OF CORPORATE EXISTENCES, ETC. Except as permitted by SECTION 7.2.11, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences, rights (charter and statutory, except for changes in statutory rights effected by legislation passed or court decisions rendered after the date hereof) and franchises of the Borrower and each of its Subsidiaries, and the Borrower will continue to own and hold, directly or indirectly, free and clear of all Security Interests (except such as have been created or permitted pursuant hereto or pursuant to the Credit Agreement Collateral Documents or Mortgage Financing Transaction Documents), all of the outstanding shares of capital stock (excluding directors' qualifying shares, if any) of each such Subsidiary.

     SECTION 7.1.3. FOREIGN QUALIFICATION. The Borrower will, and will cause each of its Subsidiaries to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify might have a Materially Adverse Effect.

     SECTION 7.1.4. PAYMENT OF TAXES, ETC. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge, as the same may become due and payable, all federal, state, and local taxes, assessments, and other governmental charges or levies against or on any of its income, profits or property, as well as claims of any kind which, if unpaid, might become a lien upon any one of its properties, and will pay (before they become delinquent) all other material obligations and liabilities; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy, lien, obligation or liability so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 7.1.5. MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, keep all of its material property that is useful and necessary in its business in good working order and condition (ordinary wear and tear excepted) and will maintain or cause to be maintained, at the Borrower's expense, with insurance companies reasonably acceptable to the Agent, insurance with respect to its properties and businesses against such casualties and contingencies and of such types, including, without limitation, replacement cost insurance on all restaurants and plant facilities owned or leased by the Borrower or its Subsidiaries, and in such amounts as is customary in the case of similar businesses (it being understood and agreed that the Borrower may self-insure for workers' compensation, group medical and physical damage to automobiles and may self-insure public liability claims to a maximum of $250,000 per claim) and will, upon request of the Agent or the Required Lenders (through the Agent), furnish to the Agent (in sufficient quantity for distribution to each Lender) at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this SECTION 7.1.5.

     SECTION 7.1.6. NOTICE OF DEFAULT, LITIGATION, ETC. The Borrower will, upon obtaining knowledge thereof, give notice (accompanied by a reasonably detailed explanation with respect thereto) immediately to each Lender and the Agent of:

           (a)  the occurrence of

                (i)  any Default, and

                (ii) any "Event of Default" as defined in the Subordinated Indenture, the LYONS Indenture or the Credit Agreement;

           (b) any litigation, arbitration, labor controversy or governmental investigation or proceeding not previously disclosed by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any of its Subsidiaries or to which any of their respective properties is subject which

                (i) if adversely determined, would have a Materially Adverse Effect, PROVIDED that, for purposes of this SUBCLAUSE (I), any litigation, arbitration, or governmental investigation or proceeding which involves a damage claim of $1,500,000 or less need not be the subject of any such notice unless it is one of a series of claims arising out of the same set of facts or circumstances which, in the aggregate, exceed $10,000,000, or

                (ii) relates to (A) this Agreement, any Collateral Document, any other Loan Document or any specific transaction financed or to be financed in whole or in part directly or indirectly with the proceeds of any Loan, or (B) the Credit Agreement or any Mortgage Financing Transaction which, if adversely determined, would have a Materially Adverse Effect, PROVIDED that, for purposes of this SUBCLAUSE (II)(B), any litigation, arbitration, or governmental investigation or proceeding which involves a damage claim of $1,500,000 or less need not be the subject of any such notice unless it is one of a series of claims arising out of the same set of facts or circumstances which, in the aggregate, exceed $10,000,000 or (C) the Plan of Reorganization;

           (c) any material adverse development which shall occur in any litigation, labor controversy, arbitration, or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders;

           (d) any development in the business, operations, financial condition or prospects of the Borrower and its Subsidiaries (taken as a whole) which, in the reasonable judgment of the Borrower, has a reasonable likelihood of having a Materially Adverse Effect;

           (e) the occurrence of a Reportable Event under, or the institution of steps by the Borrower or any of its Subsidiaries to withdraw from, or the institution of any steps to terminate, any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan, or the failure to make a required contribution to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan, or the occurrence of any event with respect to any Plan or, to the best of the Borrower's knowledge, any Multiemployer Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or the occurrence of any material increase in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement Welfare Plan benefit, and in each case the action which the Borrower proposes to take with respect thereto; and

           (f) any material notices (including, without limitation, notices of default or of acceleration thereunder) it receives from the Subordinated Debentures Trustee and of any appointments of any successors to any such Trustee.

     SECTION 7.1.7. PERFORMANCE OF INSTRUMENTS. The Borrower will, and will cause each of its Subsidiaries to, promptly and faithfully perform all of its Obligations hereunder, under the Notes, under each Collateral Document, under each other Loan Document and under the Plan of Reorganization.

     SECTION 7.1.8. BOOKS AND RECORDS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent or any Lender or any of their respective representatives, at reasonable times and intervals during ordinary business hours, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorizes such independent accountants to discuss its financial matters with any Lender or its representatives) and examine and make abstracts or photocopies from any of its books or other corporate records, all at the Borrower's expense for any charges imposed by such accountants or for making such abstracts or photocopies.

     SECTION 7.1.9. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of its Subsidiaries to, exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which might have a Materially Adverse Effect.

     SECTION 7.1.10. FISCAL YEAR. On the Acquisition Date the Borrower shall cause the Transferred Subsidiaries to change their fiscal year to become the Fiscal Year.

     SECTION 7.1.11. SUBSTITUTION AND RELEASE OF MORTGAGED PROPERTY. The Borrower may, in any Fiscal Year, substitute operating restaurant properties of the Borrower for properties subject to Mortgages constituting up to 20% of the aggregate net book value of such properties, such substituted properties to be of equal or greater value than the properties subject to such a Mortgage being so exchanged, in each case as determined by the valuations described below; PROVIDED, that the Agent shall have received between sixty and thirty days prior to such substitution of such properties, for its benefit and the benefit of the Lenders, addressed to the Agent and the Lenders, in reasonable detail and otherwise in form and substance satisfactory to the Agent and the Required Lenders, valuations conducted by Marshall & Stevens, or other independent appraisers satisfactory to the Agent, of the properties to be transferred, PROVIDED, HOWEVER, that if a property to be substituted was built within one year of the proposed substitution, the substituted property shall be valued at the actual cost of such property being substituted. The Agent shall from time to time release its Security Interest in one or more of the properties subject to Mortgages upon the prepayment of the Loans in accordance with SECTION 3.1.2(D) and Section 1.23 of the Mortgages.

     SECTION 7.1.12. REFINANCING. The Borrower shall use its best efforts (including the obtaining the consent of the Lenders under the Credit Agreement thereto) to issue or sell debt or other securities or to consummate asset sales to obtain funds sufficient to prepay in full the Loans, Notes and other Obligations.

     SECTION 7.2. CERTAIN NEGATIVE COVENANTS. The Borrower agrees with the Agent and each Lender that, until the Obligations have been paid and performed in full:

     SECTION 7.2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary (other than Realco) to, engage in any business activity, except the businesses of operating and franchising restaurants and conducting manufacturing operations reasonably related to the food business, distribution centers, a meat plant, an insurance business which provides certain insurance services and certain other services related thereto, and such activities as its Board of Directors reasonably determines are incidental or related thereto.

     SECTION 7.2.2. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

           (a) Indebtedness of the Borrower in respect of the Loans and the other Obligations;

           (b) Indebtedness of the Borrower in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding (inclusive of the aggregate outstanding principal amount of Indebtedness of the Borrower disclosed in ITEM 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule);

           (c) other Indebtedness of the Borrower or any of its Subsidiaries outstanding on the Closing Date and either (i) reflected in the financial statements delivered to the Lenders prior to the Closing Date pursuant to
     SECTION 6.4 or (ii) disclosed in ITEM 7.2.2 ("Existing Indebtedness") of the Disclosure Schedule, so long as, except to the extent expressly permitted in SECTION 7.2.3(B), such Indebtedness shall not be secured by any of the collateral under the Collateral Documents;

           (d) Indebtedness of the Borrower or any of its Subsidiaries which is an Investment permitted by SECTION 7.2.5;

           (e) Indebtedness in an aggregate principal amount not to exceed $3,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to one or more vendors in the aggregate of any assets to finance its acquisition of such assets;

           (f) obligations of the Borrower under Capitalized Leases; PROVIDED that the aggregate capitalized amount payable under all such Capitalized Leases shall not exceed $45,000,000;

           (g) Indebtedness of the Borrower in respect of letters of credit (other than any letter of credit issued in connection with the Mortgage Financing Transactions to directly support Indebtedness permitted under clause (i) below) in an aggregate amount not to exceed $40,000,000 at any one time outstanding for all such letters of credit;

           (h) Indebtedness incurred by the Borrower under and in connection with any Rate Swap Agreement;
           (i) Indebtedness incurred by the Borrower under and in connection with the Mortgage Financing Transactions and refinancings thereof (A) made pursuant to Mortgage Financing Transaction Documents and (B) in which the principal amount of such Indebtedness is not increased thereby;

           (j) Indebtedness of the Borrower and TPIR in respect of the Subordinated Debentures;

           (k) Indebtedness of the Borrower and the Transferred Subsidiaries in respect of the Credit Agreement and any refinancing, in whole or in part, thereof; and

           (l) Indebtedness of the Transferred Subsidiaries existing on the Acquisition Date (after giving effect to any refinancing thereof on such date with the proceeds of the Loans advanced on such date) and not incurred in contemplation of the Acquisition;

PROVIDED that no Indebtedness otherwise permitted to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Event or Default shall have occurred and be continuing.

     SECTION 7.2.3. SECURITY INTERESTS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist any Security Interest upon any of its revenues, property (including without limitation fixed assets, inventory, real property, intangible rights and stock) or other assets, whether now owned or hereafter acquired, except:

           (a) Security Interests in favor of the Agent for the benefit of the Lenders under the Collateral Documents to secure the Loans and other Obligations;

           (b) Security Interests which (i) were granted prior to July 28, 1995 to secure any Indebtedness permitted by CLAUSE (C) of SECTION 7.2.2 and which are disclosed in ITEM 7.2.3 ("Existing Liens") of the Disclosure Schedule or in the financial statements referred to in such clause or (ii) were created between July 28, 1995 and the Closing Date and are otherwise permitted under this SECTION 7.2.3;

           (c) Security Interests securing obligations under any purchase money Indebtedness permitted by CLAUSE (E) of SECTION 7.2.2 in the property subject thereto and Security Interests securing obligations in respect of letters of credit permitted by CLAUSE (G) of SECTION 7.2.2 in the goods financed with such letters of credit, PROVIDED that neither such purchase money Indebtedness nor such obligations in respect of letters of credit shall be secured by any of the collateral granted under the Collateral Documents and any Security Interests relating thereto shall not be spread to cover any other property;

           (d) liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of SECTION 7.1.4;

           (e) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower in accordance with GAAP to the extent required under such principles;

           (f) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases, and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

           (g) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries;

           (h) judgment liens securing amounts not in excess of $1,000,000 in existence less than thirty days after the entry thereof or with respect to which execution has been stayed or with respect to which the appropriate insurance carrier has agreed in writing that there is full coverage (subject to a customary deductible not in excess of $1,000,000) by insurance;

           (i) Security Interests permitted under clause (i) of SECTION 7.2.3 of the Credit Agreement;

           (j) Security Interests securing the Indebtedness incurred in the Mortgage Financing Transactions and attaching to Mortgage Financing Collateral;

           (k) the license for the use of the "Shoney's Inn" service mark granted to ShoLodge, Inc. by the Borrower pursuant to the License Agreement dated October 25, 1991;

           (l) Security Interests granted by the Borrower and its Subsidiaries (other than the Transferred Subsidiaries) under the Collateral Documents (as defined in the Credit Agreement);

           (m) Security Interests in collateral valued at no greater than $30,000,000 granted by the Borrower to secure its obligations under the First American Facility; and

           (n) Security Interests in secured indebtedness permitted under CLAUSE (L) of SECTION 7.2.2, which Security Interests do not attach to any other assets of the Borrower or its Subsidiaries.

     SECTION 7.2.4.  FINANCIAL CONDITION.

           (a) Prior to and including the Fiscal Quarter in which the Acquisition is consummated, and adjusted in accordance with SECTION 1.4, the Borrower will not permit:

                (i) Consolidated Net Worth on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth below:

PERIOD                                         Minimum
                                             Consolidated
                                              NET WORTH
Second Fiscal Quarter of Fiscal Year 1996                   $(120,000,000)
Third Fiscal Quarter of Fiscal Year 1996                    $(100,000,000)
Fourth Fiscal Quarter of Fiscal Year 1996                   $ (75,000,000)
First Three Fiscal Quarters of Fiscal Year 1997             $ (75,000,000)
Fourth Fiscal Quarter of Fiscal Year 1997                   $ (25,000,000)
First Three Fiscal Quarters of Fiscal Year 1998             $ (25,000,000)
Fourth Fiscal Quarter of Fiscal Year 1998                   $  50,000,000
First Three Fiscal Quarters of Fiscal Year 1999             $  50,000,000
Fourth Fiscal Quarter of Fiscal Year 1999                   $ 140,000,000
and thereafter

                (ii) the Funded Debt Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

PERIOD                                       Maximum Funded
                                               DEBT RATIO
Second and Third Fiscal Quarters of
Fiscal Year 1996                                4.70:1.00

Fourth Fiscal Quarter of Fiscal Year
1996                                            4.25:1.00
First Three Fiscal Quarters of Fiscal
Year 1997                                       4.25:1.00

Fourth Fiscal Quarter of Fiscal Year
1997                                            3.25:1.00
First Three Fiscal Quarters of Fiscal
Year 1998                                       3.25:1.00

Fourth Fiscal Quarter of Fiscal Year
1998                                            2.50:1.00
First Three Fiscal Quarters of Fiscal
Year 1999                                       2.50:1.00

Fourth Fiscal Quarter of Fiscal Year
1999 and thereafter                             2.00:1.00

                (iii) Consolidated Funded Debt as of the end of any Fiscal Quarter during any period set forth below to be more than the amount set forth below opposite such period:

                                              Maximum
PERIOD                                     CONSOLIDATED DEBT
Second and Third Fiscal Quarters
of Fiscal Year 1996				$585,000,000

Fourth Fiscal Quarter of
Fiscal Year 1996                                $520,000,000

First Three Fiscal Quarters
of Fiscal Year 1997                             $520,000,000

Fourth Fiscal Quarter of
Fiscal Year 1997                                $495,000,000

First Three Fiscal Quarters
of Fiscal Year 1998                             $495,000,000

Fourth Fiscal Quarter of
Fiscal Year 1998                                $460,000,000

First Three Fiscal Quarters
of Fiscal Year 1999                             $460,000,000

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter                 $460,000,000

                (iv) the Adjusted Interest Coverage Ratio to be less than the ratio set forth below as of the end of any Fiscal Quarter during any period set forth below opposite such ratio:

                                            Minimum Adjusted
PERIOD                                  INTEREST COVERAGE RATIO
Second and Third Fiscal Quarters
of Fiscal Year 1996                     1.25:1.00

Fourth Fiscal Quarter
of Fiscal Year 1996                     1.00:1.00

First Fiscal Quarter
of Fiscal Year 1997                     1.20:1.00

Second Fiscal Quarter
of Fiscal Year 1997                     1.40:1.00

Third Fiscal Quarter
of Fiscal Year 1997                     1.60:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                     2.10:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                     2.10:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                     3.20:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                     3.20:1.00

Fourth Fiscal Quarter
of Fiscal Year 1999
and thereafter                          4.00:1.00

                (v) the Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                            Minimum Consolidated Fixed
PERIOD                         CHARGE COVERAGE RATIO

Last Three Fiscal Quarters
of Fiscal Year 1996                1.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                1.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                1.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                1.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                1.10:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                1.10:1.00

Fourth Fiscal Quarter of Fiscal
Year 1999 and thereafter           1.50:1.00


           (b) If the Acquisition is consummated, beginning with the first Fiscal Quarter after the Fiscal Quarter in which the Acquisition is consummated, the Borrower will not permit:

                (i) Consolidated Net Worth on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the amount set forth below:

                                             Minimum Consolidated
PERIOD                                       NET WORTH
Fourth Fiscal Quarter of Fiscal
Year 1996				     $(15,000,000)

First Three Fiscal Quarters of Fiscal
Year 1997                                    $(15,000,000)

Fourth Fiscal Quarter of Fiscal Year 1997    $ 10,000,000

First Three Fiscal Quarters of Fiscal
Year 1998                                    $ 10,000,000

Fourth Fiscal Quarter of Fiscal Year 1998    $ 50,000,000

First Three Fiscal Quarters of Fiscal
Year 1999                                    $ 50,000,000

Fourth Fiscal Quarter of Fiscal Year
1999 and thereafter			     $100,000,000

                (ii) the Funded Debt Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth below opposite such period:

                                               Maximum Funded
PERIOD                                           DEBT RATIO
Fourth Fiscal Quarter of Fiscal Year
1996                                              5.05:1.00

First Three Fiscal Quarters of Fiscal
Year 1997                                         5.05:1.00

Fourth Fiscal Quarter of Fiscal Year
1997                                              3.90:1.00

First Three Fiscal Quarters of Fiscal
Year 1998                                         3.90:1.00

Fourth Fiscal Quarter of Fiscal Year
1998                                              3.10:1.00

First Three Fiscal Quarters of Fiscal
Year 1999                                         3.10:1.00

Fourth Fiscal Quarter of Fiscal Year
1999 and thereafter                               2.51:1.00

                (iii) Consolidated Funded Debt as of the end of any Fiscal Quarter during any period set forth below to be more than the amount set forth below opposite such period:

                                           Maximum
PERIOD                                     CONSOLIDATED DEBT
Fourth Fiscal Quarter
of Fiscal Year 1996                        $640,000,000

First Three Fiscal Quarters
of Fiscal Year 1997                        $640,000,000

Fourth Fiscal Quarter of
Fiscal Year 1997                           $633,000,000

First Three Fiscal Quarters
of Fiscal Year 1998                        $633,000,000

Fourth Fiscal Quarter of
Fiscal Year 1998                           $582,000,000

First Three Fiscal Quarters
of Fiscal Year 1999                        $582,000,000

Fourth Fiscal Quarter of
Fiscal Year 1999 and thereafter            $538,000,000

                (iv) the Adjusted Interest Coverage Ratio to be less than the ratio set forth below as of the end of any Fiscal Quarter during any period set forth below opposite such ratio:

                               Minimum Adjusted
PERIOD                      INTEREST COVERAGE RATIO

Fourth Fiscal Quarter
of Fiscal Year 1996                2.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                2.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                2.00:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                2.00:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                2.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                2.25:1.00

Fourth Fiscal Quarter
of Fiscal Year 1999 and
thereafter                         3.00:1.00

                (v) the Consolidated Fixed Charge Coverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period below:

                              Minimum Consolidated Fixed
PERIOD                           CHARGE COVERAGE RATIO
Fourth Fiscal Quarter
of Fiscal Year 1996                     1.05:1.00

First Three Fiscal Quarters
of Fiscal Year 1997                     1.05:1.00

Fourth Fiscal Quarter
of Fiscal Year 1997                     1.05:1.00

First Three Fiscal Quarters
of Fiscal Year 1998                     1.05:1.00

Fourth Fiscal Quarter
of Fiscal Year 1998                     1.25:1.00

First Three Fiscal Quarters
of Fiscal Year 1999                     1.25:1.00

Fourth Fiscal Quarter of Fiscal
Year 1999                               1.25:1.00

     SECTION 7.2.5. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume, or suffer to exist any Investment in any other Person, except:

           (a) Investments or options to make Investments in any Person existing on the Closing Date and identified in ITEM 7.2.5 ("Existing Investments") of the Disclosure Schedule;

           (b)  Cash Equivalent Investments by the Borrower and its
     Subsidiaries;

           (c) Investments made after the Closing Date (x) by the Borrower and its Subsidiaries (other than Realco or any Transferred Subsidiary) in wholly-owned Subsidiaries, or (y) by any Subsidiary of the Borrower in the Borrower, by way of contributions to capital or loans or advances, so long as (i) the aggregate amount of all such Investments made after the Closing Date in all wholly-owned Subsidiaries (other than Commissary Operations, Inc., BarbWire's of Kansas, Inc., Shoney's of Michigan, Inc. and the Transferred Subsidiaries) shall not exceed $2,500,000 at any one time,
     (ii) all such Investments in Commissary Operations, Inc. shall be made as loans or advances in the ordinary course of business to provide for the cash needs of Commissary Operations, Inc. and (iii) all such Investments by any Subsidiary in the Borrower by way of loans or advances shall be subordinated in form and substance to the Obligations, such subordination to include subordination provisions, and all other material terms, reasonably satisfactory in form and substance to the Agent, as evidenced by its written approval thereof;

           (d) Investments by the Borrower or any Subsidiary in accounts and notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business and, in the case of notes receivable, do not exceed $15,000,000 in the aggregate outstanding at any one time;

           (e)  any Guaranty permitted to be made by SECTION 7.2.8;

           (f) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the purchase or acquisition by the Borrower or any Subsidiary (other than any Transferred Subsidiary) of all or substantially all of the capital stock of any Person if such Investment is permitted by SECTION 7.2.22;

           (g) other Investments by the Borrower or any Subsidiary in an aggregate amount at any one time outstanding not to exceed $2,000,000;

           (h) Investments in ShoLodge made pursuant to the exercise of options or warrants currently held by the Borrower or any subsidiary, as such options or warrants may be adjusted in accordance with their terms for anti-dilution purposes;

           (i)  any Investments permitted under SECTION 7.2.22; and

           (j) Investments made by the Borrower in the Transferred Subsidiaries in connection with the Acquisition;

PROVIDED, HOWEVER, that

                (i) any Investment which when made complies with the requirements of the definition of the term "CASH EQUIVALENT INVESTMENT" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                (ii) no Investment otherwise permitted by CLAUSES (F) or (G) of this SECTION 7.2.5 shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION 7.2.6.  RESTRICTED PAYMENTS, ETC.

           (a) The Borrower will not declare, pay, or make any dividend or distribution (in cash, property, or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its stock, or warrants, options or rights to purchase its stock, or splitups or reclassification of its stock into additional or other shares of its stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property, or assets to the purchase, redemption, sinking fund, or other retirement of any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or of any warrants, options or other rights to acquire shares of any class of capital stock of the Borrower;

           (b) the Borrower will not, and will not permit any of its Subsidiaries to, pay, prepay or repay any principal of, or make any payment of interest on, or redeem, purchase, set aside any funds for or defease, or give any notice of redemption for, or purchase or otherwise acquire, any Subordinated Debt; and

           (c) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes;

PROVIDED, HOWEVER, that

                (i) the Borrower may accrue zero coupon interest on the Subordinated LYONS Notes;

                (ii) the Borrower may elect to purchase any Subordinated LYONS Notes with cash under Section 3.08 of the LYONS Indenture only if, at least 60 days prior to the date any payment in cash would be desired to be made, the Borrower shall have provided written notice to the Agent and the Lenders of its desire to purchase such Subordinated LYONS Notes in cash and the Approving Lenders, in their sole discretion, shall have notified the Borrower prior to such desired purchase date that they will permit such purchase (any failure to respond by the Approving Lenders being deemed to be a rejection of such request to make such purchase in cash). The Borrower may elect to purchase Subordinated LYONS Notes with shares of its common stock in accordance with Section 3.08 of the LYONS Indenture without the consent of any Lender;

                (iii) the Borrower may, subject to the subordination provisions applicable to the Subordinated Debt, make payments of interest accrued thereon when due; and

                (iv) the Borrower may, in accordance with the terms and provisions of Section 11.03 of the LYONS Indenture, issue checks with respect to the cash portion of fractional shares receivable in connection with a conversion of the Subordinated LYONS Notes; and

                (v) the Borrower may, in accordance with the terms and provisions of the Subordinated Indenture and the Subordinated Debentures, issue checks with respect to the cash portion receivable by a holder in connection with a conversion (in whole or in part) of such holder's Subordinated Debentures.

     SECTION 7.2.7. CONSOLIDATED CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year (including, without duplication, in connection with expenditures made pursuant to and permitted by CLAUSES (C) and (D) of SECTION 7.2.11) which do not exceed, in the aggregate, the amount set forth opposite such Fiscal Year below:

FISCAL YEAR                     MAXIMUM AMOUNT
1996 Fiscal Year            	$ 75,000,000
1997 Fiscal Year            	$ 95,000,000
1998 Fiscal Year            	$ 95,000,000
1999 Fiscal Year            	$ 95,000,000

     PROVIDED, HOWEVER, that (i) to the extent that the maximum amount of Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries in any Fiscal Year, without giving effect to this PROVISO, exceeds the aggregate amount actually incurred during such Fiscal Year, the lesser of one hundred percent of the amount of such excess or $10,000,000 may be carried forward to the next Fiscal Year and (ii) in the Fiscal Years (but no later than the 1997 Fiscal Year) in which the Borrower is required to acquire restaurant properties from Marriott or Thompson Hospitality, L.P., either directly or pursuant to the Borrower's obligations under the Restaurant Sale and Purchase Agreement dated May 20, 1992, by and among the Borrower, Marriott Family Restaurants, Inc., Marriott Corporation and Thompson Hospitality, L.P., Consolidated Capital Expenditures in respect of such Fiscal Year shall be increased by an amount not to exceed $5,000,000 in the aggregate for all such Fiscal Years, and PROVIDED, FURTHER, that (i) there shall be excluded from Consolidated Capital Expenditures undeveloped real estate designated as Mortgage Financing Collateral prior to such time that restaurants constructed on such real estate are open and operating and (ii) the aggregate amount of Capital Expenditures made by the Transferred Subsidiaries shall not exceed $17,000,000 in any Fiscal Year (excluding the value of any Concept store transferred to a Transferred Subsidiary by the Borrower).

     SECTION 7.2.8. GUARANTIES. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise be or become liable with respect to any Guaranties (including, without limitation, obligations arising by reason of general partnership interests), except:

           (a)  the Subsidiary Guaranty;

           (b)  (i) Guaranties existing on the Closing Date and disclosed in
     ITEM 7.2.8 ("Existing Guaranties") of the Disclosure Schedule and
     (ii)guaranties replacing such guaranties so long as such replacement guaranty does not increase the amount of obligations guarantied thereby and the other terms and conditions of such replacement guaranty are no more onerous to the Borrower than those of the guaranty so replaced;

           (c) Guaranties entered into in the ordinary course of business of service performance by the Borrower with respect to certain franchise obligations of Shoney's of Canada, Inc., all as more particularly described in ITEM 7.2.8 ("Existing Guarantees") of the Disclosure Schedule;

           (d) Guaranties constituting obligations of the Borrower in its capacity as general partner of the Limited Partnerships, which Guaranties shall not exceed $2,000,000 in aggregate amount at any time outstanding;

           (e) in the case of the Borrower and its Subsidiaries, other Guaranties in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

           (f) the Guaranty of certain reimbursement obligations of Shoney's Inn of Baton Rouge pursuant to the Letter of Credit, Reimbursement and Guaranty Agreement between Shoney's Inn of Baton Rouge, the Borrower and First Union National Bank of North Carolina dated as of April 1, 1995;

           (g)  the Subsidiary Guaranty (as defined in the Credit Agreement);
     and

           (h) the Guaranty by TPIR of the Subordinated Debentures and other obligations of the Borrower under the Subordinated Indenture.

     SECTION 7.2.9. LEASE OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which involves the leasing by the Borrower or such Subsidiary from any lessor of any real or personal property (or any interest therein), if such arrangement, together with all other such arrangements which shall then be in effect, will result in any Fiscal Year in Consolidated Lease Expense of the Borrower and its Subsidiaries in excess of $20,000,000.

     SECTION 7.2.10. TAKE OR PAY CONTRACTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property, or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other property, or services are delivered or furnished to the Borrower or such Subsidiary.

     SECTION 7.2.11. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind-up, liquidate or dissolve itself (or suffer any thereof), consolidate or amalgamate with or merge into or with any other corporation or any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets (including, without limitation, any stock or receivables), in one transaction or a series of transactions, to any Person or Persons except:

           (a) any Subsidiary (other than a Transferred Subsidiary which is not TPI Commissary, Inc. or TPI Transportation, Inc.) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned direct or indirect Subsidiary; PROVIDED, that the surviving corporation duly assumes all obligations of each thereof and executes any documents reasonably requested by the Agent in connection therewith;

           (b)  the sale of inventory in the ordinary course of business;

           (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the purchase or acquisition by the Borrower of all or substantially all of the assets or stock of any Person to the extent the same would otherwise be permitted by SECTION 7.2.22;

           (d) so long as no Default has occurred and is continuing or would occur after giving effect thereto, any Subsidiary (other than a Transferred Subsidiary) may merge with any other corporation permitted to be acquired pursuant to CLAUSE (C) of this SECTION 7.2.11 and may be created and capitalized for such purposes to the extent the same would otherwise be permitted by SECTION 7.2.22;

           (e) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the sale of assets or properties by the Borrower or any such Subsidiary for at least 80% cash (unless the Required Lenders otherwise agree) and for fair value (as reasonably determined by the Board of Directors of the Borrower or Authorized Officers of the Borrower as authorized by the Board of Directors) to Persons other than Affiliates, PROVIDED that (i) the provisions of CLAUSE (C) of SECTION
     3.1.2 are complied with, (ii) assets and properties with an aggregate book value of no more than 10% of the Borrower's consolidated tangible assets as determined in accordance with GAAP consistently applied are sold in any Fiscal Year (unless the Required Lenders otherwise agree), (iii) the terms and conditions of any non-cash proceeds of such sale are in form and substance satisfactory to the Agent and (iv) the value of the Collateral after giving effect to such sale is in an amount sufficient to cause the Loan to Value Ratio to not exceed 60%.

           (f) the sale of equipment which, in the Borrower's reasonable discretion, is obsolete or no longer fit for use in the business of the Borrower or any of its Subsidiaries;

           (g) the leasing by the Borrower or its Subsidiaries of restaurant facilities, the operations of which have been franchised or sold to one or more franchisees of the Borrower, which franchisees shall operate such restaurant facilities thereafter pursuant to a franchise agreement with the Borrower;

           (h)  [Intentionally Omitted];

           (i) the leasing by the Borrower or its Subsidiaries of real properties (and related equipment and fixtures) to non-franchisees (i) as set forth in ITEM 7.2.11 of the Disclosure Schedule having an aggregate net book value not exceeding approximately $7,475,000 and (ii) with respect to leases entered into after the Closing Date, having an aggregate net book value not in excess of $10,000,000 at any time and, in each case, provided such leases are subordinate to the Security Interests of the Collateral Documents;

           (j) leases of assets permitted by clause (j) of SECTION 7.2.11 of the Credit Agreement;

           (k) the disposition, leasing or subleasing by the Borrower of up to 40 restaurants (which may constitute Collateral) consisting of up to twenty "Shoney's" Concept restaurants and up to twenty "Captain D's" Concept restaurants which restaurants the Borrower has determined are no longer necessary or useful for the continuing business of the Borrower; and

           (l) the leasing or subleasing by the Borrower of up to ten (10) Lee's Famous Recipe Concept restaurants to RTM Inc. (or to a sublessee or lessee designated by RTM Inc.).

     SECTION 7.2.12. MODIFICATION, ETC. OF SUBORDINATED DEBT. The Borrower will not consent to or enter into any amendment, supplement or other modification of any subordination provision (including, without limitation, any provision of Article XII of, and the definitions of Senior Indebtedness and Indebtedness contained in, the Subordinated Indenture or the LYONS Indenture) contained in any agreement or instrument evidencing or governing Subordinated Debt, any sinking fund provision or terms of required repayment or redemption or acquisition of Subordinated Debt contained in any agreement or instrument evidencing or governing any Subordinated Debt that has the effect of shortening the amortization thereof, or any provision relating to interest rates (if the effect thereof is to increase such rates), remedies, defaults or contractual restrictions on the activities or condition of the Borrower, or any other provision which could be material to the interests or privileges of the Lenders as holders of Senior Indebtedness, contained in any agreement or instrument evidencing or governing Subordinated Debt, unless the same shall be consented to by the Required Lenders.

     SECTION 7.2.13. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist:

           (a) any arrangement or contract with any of its Affiliates (other than a Subsidiary which is not a Transferred Subsidiary, Limited Partnership or franchisee of the Borrower) of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes, and expenses or otherwise) requiring any payments to be made by the Borrower or any of its Subsidiaries to any Affiliate (other than a Subsidiary) unless such arrangement is fair and equitable to the Borrower or such Subsidiary; or

           (b) any other transaction, arrangement, or contract with any of its Affiliates (other than a Subsidiary which is not a Transferred Subsidiary, Limited Partnership or franchisee of the Borrower) which would not be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

     SECTION 7.2.14. NEGATIVE PLEDGES; SUBSIDIARY PAYMENTS; MODIFICATION OF DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (a) (excluding this Agreement, the other Loan Documents, the Credit Agreement and Mortgage Financing Transaction Documents as to collateral for the Indebtedness incurred pursuant thereto) prohibiting the creation or assumption of any Security Interest upon its properties, revenues, or assets, whether now owned or hereafter acquired, (b) which would restrict the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Borrower or to any corporation as to which such Subsidiary is a Subsidiary or (c) which restricts or limits the ability of the Borrower to amend, supplement or otherwise modify any of the Loan Documents.

     SECTION 7.2.15. INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by any Loan or by the performance by the Borrower of its obligations hereunder or under any Note or any other Loan Document.

     SECTION 7.2.16.  FISCAL YEAR.  The Borrower will not change its Fiscal
Year.

     SECTION 7.2.17. FRANCHISE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) terminate or alter any of the material terms and conditions of any of the franchise agreements pursuant to which the Borrower or any such Subsidiary is the franchisor in such a way so as to (i) prohibit the assignment by the franchisor (by way of collateral security) of all of its rights and benefits in the franchise agreements or (ii) significantly reduce the aggregate royalty fees or advertising fees payable by the franchisees and (b) enter into any franchise agreements after May 3, 1996 which would not permit the assignment by the franchisor (by way of collateral security) of all of its rights and benefits in such franchise agreements or which would contain fee arrangements which are materially less beneficial, in the aggregate, to the Borrower and its Subsidiaries than the fee arrangements contained in existing franchise agreements of the Borrower and its Subsidiaries, except for franchise agreements entered into pursuant to area agreements in existence on May 3, 1996; PROVIDED, HOWEVER, that the Borrower may terminate the relevant franchise agreements in connection with Franchisee Acquisitions.

     SECTION 7.2.18.  [Intentionally Omitted].

     SECTION 7.2.19. ENVIRONMENTAL LIABILITIES. The Borrower will not, and will not permit any of its Subsidiaries to:

           (a) violate any requirement of law, rule, regulation or order regarding Hazardous Material (including without limitation any such law, rule, regulation or order regarding the generation, accumulation, storage, transportation, treatment, recycling or disposal of any Hazardous Material),

           (b) dispose of or, except in accordance with applicable law, store any Hazardous Material in, on or at any real property owned or operated by the Borrower or any of its Subsidiaries,

           (c) allow any lien imposed pursuant to any law, rule, regulation or order relating to any Hazardous Material or the disposal thereof to be imposed or to remain on such real property, except as contested in good faith by appropriate proceedings for which adequate reserves have been established and are being maintained on its books, or

           (d) fail at any time to obtain or comply with any permit, certificate, license, approval or other authorization relating to environmental matters, or to file any notification or report relating to chemical substances, air emissions, effluent discharges or Hazardous Material waste storage, treatment or disposal required in connection with the operation of their businesses, if (i) such violation, disposal, storage, lien or failure relates to any collateral securing the Obligations or (ii) with respect to property other than that which is such collateral, such violation, disposal, storage, lien or failure would, individually or in the aggregate with all other such violations, disposal, storage, liens and failures which shall have occurred and at such time be continuing, have a Materially Adverse Effect.

     SECTION 7.2.20. AMENDMENT OF CERTAIN AGREEMENTS. The Borrower will not amend, supplement, make additions to or otherwise modify, in whole or in part,
(a) any provision of any Mortgage Financing Transaction Document in any manner which adversely affects the Agent, or the Lenders (it being understood that amendments in form and substance satisfactory to the Agent to Mortgage Financing Transaction Documents which would (x) permit the substitution of Mortgage Financing Collateral described in CLAUSE (B)(II) of the definition of Mortgage Financing Collateral for existing Mortgage Financing Collateral subject to a Mortgage Financing Transaction having an equal value shall not be deemed adverse to the Agent or the Lenders; PROVIDED, that, any such valuation shall, in the case of existing Mortgage Financing Collateral, be based on the value of such Mortgage Financing Collateral at the time such property became Mortgage Financing Collateral and, in the case of Mortgage Financing Collateral described in CLAUSE (B)(II) of the definition of Mortgage Financing Collateral, be based on the valuation of such Mortgage Financing Collateral as of April 15, 1995 as set forth in the Marshall & Stevens report thereon dated May 19, 1995 or on cost, or (y) extend the maturity of the 1989 Mortgage Financing Transaction pursuant to Section 2.1 of the Credit Agreement), (b) any provision of the Credit Agreement, the effect of which with respect to any Loan Document (as defined in the Credit Agreement) is to increase the interest rate or shorten the maturity of (or move up any payment date with respect to any payment on) the Credit Agreement, or (c) any provision of any Loan Document (as defined in the Credit Agreement), the effect of which is to (1) modify any covenant, event of default, or other provision thereunder, if the effect of such modification is to make such covenants or events of default materially more restrictive on or burdensome to the Borrower or (2) add any new covenant, event of default or other provision, if the effect of such addition is to impose any new material restriction or burden on the Borrower. The Borrower will, prior to entering into any amendment, addition or other modification deliver to the Agent with copies for each Lender any final or execution form copy of amendments, supplements, additions or other modifications to such documents.

     SECTION 7.2.21. SALE-LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or guarantor or other surety with respect to any lease (whether an operating or capital lease) of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (b) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any Person in connection with such lease, EXCEPT to the extent that (i) any obligations of the Borrower under Capitalized Leases would be permitted under SECTION 7.2.2(F) and (ii) any Consolidated Lease Expense resulting therefrom would be permitted under SECTION 7.2.9.

     SECTION 7.2.22. PURCHASE OF FRANCHISEES. The Borrower will not, and will not permit its Subsidiaries to, make any Franchisee Acquisitions except Franchisee Acquisitions by the Borrower or any Subsidiary that is not a Transferred Subsidiary the consideration for which is common stock and/or other consideration, (i) such common stock not having a value in excess of $10,000,000 in the aggregate (with such common stock being valued at its market value at the time of the relevant acquisition) and (ii) such other consideration having an aggregate value for all such Franchisee Acquisitions not in excess of $30,000,000 in any one Fiscal Year and not more than $60,000,000 in the aggregate (with any consideration other than cash valued at the fair market value thereof); PROVIDED, HOWEVER, that (x) both before and after giving effect to any such Franchisee Acquisitions, no Default shall have occurred or be continuing and (y) if applicable, the Borrower and/or such Subsidiary shall have complied with CLAUSE (III) of the PROVISO to SECTION
7.2.5 (but such compliance shall not be in derogation of the Borrower's rights under CLAUSE (A) of SECTION 7.2.11 with respect to such Subsidiary). In the event the Borrower makes a Franchisee Acquisition designated as a "Franchise Re-sale Acquisition" for consideration other than common stock and subsequently re-sells the assets or ownership interests acquired in such Franchisee Acquisition, only the excess (the "PURCHASE EXCESS") of (a) the consideration paid by the Borrower for such assets or ownership interests in such Franchisee Acquisition over (b) the consideration received by the Borrower for such assets or ownership interests in such re-sale transaction, shall be included in the calculations of the Borrower's use of the annual and aggregate limits set forth in this SECTION 7.2.22; PROVIDED, HOWEVER, that the aggregate Purchase Excess for all Franchise Re-sale Acquisitions may not at any time exceed $10,000,000.


                               ARTICLE VIII

                           EVENTS OF DEFAULT

     SECTION 8.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the events set forth in SECTIONS 8.1.1 through 8.1.10.

     SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of any Note, the Borrower shall default (and such default shall continue unremedied for a period in excess of five days) in the payment or prepayment when due of any interest on any Loan or the Borrower shall default (and such default shall continue unremedied for a period in excess of five days) in the payment when due of any commitment or other fee or any other monetary Obligation.

     SECTION 8.1.2. NON-PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under
SECTION 7.1.6(A), or under SECTIONS 7.2.1 through 7.2.22.

     SECTION 8.1.3. DEFAULT ON OTHER INDEBTEDNESS. Any default shall occur under the terms applicable to any Indebtedness (including Indebtedness evidenced by or incurred in connection with the Credit Agreement) or Guaranty in an aggregate amount exceeding $2,500,000 of the Borrower or any of its Subsidiaries representing any borrowing or financing or Guaranty or arising under any other material agreement from, by or with any Person, and such default shall:

           (a) consist of the failure to pay monetary obligations under such Indebtedness or Guaranty when due; or

           (b) continue unremedied (and unwaived) for a period of time sufficient to permit the acceleration of such Indebtedness; or

           (c) continue unremedied (and not have been waived by the holder of such Indebtedness or Guaranty) for more than thirty days after notice thereof shall have been given to the Borrower by the Agent, any Lender or the holder of any Note; or

           (d) permit the termination (unless waived) of any commitment to lend set forth in any agreement with respect to the lending of Indebtedness exceeding $2,500,000 in principal amount.

     SECTION 8.1.4. BANKRUPTCY, INSOLVENCY, ETC. The Borrower or any of its Subsidiaries shall

           (a) (i) become insolvent or generally fail to pay debts as they become due, or (ii) admit in writing its inability to pay debts as they become due;

           (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

           (c) in the absence of such application, consent, or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, or other custodian shall not be discharged within thirty days;

           (d) permit or suffer to exist the commencement of, or commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law; or any dissolution, winding up, or liquidation proceeding (except for the voluntary dissolution, not under bankruptcy or insolvency law, of any Subsidiary), shall be commenced by or against the Borrower or any Subsidiary, and, if not commenced by the Borrower or such Subsidiary, such proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary, or shall result in the entry of an order for relief or shall remain for thirty days undismissed; or

           (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.1.5. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any of its Subsidiaries hereunder, under any Collateral Document or other Loan Document, or under any other writing furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender for the purposes of or in connection with this Agreement or any Collateral Document or other Loan Document, is or shall be incorrect in any material respect when made or deemed made.

     SECTION 8.1.6.  NON-PERFORMANCE OF OTHER OBLIGATIONS.

           (a) The Borrower or any of its Subsidiaries shall default in the due performance and observance of any other covenant or agreement contained herein or in any Collateral Document (other than any Mortgage) or other Loan Document and such default shall continue unremedied for a period of thirty days after a Responsible Officer shall have knowledge thereof; or

           (b) A Default, as such term is defined in any Mortgage, shall occur.

     SECTION 8.1.7. ERISA. A contribution failure shall occur with respect to any Plan sufficient to give rise to a lien under section 302(f) of ERISA or any of the following events shall occur with respect to any Plan:

           (a) such Plan shall be terminated or a receiver to administer such Plan shall have been appointed (or steps shall be instituted to effect such termination or appointment);

           (b) the Borrower or any Subsidiary shall withdraw from such Plan (or shall institute steps to effect such withdrawal); or

           (c) any Reportable Event shall occur with respect to such Plan which would present a material risk to the Borrower or any Subsidiary of incurring a liability on account of such Plan,

and there shall exist a deficiency in the assets available to satisfy the benefit liabilities under ERISA with respect to such Plan, and such occurrence shall result in a liability of the Borrower or its Subsidiaries in excess of $1,000,000.

     SECTION 8.1.8. JUDGMENTS; SETTLEMENTS. After the date hereof, a final judgment or a settlement which, with other such outstanding final judgments or settlements against the Borrower and each Subsidiary, exceeds an aggregate of $1,000,000 (net of actual insurance coverage with respect thereto), shall be rendered against or agreed to by the Borrower or any of its Subsidiaries and, in the case of a judgment, within thirty days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty days after the expiration of any such stay, such judgment shall not have been discharged.

     SECTION 8.1.9. IMPAIRMENT OF SECURITY, ETC. Any one of the Collateral Documents, or any Security Interest granted thereunder, shall terminate, cease to be effective, or cease to be the legally valid, binding, and enforceable obligation of the Borrower thereunder with respect to collateral security with an aggregate fair market or book value in excess of $5,000,000; the Borrower shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature, or enforceability; or any Security Interest securing, in whole or in part, any Obligation shall cease to have the priority purported to be given under the Collateral Documents.

     SECTION 8.1.10.  CHANGE OF CONTROL.  Any Change of Control shall occur.

     SECTION 8.2. ACTION IF BANKRUPTCY. If any Event of Default described in CLAUSES (A)(II) through (D) of SECTION 8.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and the Commitment shall terminate, all without notice, demand, presentment or other action of any kind.

     SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than an Event of Default described in CLAUSES (A)(II) through (D) of SECTION 8.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall, upon notice or demand, terminate the Commitments and/or declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, in each case without further notice, demand, presentment or other action of any kind.


                               ARTICLE IX

                               THE AGENT

     SECTION 9.1. ACTIONS. Each Lender and the holder of each Note authorize the Agent to act on behalf of such Lender or holder under this Agreement, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents to execute supplements or amendments thereto or restatement thereof, and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the LAST THREE SENTENCES of this
SECTION 9.1, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, PRO RATA according to such Lender's applicable Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted ("INDEMNIFIED LIABILITIES") against the Agent in any way relating to or arising out of this Agreement, the Notes, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents, including, without limitation, the reimbursement of the Agent for all reasonable out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the obligations of the Borrower under this Agreement, the Notes, the Collateral Documents and the other Loan Documents and the Mortgage Financing Transaction Documents, in all cases as to which the Agent is not reimbursed by the Borrower; PROVIDED, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder, under the Notes, under the Collateral Documents or under any other Loan Document or any Mortgage Financing Transaction Document, or to prosecute or defend any suit in respect of this Agreement, the Collateral Documents, the Notes or any other Loan Document, unless indemnified to its satisfaction by the Lenders against loss, costs, liability, and expense, which indemnity need not indemnify the Agent for its gross negligence or willful misconduct. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. The Agent may delegate its duties hereunder to affiliates, agents or attorneys-in-fact selected in good faith by the Agent.

     SECTION 9.2. EXCULPATION. Neither the Agent nor any of its directors, officers, employees, or agents (collectively, the "RELATED PARTIES") shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Collateral Documents, the Notes or any other Loan Document or any Mortgage Financing Transaction Document or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor shall the Agent nor any of the Related Parties be responsible for any recitals or representations or warranties herein or therein, or for the effectiveness, enforceability, validity, or due execution of this Agreement, the Collateral Documents, the Notes or any other Loan Document or any Mortgage Financing Transaction Document nor shall the Agent nor any of the Related Parties be obligated to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 9.3. SUCCESSOR. The Agent may resign as such at any time upon at least thirty days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent. If the Required Lenders do not make such appointment within thirty days, the retiring Agent shall appoint a new Agent from among the Lenders or, if no Lender accepts such appointment, from among commercial banking institutions or trust institutions generally. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon become the Agent hereunder under the applicable Loan Documents and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Collateral Documents, the Notes and the other Loan Documents.

     SECTION 9.4. COLLATERAL DOCUMENTS, ETC. Each Lender hereby authorizes the Agent to enter into the applicable Collateral Documents and the Agent to enter into any other Loan Documents and to take all action contemplated thereby. Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by or Guaranty provided by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders and the Agent upon the terms of the Collateral Documents.

     SECTION 9.5. LOANS BY CIBC INC., ETC. CIBC Inc. and any other Affiliate thereof which may at any time be acting as both the Agent and a Lender hereunder, shall have the same rights and powers with respect to any Loans made by it and any Notes held by it as any Lender and may exercise the same as if it were not the Agent or affiliated with the Agent and the term "Lender" and, when appropriate, "holder" shall include CIBC Inc. or such Affiliate in its individual capacity.

     SECTION 9.6. FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, in the case of the Borrower, at the interest rate applicable at the time to Loans comprising such Borrowing, and in the case of such Lender, for the period from the date such funds were advanced to the Borrower to (and including) three days thereafter, at the rate customarily charged by the Agent for inter-bank loans, and following such third day, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.7. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on the financial information referred to in SECTIONS 6.4 and 6.16 and such other documents, information, and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment from time to time. Each Lender also acknowledges that it will, independently of the Agent and each other Lender and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, the Collateral Documents, the Notes or the other Loan Documents.

     SECTION 9.8. NOTICES, ETC. TO AGENT. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by the Borrower which, pursuant to the terms of this Agreement, is required to be delivered to a Lender. The Agent will also promptly distribute to each Lender each Instrument received by the Agent for such Lender's account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

                              ARTICLE X

                             MISCELLANEOUS

     SECTION 10.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each Loan Document may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification, or waiver:

           (a) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders or the Approving Lenders shall be effective unless consented to by each Non-Defaulting Lender;

           (b) which would modify this Section, change the definition of "Required Lenders" or "Approving Lender", increase the Percentage of any Lender (in each case other than as provided for in SECTION 10.10), reduce any fees described in ARTICLE III, change the time for payment of any fees to the Lenders described in ARTICLE III, or release all or substantially all of the collateral security (including the Guaranties) provided under the Collateral Documents in a manner other than as provided therein or herein, shall be effective unless consented to by each Non-Defaulting Lender;

           (c) which would extend the due date for, or reduce the amount of, any scheduled payment of principal of, or interest on, any Loan (or reduce the principal amount of or rate of interest thereon) shall be made without the consent of the holder of the Note evidencing such Loan, or which would extend or increase the amount of any Lender's Commitment without the consent of such Lender; or

           (d) which would affect adversely the interests, rights or obligations of the Agent in its capacity as the Agent or would amend provisions of this Agreement relating to the transfer of funds between the Agent and the Lenders (including the types of funds or the method of such transfer) shall be made without the consent of the Agent.

No failure or delay on the part of the Agent, any Lender, or the holder of any
Note in exercising any power or right under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances, unless otherwise required by the Loan Documents. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     No waiver or approval by the Agent, any Lender, or the holder of any Note under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement, the Collateral Documents, the Notes or any other Loan Document shall be in writing or by facsimile transmission and addressed or delivered to it at its address designated for notices set forth below its signature hereto (or in a Lender Assignment Agreement) or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

     SECTION 10.3. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document and Mortgage Financing Documents and the Mortgage Financing Transactions, including schedules and exhibits, and any amendments, consents or waivers to this Agreement, the Loan Documents or related documents as may from time to time hereafter be required or requested (whether or not any of the same become effective), including without limitation the reasonable fees and other charges of counsel (including all local and special counsel) for the Agent from time to time incurred in connection therewith, whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Agent (including reasonable fees and other charges of counsel to the Agent) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement (including any Lender Assignment Agreement) and the consideration of legal questions relevant hereto and thereto or to any restructuring or "workout" of any Obligations and the costs and expenses of the Agent in connection with any publicity or advertising of the foregoing. The Borrower also agrees to reimburse each Lender upon demand for all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement or any Instrument related hereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and other charges) incurred by such Lender in enforcing the obligations of the Borrower or any of its Subsidiaries under this Agreement, any Note or any other Loan Document. The obligations of the Borrower under this SECTION 10.3 shall survive any termination of this Agreement.

     SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees, and agents (collectively the "LENDER PARTIES" and, individually, a "LENDER PARTY") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages, and expenses actually incurred in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

           (a) the transactions contemplated by the Plan of Reorganization, the Loan Documents, the Mortgage Financing Documents and the Mortgage Financing Transactions;

           (b) except for expenses incurred in connection with the preparation, review, execution and delivery of this Agreement and the other Loan Documents (other than as set forth in SECTION 10.3), becoming a party to and performance of this Agreement, the Collateral Documents, the Notes and the other Loan Documents by any of the Lender Parties;

           (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary (including the Acquisition and the Assumption) of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Agent or such Lender is party thereto; and

           (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material), regardless of whether or not caused by, or within the control of, the Borrower or any of its Subsidiaries;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party solely by reason of such Lender Party's gross negligence or willful misconduct or breach by such Lender Party of its obligations under the Loan Documents, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. SURVIVAL. The obligations of the Borrower under SECTIONS 3.11, 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 and the obligations of the Lenders under SECTION 9.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each Loan Document, and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each Loan Document.

     SECTION 10.6. SEVERABILITY. Any provision of this Agreement, the Notes or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. HEADINGS. The various headings of this Agreement and of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Loan Document or any provisions hereof or thereof.

     SECTION 10.8. COUNTERPARTS, ENTIRE AGREEMENT, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. The Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.9. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 10.10. SALE AND TRANSFER OF LOANS AND NOTE; PARTICIPATIONS IN LOANS AND NOTE. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this SECTION 10.10.

     SECTION 10.10.1.  ASSIGNMENTS.  Any Lender,

           (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

           (b) with notice to the Borrower and the Agent, but without the consent of the Borrower, but with the prior written consent of the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "ASSIGNEE LENDER"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; PROVIDED, HOWEVER, that any such Assignee Lender will comply, if applicable, with the provisions contained in the first sentence of the last paragraph of SECTION 4.6 and FURTHER PROVIDED, HOWEVER, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

           (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

           (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

           (e)  the processing fees described below shall have been paid.
From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that any such assignment or delegation by a Lender to an Affiliate thereof shall not relieve such Lender of its obligations hereunder. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $2,500. Any attempted assignment and delegation not made in accordance with this SECTION 10.10.1 shall be null and void.

     SECTION 10.10.2. PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "PARTICIPANT") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; PROVIDED, HOWEVER, that

           (a) no participation contemplated in this SECTION 10.10.2 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

           (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

           (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

           (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in CLAUSE (B) or (C) of SECTION 10.1; and

           (e)  the Borrower shall not be required to pay any amount under
     SECTION 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of SECTIONS 4.3, 4.4, 4.5, 4.6, 4.8 and 4.9, shall be considered a Lender.

     SECTION 10.10.3.  CERTAIN OTHER PROVISIONS.

           (a) Nothing contained in this Agreement shall be deemed to limit or restrict the ability of any Lender to deposit, pledge or otherwise transfer its Note to a Federal Reserve Bank.

           (b) The Borrower authorizes each Lender to disclose to any participant, assignee or Assignee Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement, PROVIDED that such Transferee agrees to be bound by the provisions of
     SECTION 10.13.

           (c) If, pursuant to this SECTION 10.10.3 (including CLAUSE (B)), any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     SECTION 10.11. OTHER TRANSACTIONS; CONSENT TO RELATIONSHIPS. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.12. FURTHER ASSURANCES. The Borrower hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all further Instruments, and take all further action, that may be necessary or appropriate, or that the Agent or the Required Lenders may reasonably request, in order to perfect or protect any Security Interest granted under the Collateral Documents, to enable the Lenders and the Agent to exercise and enforce their rights under this Agreement and the other Loan Documents and otherwise to carry out the intent of this Agreement and the other Loan Documents.

     SECTION 10.13. CONFIDENTIALITY. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement, which has been identified in writing as confidential by the Borrower, in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; PROVIDED, that in any event it is understood and agreed that each Lender may make disclosure to its examiners, affiliates, outside auditors, counsel, and other professional advisors in connection with this Agreement or as reasonably required by any bona fide prospective participant or transferee or actual transferee or participant in connection with the contemplated transfer of any Loan, Note or Commitment or any participation therein (it being further understood that, insofar as bona fide prospective participants and transferees are concerned, the information contained in the Memorandum and in the commitment letter between the Agent and the Borrower relating thereto and/or in the summary of terms heretofore furnished to each Lender and incidental information directly related thereto may be furnished to bona fide prospective participants and transferees without any requirement that a confidentiality agreement be signed prior to their receipt of such information) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED, FURTHER, that,

           (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower promptly of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information and shall exercise its reasonable efforts to permit the Borrower, if practical, to respond to such notice prior to disclosure of such information; and

           (b) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

     SECTION 10.14.  CERTAIN COLLATERAL MATTERS.

           (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the Security Interest in and liens upon the collateral granted pursuant to the Collateral Documents.

           (b) The Lenders irrevocably authorize the Agent at its option and in its discretion, to release any Security Interest granted to or held by the Agent upon any collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrower owned no interest at the time the Security Interest and/or lien was granted or at any time thereafter; (iv) constituting property leased to the Borrower or any Subsidiary of the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt Instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by CLAUSE (B) of SECTION 10.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this SECTION 10.14.

     SECTION 10.15. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.16. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           SHONEY'S, INC.


                           By  /S/ F. ERNIE MCDANIEL, JR.
                              Title:  Treasurer


                           Address:    1727 Elm Hill Pike
                                       Nashville, Tennessee  37210

                           Fax No.:  (615) 231-2734

                           Attention:  F.E. McDaniel, Jr.

                           with a copy of any notice to:

                           Tuke Yopp & Sweeney
                           NationsBank Plaza
                           Suite 1100
                           414 Union Street
                           Nashville, Tennessee  37219

                           Fax No.:  (615) 313-3310
                           Attention: John Stone


                           CANADIAN IMPERIAL BANK OF COMMERCE, acting through
                               its NEW YORK AGENCY, as Agent


                           By  /S/ KATHERINE BASS
                              Title:  Authorized Signatory

                           Address:    425 Lexington Avenue
                                       New York, New York  10017

                           Fax No.:  (212) 856-3763
                           Attention:  Syndications, Manager
                                        Administration

                            SCHEDULE I

			  DISCLOSURE SCHEDULE


			[INTENTIONALLY OMITTED]

                              SCHEDULE II

                        COLLATERAL RESTAURANTS

STORE NO.           LOCATION                     REPAYMENT AMOUNT
1122            Ashland, Kentucky                  $1,351,000
1146            Richmond, Kentucky                 $1,078,000
1147            Lexington, Kentucky                $1,078,000
1148            Lexington, Kentucky                $  910,000
1299            Bowling Green, Kentucky            $1,309,000
1301            Henderson, Kentucky                $  973,000
1303            Owensboro, Kentucky                $1,421,000
1773            Louisville, Kentucky               $  784,000
1774            Saint Matthews, Kentucky           $  756,000
1776            Louisville, Kentucky               $  931,000
1777            Louisville, Kentucky               $  994,000
1778            Elizabethtown, Kentucky            $1,442,000
1779            Radcliff, Kentucky                 $  889,000
1208            Nashville, Tennessee               $1,512,000
1219            Goodlettsville, Tennessee          $  980,000
1236            Hermitage, Tennessee               $1,064,000
1237            Nashville, Tennessee               $1,099,000
1243            Nashville, Tennessee               $1,078,000
(Adjacent Captain D's Store No. 3535 to be
released for no consideration upon
completion of subdivision from adjacent
Shoney's)
1246            McMinnville, Tennessee              $1,232,000
1248            Murfressboro, Tennessee             $1,218,000
1266            Cookeville, Tennessee               $  875,000
1312            Clarksville, Tennessee              $1,351,000
1209            Murfreesboro, Tennessee             $1,126,404
1304            Vincennes, Indiana                  $1,001,712

                                                                  EXHIBIT A



                                  TERM NOTE


$_____________                                                 May __, 1996


     FOR VALUE RECEIVED, the undersigned, SHONEY'S, INC., a Tennessee corporation (the "BORROWER"), promises to pay to the order of _______________ (the "LENDER") on the Stated Maturity Date (as defined in the Loan Agreement referred to below) for Loans (as defined in such Loan Agreement), the principal sum of __________________________ DOLLARS ($________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender and outstanding pursuant to that certain Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among the Borrower, the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto and Canadian Imperial Bank of Commerce, New York Agency, as Agent. Unless otherwise defined, terms used herein have the meanings provided in the Loan Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by the Agent pursuant to the Loan Agreement.

     This Note is a Note referred to in, and evidences Indebtedness incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be or shall automatically become immediately due and payable.

     The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to, the Loans evidenced hereby. Such notations shall be rebuttable presumptive evidence of the information so set forth; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK CITY, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                 SHONEY'S, INC.


                                 By:
                                 Title:

                        LOANS AND PRINCIPAL PAYMENTS


   Date        Amount of Loan Made    Interest Period     Amount of Principal     Unpaid Principal Balance     Total     Notation
                                      (if applicable)           Repaid                                                    Made By
              Base Rate   LIBO Rate                      Base Rate    LIBO Rate    Base Rate    LIBO Rate


                                                                    EXHIBIT B



                              BORROWING REQUEST


Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]


                               SHONEY'S, INC.


Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among Shoney's, Inc. a Tennessee corporation (the "BORROWER"), the various financial institutions which are, or may from time to time become, parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

     The Borrower hereby requests that a Loan be made in the aggregate
principal amount of $      on           , 19    as a [LIBO Rate Loan
having an Interest Period of         months] [Base Rate Loan].

     The Borrower hereby acknowledges that, pursuant to Section 5.3.2 of the Loan Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.3.1 of the Loan Agreement are true and correct in all material respects.

     The Borrower agrees that if, prior to the time of the Borrowing requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be        PERSON TO BE PAID        Name, Address, etc.
TRANSFERRED     NAME           ACCOUNT NO.   OF TRANSFEREE LENDER
$

                                             Attention:

$

                                             Attention:


Balance of      The Borrower
such proceeds
                                             Attention:



     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by
its duly Authorized Officer this     day of            , 19   .


                                SHONEY'S, INC.


                                By:
                                   Title:

							    EXHIBIT C



                                    SHONEY'S
                                      INC.
                               1727 Elm Hill Pike
                               Nashville, TN 37210
                                 (615) 391-5201


                                   May 3, 1996


To each of the Financial Institutions
party to the Bridge Loan Credit Agreement hereinafter referred to and to Canadian
Imperial Bank of Commerce, New York Agency, as Agent

     Re:  Compliance Certificate

Ladies and Gentlemen:

     Attached hereto is a copy of a Compliance Certificate of Shoney's, Inc. (the "Borrower") for the Borrower's Fiscal Quarter ended February 18, 1996. The Borrower hereby delivers the attached Compliance Certificate to you pursuant to Section 5.1.4 of the Bridge Loan Credit Agreement (the "Bridge Loan Credit Agreement"), dated as of May 3, 1996 among the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties thereto, and Canadian Imperial Bank of Commerce, New York Agency, as Agent. You may rely on the attached Compliance Certificate as if it were addressed directly to you and delivered to you on today's date.

                                   Sincerely yours,

                                   SHONEY'S INC.


                                   By: /s/ F.E. MCDANIEL, JR.
                                           F.E. McDaniel, Jr., Treasurer



      OUR GOAL IS 100% CUSTOMER SATISFACTION WITH EACH CUSTOMER, EVERY DAY!

                               COMPLIANCE CERTIFICATE


            To each of the financial institutions party to the Credit Agreement hereinafter referred to and to Canadian Imperial Bank of Commerce, New York Agency, as Agent.

            Re:   Shoney's, Inc. -- Credit Agreement, dated as of July 21, 1993

Ladies and Gentlemen:

      This Compliance Certificate is being delivered pursuant to the Reducing Revolving Credit Agreement dated as of July 21, 1993 (together with all amendments, supplements, amendment and restatements and other modifications, if any, from time to time made thereto, the "CREDIT AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), various financial institutions now or hereafter parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent for the Lenders (the "AGENT"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in SECTION 1.1 of the Credit Agreement. All computations performed herein shall conform to the method of computation required by the Credit Agreement.

      The Borrower hereby certifies, represents and warrants that as of February 18, 1996 (the "COMPUTATION DATE"):

(a)   Consolidated  Net  Worth  was ($81,836,000), as computed on ATTACHMENT  1 hereto.

      The minimum Consolidated Net  Worth  required  pursuant  to Clause (a) of
      SECTION 7.2.4 of the Credit Agreement on the Computation Date was ($120,000,000).

(b)   The Funded Debt Ratio was 4.06:1.00, as computed on ATTACHMENT 2 hereto.

      The maximum Funded Debt Ratio required pursuant to CLAUSE (B) of SECTION 7 2.4 of the Credit Agreement on the Computation Date was 4.50:1.00.

(c) The Consolidated Funded Debt was $501,174,000 as computed on ATTACHMENT 3 hereto.

      The maximum Consolidated Funded Debt required pursuant  to  CLAUSE (C) of
      SECTION 7.2.4 of the Credit Agreement on the Computation Date was $585,000,000.

(d) The Adjusted Interest Coverage Ratio was 2.38:1.00, as computed on ATTACHMENT 4 hereto.

      The minimum Adjusted Interest Coverage  Ratio required pursuant to CLAUSE
      (D) of SECTION 7.2.4 of the Credit Agreement on the Computation Date was 1.25:1.00.

(e) The Consolidated Fixed Charge Coverage Ratio was 0.90:1.00, as computed on ATTACHMENT 5 hereto.

      The minimum Consolidated Fixed Charge Coverage Ratio required pursuant to CLAUSE (E) of SECTION 7.2.4 of the Credit Agreement on the Computation Date was 0.90:1.00.

(f) Consolidated Capital Expenditures made thus far for the 1996 Fiscal Year were $31,618,000.

      The maximum amount of Consolidated Capital Expenditures permitted pursuant to SECTION 7.2.7 of the Credit Agreement (including $10,000,000 in carry over from prior Fiscal Years) on the Computation Date was $101,000,000.

(g) The aggregate amount of unsecured revolving Indebtedness outstanding on the Computation Date was $18,575,000.

      The   maximum   aggregate   principal   amount  of  unsecured   revolving
      Indebtedness permitted pursuant to CLAUSE (B) of SECTION 7.2.2 on the computation Date was $30,000,000.

(h) Indebtedness of the Borrower and its Subsidiaries (other than Realco) to one or more vendors of any assets to finance its acquisition of such assets on the computation Date was $0.

      The maximum aggregate amount outstanding in respect of indebtedness of the Borrower and its Subsidiaries (other than Realco) to a vendor of any assets to finance its acquisition of such assets pursuant to CLAUSE (E) of SECTION 7.2.2 on the Computation Date was $3,000,000.

(i) The aggregate capitalized amount payable under Capitalized Leases was $14,329,000.

      The maximum aggregate capitalized amounts payable under Capitalized Leases permitted pursuant to CLAUSE (F) of SECTION 7.2.2 of the Credit Agreement on the Computation Date was $30,000,000.

(j) The Indebtedness of the Borrower in respect of trade or commercial letters of credit and standby letters of credit was $16,038,000.

      The  maximum   aggregate  amount  outstanding  in  respect  of  trade  or commercial letters  of credit permitted pursuant to CLAUSE (G) of SECTION
      7.2.2 on the Computation Date was $40,000,000.

(k) Indebtedness of the Borrower in respect of standby letters of credit (other than any standby letters of credit issued in connection with Mortgage Financing Transactions) was $16,038,000.

      The maximum aggregate amount outstanding in respect of standby letters of credit permitted pursuant to CLAUSE (G) of SECTION 7.2.2 on the Computation Date was $30,000,000.

(l) Indebtedness incurred by the Borrower under and in connection with Mortgage Financing Transactions during the 1996 Fiscal Year on the Computation Date was $0.

      The maximum amount of Indebtedness with respect to Mortgage Financing Transactions permitted pursuant to CLAUSE (I) of SECTION 7.2.2 of the Credit Agreement in respect of the current Fiscal Year on the Computation Date was $77,000,000.

(m) Investments made after the Closing Date by the Borrower and its Subsidiaries (other than Realco) in wholly-owned Subsidiaries (other than Commissary Operations, Inc., Mike Rose Foods, Inc., Realco, Barbwire's of Kansas, Inc. and Shoney's of Michigan, Inc.) were $(6,352,000).

      The maximum amount of Investments made after the Closing Date by the Borrower and its Subsidiaries (other than Realco) in wholly-owned Subsidiaries (other than Commissary Operations, Inc., Mike Rose Foods, Inc., Realco, Barbwire's of Kansas, Inc. and Shoney's of Michigan, Inc.) permitted pursuant to CLAUSE (C) of SECTION 7.2.5 of the Credit agreement on the Computation Date was $2,500,000.

(n) Investments by the Borrower or any of its Subsidiaries (other than Realco) in notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business were $5,151,000.

      Investments by the Borrower or any of its Subsidiaries (other than Realco) in notes receivable that arise and remain outstanding from transactions with franchisees, customers and suppliers in the normal course of business permitted pursuant to CLAUSE (D) of SECTION 7.2.5 of the Credit Agreement on the Computation Date was $15,000,000.

(o) Other Investments by the Borrower or any of its Subsidiaries (other than Realco) after the Closing Date were $30,000.

      Other investments by the Borrower or any of its Subsidiaries (other than Realco) permitted pursuant to CLAUSE (D) of SECTION 7.2.5 of the Credit Agreement on the Computation Date was $2,000,000.

(p) Other Guaranties (other than those permitted by CLAUSES (A) through (C) of SECTION 7.2.8 of the Credit Agreement) of the Borrower and its Subsidiaries (other than Realco) after the Closing Date were $ 0.

      Other Guaranties (other than those permitted by CLAUSES (A) through (C) of SECTION 7.2.8 of the Credit Agreement) of the Borrower and its Subsidiaries (other than Realco) permitted pursuant to CLAUSE (E) of
      SECTION 7.2.8 of the Credit Agreement on the Computation Date was $1,000,000.

(q) Consolidated Lease Expenses thus far for the current Fiscal Year were $2,069,000.

      The maximum Consolidated Lease Expenses permitted in any Fiscal Year pursuant to SECTION 7.2 9 of the Credit Agreement is $15,000,000.

(r) The net book value of real properties (and related equipment and fixtures) leased by the Borrower and its subsidiaries (other than Realco) to non-franchisees was $1,905,000.

      The net book value of real properties (and related equipment and fixtures) leased by the Borrower and its Subsidiaries (other than Realco) to non-franchisees permitted pursuant to CLAUSE (I) of SECTION 7.2.11 of the Credit Agreement on the Computation Date was $10,000,000.

(s) Since the Closing Date, the amount of Franchisee Acquisitions made to and including the Computation Date was $26,338,000.

      The  maximum  amount  of  Franchisee Acquisitions permitted  pursuant  to
      SECTION 7.2.23 of the Credit Agreement was $60,000,000.

(t) Franchisee Acquisitions thus far for the current Fiscal Year were $17,719,000.

      The maximum amount of Franchisee Acquisitions permitted in any one Fiscal
      Year  pursuant   to  SECTION  7.2.23  of  the  Credit  Agreement  on  the
      Computation Date was $30,000,000.

(u) The amount of Excess Cash Flow remitted to the Agent for the 1996 Fiscal Year was $N/A, as computed on ATTACHMENT 6 hereto.

(v) The amount of Mortgage Financing Collateral properties as of the Computation Date was $16,332,000 as shown on ATTACHMENT 7.

      The maximum amount of Mortgage Financing Collateral properties permitted per the Credit Agreement is $50,000,000.

(w)   No Default or Event of Default has occurred and is continuing.

      IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered by its duly Authorized Officer on this 2th day of April, 1996.

                                    SHONEY'S, INC.


                                    By:________________________________
                                       Vice President and Controller

                             COMPLIANCE CERTIFICATE

                                  Attachment 1


                             CONSOLIDATED NET WORTH



1.    Shareholders' equity (deficit)
      per Balance Sheet                                         $(81,836,000)

2.    Adjustments

      (a)   Treasury stock (to the extent
            not included in item 1)                             $


      (b)   Write-up in book value of
            assets resulting from
            revaluation                                         $


      (c)   Total Adjustments (item (a)
            plus item (b))                                      $      0

3.    Consolidated Net Worth (deficit)
      (item (1) minus item 2(c))                                $(81,836,000)



MINIMUM AMOUNT ALLOWABLE PER COVENANT
Consolidated Net Worth as of February 18, 1996 			$(120,000,000)

                                        ATTACHMENT 2


                                      FUNDED DEBT RATIO


1.    Indebtedness (as computed in
      accordance with the definition
      of such term in the Credit Agree-
      ment) (including accrued interest
      on the Subordinated LYONS Notes
      and debt incurred with respect to
      Mortgage Financing Transactions)
      plus the amount of reserve for
      litigation settlement 					$ 501,174,000


2.    Adjustments

      (a)   Obligations with respect to
            Rate Swap Agreements 				$     0

      (b)   Any withdrawal liability to
            a Multiemployer Plan 				$

      (c)   Total Adjustments
            (item (a) plus item (b)) 				$     0


3.    Consolidated Funded Debt (item 1
      minus item 2(c)) 						$ 501,174,000


4.    Consolidated Net Income 					$  38,315,000


5.    Adjustments

      (a)   All income taxes 					$  25,239,000

      (b)   Consolidated Interest
            Expense 						$  29,035,000

      (c)   Non-cash interest charges,
            depreciation, amortization
            and amortization of trans-
            action costs with respect
            to Indebtedness and amor-
            tization of bond discount
            relating to the Subordinated
            Debentures (to the extent not
            included in item 4.) 				$  55,283,000

      (d)   Non-cash/restructuring charges 			$  20,714,000

      (e)   Gain From Divestiture of Mike
            Rose Foods & Lee's 					$(45,155,000)

      (f)   Total adjustments (item (a)
            plus item (b) plus item (c)
            plus item (d) less item (e) 			$  85,116,000


6.    EBITDA (Item 4 plus item 5(f)) 				$ 123,431,000


7.    Item 3 divided by item 6 					$        4.06

                                        Attachment 3


                                  CONSOLIDATED FUNDED DEBT


1.    Indebtedness (as computed in
      accordance with the definition of
      such term in the Credit Agreement)
      (including accrued interest on the
      Subordinated LYONS Notes and debt
      incurred with respect to Mortgage
      Financing Transactions) plus the
      amount of reserve for litigation
      settlement  						$501,174,000


2.    Adjustments

      (a)   Obligations with respect to
            Rate Swap Agreements 				$      0

      (b)   Any withdrawal liability to
            a Multiemployer Plan  				$

      (c)   Total adjustments
            (item (a) plus item (b)) 				$      0


3.    Consolidated Funded Debt (item 1
      minus item 2(c)) 						$501,174,000

                                        ATTACHMENT 4


                              ADJUSTED INTEREST COVERAGE RATIO


1.    Adjusted EBITDA
      (EBITDA minus Consolidated
      Capital Expenditures (other
      than in respect Franchise
      Acquisitions) 						$69,163,000


2.    Consolidated Interest Expense
      paid or payable in cash 					$29,035,000


3.    Adjusted Interest Coverage Ratio
      (item 1 divided by item 2) 				       2.38

                                        ATTACHMENT 5


                          CONSOLIDATED FIXED CHARGE COVERAGE RATIO


1.    EBITDA 							$123,431,000


2.    Consolidated Lease Expense 				$  7,615,000


3.    Consolidated Interest Expense 				$ 29,035,000


4.    Scheduled payments of any Consolidated
      Funded Debt (including, without
      limitation, payments of Loans required
      under clause (a) of Section 3.1.2 of
      the Credit Agreement due to a
      Commitment Amount reduction under
      clause (a) of Section 2.2.2 of the
      Credit Agreement and the amount of
      scheduled payments under Capitalized
      Leases, other than such as is
      appropriately allocable to
      Consolidated Interest Expense) net of
      proceeds of insurance recoveries for
      such period received by the Borrower
      in respect of certain litigation
      against the Borrower as reflected in
      the Borrower's Annual Report on Form
      10-K for its 1992 Fiscal Year,
      provided, however, that for purposes
      of this clause (b) only, Consolidated
      Funded Debt shall not include any
      Indebtedness permitted under clause
      (b) of Section 7.2.2 or any similar
      Indebtedness permitted under clause
      (c) of Section 7.2.2 so long as such
      Indebtedness is, by its terms,
      renewable and the provider of such
      Indebtedness has not declined to so
      renew such Indebtedness 					$ 82,914,000


5.    All federal, state and local income
      taxes of the Borrower and its
      Subsidiaries 						$ 25,239,000


6.    Consolidated Fixture Charges (item 2
      plus item 3 plus item 4 plus item 5) 			$144,803,000


7.    Item 1 plus item 2 					$131,046,000


8.    Item 7 divided by item 6					        0.90

                                        ATTACHMENT 6


                                      EXCESS CASH FLOW


1.    Cash per statement of cash flows				$        N/A


2.    Less:

      (a)   Good faith estimate of taxes
            payable in connection with
            asset sales 					$          0

      (b)   Proceeds of borrowings under
            Mortgage Financing Transactions
            during fiscal year 					$          0

3.    Total deductions (item 2(a) plus
      item 2(b)) 						                    $          0

4.    Adjusted Cash (item 1 minus item 3)  			$          0

5.    Cash allowed per covenant (6% of
      total revenues) 						$        N/A


6.    Excess Cash (item 4 minus item 5) 			$        N/A

                                ATTACHMENT 7


                 TENTATIVE FUTURE MORTGAGE FINANCING COLLATERAL


Properties are as follows:


Rock Rd., Wichita KS               Shoney's                        331,762
Warsaw, IN                         Shoney's                        223,554
Newton, IA                         Shoney's                        196,557
Westheimer, Houston, TX            Shoney's                        464,873
Summerville, SC                    Shoney's                        390,905
Medina, OH                         Shoney's                        286,975
Palmer Township, PA                Shoney's                        287,280
1-10, Houston, TX                  Shoney's                        684,619
Woodson Terrace, MO                Shoney's                        436,483
Ozark, MO                          Shoney's                        325,468
Saginaw, MI                        Shoney's                        357,272
Bellevue, TN                       Shoney's                        434,220
Grayson, KY                        Shoney's                        266,177
Nachitoches, LA                    Shoney's                        187,568
Port Allen, LA                     Shoney's                        289,738
Emporia, KS                        Shoney's                        271,144
Murfreesboro, TN                   Shoney's                        461,407
Octa, OH                           Shoney's                        163,305
Newark, DE                         Shoney's                        498,099
Sugar Land, TX                     Shoney's                        356,034
Winfield, WV                       Shoney's                        437,548
Muscle Shoales, AL                 Shoney's                        290,497
Richlands, VA                      Shoney's                        285,848
Lagrange, KY                       Shoney's                        268,851
Vincennes, AL                      Shoney's                        345,686
Cedar Rapids, IA                   Shoney's                        315,748
Franklin, KY                       Shoney's                        176,267
Saraland, AL                       Shoney's                        233,042
Watumoka, AL                       Shoney's                        247,690
Moncks Corner, SC                  Shoney's                        227,061
Carthage, MO                       Shoney's                         93,318
Starke, FL                         Shoney's                        192,667
Florence, AL                       Shoney's                        362,296
Brunswick, GA                      Captain D's                     239,123
Almedda Geneoa, Houston, TX        Captain D's                     105,022
S. Broadway St., St. Louis, MO     Captain D's                     188,606
Nat. Bridge Rd., St. Louis, MO     Captain D's                      62,258
Clarksville Hwy. Nashville, TN     Captain D's                     107,678
Shively, KY                        Captain D's                      46,418
Texas City, TX                     Captain D's                     184,266
House Springs, MO                  Captain D's                     199,835
Demopolis, AL                      Captain D's                     108,953
Princton, KY                       Captain D's                     161,083
Covington, GA                      Captain D's                     205,998
Kingsland, GA                      Captain D's                     152,985
Greenville, NC                     Pargo's                         433,945
York, PA                           Pargo's                         442,387
Raleigh, NC                        Pargo's                         737,177
Winchester, VA                     Pargo's                         574,592
Columbus, GA                       Pargo's                         512,775
Wichita, KS                        Commissary                      215,346
Cookeville, TN                     Barbwire's                      534,694
Knox Abbot Dr., Columbia, SC       Barbwire's                      293,697
Summerville, SC                    Barbwire's                      446,044
            TOTAL                                              $16,331,831

                                                                    EXHIBIT D



                       CONTINUATION/CONVERSION NOTICE


Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, New York 10017

Attention:  [Name]
            [Title]


                               SHONEY'S, INC.


Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), the various financial institutions which are, or may from time to time become, parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

     The Borrower hereby requests that on             , 19   ,

          (1)  $            of the presently outstanding principal amount of
     the Loans originally made on           , 19    [and $           of the
     presently outstanding principal amount of the Loans originally made on
               , 19   ],

          (2) and all presently being maintained as *[Base Rate Loans] [LIBO Rate Loans],

          (3)  be [converted into] [continued as],

          (4)  **[LIBO Rate Loans having an Interest Period of        months]
     [Base Rate Loans].


The Borrower hereby:

          (a) certifies and warrants that no Default has occurred and is continuing; and

          (b) agrees that if, prior to the time of such continuation or conversion, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

Except to the extent, if any, that, prior to the time of the continuation or conversion requested hereby, the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be
made, by its Authorized Officer this     day of          , 19   .



                              SHONEY'S, INC.


                              By:
                                 Title:

**FOOTNOTES**

*    Select appropriate interest rate option.

     **Insert appropriate interest rate option.

                                                                EXHIBIT E


                           [INTENTIONALLY OMITTED]

                                                                    EXHIBIT F

                              PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "AGREEMENT"), dated as of ______ __, 1996, made by SHONEY'S, INC., a Tennessee corporation (the "PLEDGOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC-NYA"), acting in its capacity as agent (together with any successor(s) thereto in such capacity, the "AGENT") for the Lenders (as such term is defined in the Loan Agreement referred to below).

                            W I T N E S S E T H:

     WHEREAS, pursuant to that certain Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among the Pledgor, the Lenders and the Agent, the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or incorporated by reference in, SECTIONS 1.1, 1.2 and 1.3 hereof) to make Loans to the Pledgor; and

     WHEREAS, as a condition precedent to the making of the Second Draw under the Loan Agreement in connection with the Acquisition and Assumption, the Pledgor is required to execute and deliver this Agreement and grant to the Agent, for its benefit and the Ratable benefit of the Lenders, a continuing pledge of and security interest in all issued and outstanding shares of capital stock of each Transferred Subsidiary (whether now existing or hereafter formed or acquired) of the Pledgor and in certain promissory notes made by each Transferred Subsidiary (whether now existing or hereafter formed or acquired) of the Pledgor; and

     WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Pledgor pursuant to the Loan Agreement, the Pledgor hereby agrees with the Agent, for its benefit and the benefit of the Lenders, as follows:

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

          "AGENT" is defined in the PREAMBLE.

          "AGREEMENT" is defined in the PREAMBLE.

          "CIBC-NYA" is defined in the PREAMBLE.

          "COLLATERAL" is defined in SECTION 2.1.

          "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any shares of capital stock on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

          "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

          "LENDERS" is defined in the PREAMBLE.

          "LOAN AGREEMENT" is defined in the FIRST RECITAL.

          "OBLIGATIONS" is defined in SECTION 2.2.

          "PLEDGED NOTE ISSUER" means each Person identified in ITEM A of ATTACHMENT 1 hereto as the issuer of the Pledged Note identified opposite the name of such Person.

          "PLEDGED NOTES" means all promissory notes of any Pledged Note Issuer either (a) in the form or substantially the form of EXHIBIT A hereto or (b) which are outstanding on the Acquisition Date, which are delivered by the Pledgor to the Agent as Pledged Property hereunder, as such promissory notes, in accordance with SECTION 4.6, are amended, modified or supplemented from time to time and together with any promissory note of any Pledged Note Issuer taken in extension or renewal thereof or substitution therefor.

          "PLEDGED PROPERTY" means all Pledged Shares, all Pledged Notes and all other pledged shares of capital stock or promissory notes, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Agent or may from time to time hereafter be delivered or be required to be delivered by the Pledgor to the Agent for the purpose of pledge under this Agreement or any other Loan Document, and all proceeds of any of the foregoing.

          "PLEDGED SHARE ISSUER" means each Person identified on ITEM B of ATTACHMENT 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

          "PLEDGED SHARES" means all shares of capital stock of any Pledged Share Issuer.

          "PLEDGOR" is defined in the PREAMBLE.

          "RATABLE" means (a) with respect to all the Loans, in proportion to the respective Lender's Percentage of the aggregate Loans outstanding under the Loan Agreement, and (b) with respect to other Obligations, in proportion to the respective amounts to which the Agent or such Lender is entitled pursuant to the Loan Agreement, the Collateral Documents or the Loan Documents when compared to the total amount which the Agent and all Lenders are entitled to pursuant to the Loan Agreement, the Collateral Documents and the Loan Documents.

          "SECURITIES ACT" is defined in SECTION 6.2.

          "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

     SECTION 1.2. LOAN AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

     SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

                                  ARTICLE II

                                   PLEDGE

     SECTION 2.1. GRANT OF SECURITY INTEREST. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Agent, for its benefit and the Ratable benefit of the Lenders, and hereby grants to the Agent, for its benefit and the Ratable benefit of the Lenders, a continuing security interest in and to, all of the following property (the "COLLATERAL"):

          A. all promissory notes of each Pledged Note Issuer identified in ITEM A of ATTACHMENT 2 hereto;

          B.  all other Pledged Notes issued from time to time;

          C. all issued and outstanding shares of capital stock of each Pledged Share Issuer identified on ITEM B of ATTACHMENT 1 hereto;

          D.  all other Pledged Shares issued from time to time;

          E. all other Pledged Property, whether now or hereafter delivered to the Agent in connection with this Agreement;

          F. all Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property; and

          G.  all proceeds of any of the foregoing.

     SECTION 2.2. SECURITY FOR OBLIGATIONS. This Agreement and the Collateral secure the prompt payment in full and performance when due of all obligations of the Pledgor to the Agent and each of the Lenders now or hereafter existing under the Loan Agreement, the Notes, the Collateral Documents and the other Loan Documents (including this Agreement) to which the Pledgor is a party, whether for principal, interest, costs, fees, expenses or otherwise (collectively, the "OBLIGATIONS").

     SECTION 2.3. DELIVERY OF PLEDGED PROPERTY; REGISTRATION OF PLEDGE, TRANSFER, ETC. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares and all Pledged Notes, shall be delivered to and held by or on behalf of (and, in the case of the Pledged Notes, endorsed to the order of) the Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, all in form and substance reasonably satisfactory to the Agent; all other necessary and appropriate action and approvals shall have been taken or received to grant to the Agent a first priority fully perfected security interest in the Collateral. The Agent shall have the right, at any time after any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default shall have occurred and be continuing, and without notice to the Pledgor, to transfer to, or to register in the name of, the Agent or any of its nominees, any or all of the Pledged Shares. In addition, the Agent shall have the right at any time after a Default to exchange certificates or Instruments representing or evidencing certificated Pledged Shares for certificates or Instruments of smaller or larger denominations.

     SECTION 2.4. DIVIDENDS ON PLEDGED SHARES AND PAYMENTS ON PLEDGED NOTES. In the event that any Dividend is to be paid on any Pledged Share or any payment of principal or interest is to be made on any Pledged Note at a time when (x) no Default of the nature referred to in Section 8.1.4 of the Loan Agreement has occurred and is continuing, and (y) no Event of Default has occurred and is occurring, such Dividend or payment may be paid directly to Pledgor. If any such Default or Event of Default has occurred and is continuing, then any such Dividend or payment shall be paid directly to the Agent.

     SECTION 2.5. RELEASE OF CERTAIN COLLATERAL. Until such time as a Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default has occurred and is continuing, any Dividend or other cash payment with respect to the Pledged Property shall be deemed to be released by the Agent to the Pledgor.

     SECTION 2.6. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall

          A. remain in full force and effect until payment in full of all Obligations and the termination of all Commitments,

          B. be binding upon the Pledgor and its successors, transferees and assigns (PROVIDED that the Pledgor may not assign any of its obligations hereunder without the prior written consent of the Agent and all of the Lenders), and

          C. inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each Lender and their respective successors, transferees, and assigns.

Without limiting the foregoing CLAUSE (C), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity to the extent permitted by the Loan Agreement, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer and to the provisions of Section 10.10 of the Loan Agreement. Upon the payment in full of all Obligations and the termination of all Commitments, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments (if any) representing or evidencing the Pledged Shares and all Pledged Notes previously delivered to the Agent by the Pledgor, together with all other Collateral held by the Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. WARRANTIES, ETC. The Pledgor represents and warrants unto the Agent and each Lender (a) that ITEM B of ATTACHMENT 1 attached hereto identifying each Pledged Share Issuer represents a true and complete listing of all Transferred Subsidiaries of the Pledgor, (b) that ITEM A of ATTACHMENT 1 attached hereto identifying each Pledged Note Issuer represents a true and complete listing of all promissory notes from Transferred Subsidiaries of the Pledgor payable to the Pledgor and (c) that as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares and each pledge and delivery of a Pledged Note) by the Pledgor to the Agent of any Collateral,

          (i) the Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral then being pledged, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Agent;

          (ii) the pledge of such Collateral and all proceeds thereof, upon delivery to the Agent, is effective to create a valid, perfected, first priority security interest in such Collateral and such proceeds thereof, securing payment of the Obligations;

          (iii) in the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable;

          (iv) in the case of any Pledged Notes, all of such Pledged Notes have been duly authorized, executed, endorsed, issued and delivered, and are the legal, valid and binding obligation of the issuers thereof, and are not in default;

          (v) the Pledged Shares constitute all of the issued and outstanding shares of the capital stock of each Pledged Share Issuer;

          (vi) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required either

               (A) for the pledge by the Pledgor of any Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by the Pledgor, or

               (B) for the exercise by the Agent of the voting or other rights provided for in this Agreement, or, except with respect to Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement; and

          (vii) no filing or other action (other than possession, in the case of certificated securities) will be necessary to perfect or protect the security interest described in CLAUSE (II) above.

                                  ARTICLE IV

                                  COVENANTS

     SECTION 4.1. PROTECT COLLATERAL; FURTHER ASSURANCES, ETC. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor will immediately deliver to the Agent all shares of capital stock of any Transferred Subsidiary of the Pledgor hereafter acquired, issued or created, and until delivered such shares shall be held in trust for the Agent. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Pledgor will, at all times, keep pledged to the Agent pursuant hereto all shares of capital stock of the Pledged Share Issuers.

     SECTION 4.2. STOCK POWERS, ETC. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) evidenced by certificates and delivered by the Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Agent. The Pledgor will, from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments, and similar documents, reasonably satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent after the occurrence of any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Agent.

     SECTION 4.3. CONTINUOUS PLEDGE. Subject to SECTION 2.4, the Pledgor will, at all times, keep pledged to the Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, all Pledged Notes, all interest, principal and other proceeds received by the Agent with respect to the Pledged Notes, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral. Without the prior written consent of the Agent, the Pledgor agrees that it will not vote to enable any Pledged Share Issuer to, and will not otherwise permit any Pledged Share Issuer to, issue any stock or other securities of any nature in exchange for or in substitution for, or in addition to, the Pledged Shares.

     SECTION 4.4.  [Intentionally Omitted].

     SECTION 4.5.  VOTING RIGHTS; DIVIDENDS, ETC.  The Pledgor agrees:

          (a)  after any Default of the nature referred to in Section
     8.1.4 of the Loan Agreement or if an Event of Default shall have occurred and be continuing, without any request therefor by the Agent, to (i) promptly upon receipt thereof by the Pledgor, deliver (properly endorsed where required hereby or requested by the Agent) to the Agent and (ii) cause each Pledged Share Issuer and any other issuer of Pledged Shares to pay directly to the Agent, all Dividends, all Distributions, all payments and all proceeds of the Pledged Property and other Collateral then or thereafter receivable by the Pledgor, all of which may be held by the Agent as additional Collateral for use in accordance with SECTION 6.4; and

          (b) after any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or if an Event of Default shall have occurred and be continuing, promptly to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent, upon request of the Agent, such proxies and other documents as may be necessary to allow the Agent to exercise the voting power with respect to any share of capital stock included in the Collateral;

PROVIDED, HOWEVER, that unless a Default of the nature referred to in Section
8.1.4 of the Loan Agreement or an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise, in its reasonable judgment, but in a manner not inconsistent with the terms of the Loan Agreement, this Agreement or any other Collateral Document or Loan Document, the voting power and all other incidental rights of ownership with respect to any Pledged Shares (subject to the Pledgor's obligation to deliver to the Agent such Pledged Shares in pledge hereunder).

     All Dividends, Distributions, all payments and all proceeds in respect of any Pledged Property which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver by SECTION 4.5(A) to the Agent, shall, until delivery to the Agent, be held by the Pledgor separate and apart from its other property in trust for the Agent. The Agent agrees that, unless a Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default shall have occurred and be continuing, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Loan Agreement or any Collateral Document or Loan Document (including this Agreement).

     SECTION 4.6. ADDITIONAL UNDERTAKINGS. The Pledgor will not, without the prior written consent of the Agent:

          (a) enter into any agreement amending, supplementing, or waiving any provision of any Pledged Note (including any underlying instrument pursuant to which such Pledged Note is issued) or compromising or releasing or extending the time for payment of any obligation of the maker thereof; or

          (b) take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Pledged Note or other instrument constituting Collateral.

                                  ARTICLE V

                                  THE AGENT

     SECTION 5.1. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion, after the occurrence and continuance of a Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

          (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2. AGENT MAY PERFORM; PROTECTION OF COLLATERAL. The Agent may from time to time, at its option, perform, or cause performance of, any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing to so perform (it being understood that no such request need be given after the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default) and, subject to the foregoing, the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation, or protection of any of the Collateral or of its security interest therein. The Pledgor hereby acknowledges and agrees that any expenses incurred by the Agent in connection with this SECTION 5.2 shall be payable by the Pledgor pursuant to SECTION 6.5.

     SECTION 5.3. AGENT HAS NO DUTY. The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Agent and the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4. REASONABLE CARE. The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, HOWEVER, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                  ARTICLE VI

                                  REMEDIES

    SECTION 6.1. CERTAIN REMEDIES. If any Default of the nature referred to in Section 8.1.4 of the Loan Agreement or any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b)  The Agent may

               (i) transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

               (ii) notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder;

               (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

               (iv) endorse any checks, drafts, or other writings in the Pledgor's name to allow collection of the Collateral;

               (v)  take control of any proceeds of the Collateral; and

               (vi) execute (in the name, place and stead of the Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     SECTION 6.2. SECURITIES LAWS. If the Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to SECTION 6.1, the Pledgor agrees that, upon request of the Agent, the Pledgor will, at its own expense:

          (a) execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

          (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Lenders by reason of the failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of the Collateral on the date the Agent shall demand compliance with this Section.

     SECTION 6.3. COMPLIANCE WITH RESTRICTIONS. The Pledgor agrees that in any sale of any of the Collateral whenever a Default of the nature referred to in Section 8.1.4 of the Loan Agreement or an Event of Default shall have occurred and be continuing, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 6.4. APPLICATION OF PROCEEDS. All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent and each Lender under SECTION 6.5 hereof and to the Agent and each Lender pursuant to Section 10.3 of the Loan Agreement) in whole or in part by the Agent against, all or any part of the Obligations in such order as the Agent shall elect.

     SECTION 6.5. INDEMNITY AND EXPENSES. The Pledgor hereby indemnifies and holds harmless the Agent and each Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities arising out of or resulting from the Agent's or such Lender's gross negligence or willful misconduct. Upon demand, the Pledgor will pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which any Lender (with respect to CLAUSES (B) through (E) below) or the Agent may incur in connection with:

          (a) the administration of this Agreement, the Loan Agreement and each other Collateral Document and Loan Document;

          (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

          (c) the exercise or enforcement of any of the rights or remedies of the Agent hereunder;

          (d) the failure by the Pledgor to perform or observe any of the provisions hereof; or

          (e) advancing any funds in connection with the matters referred to in SECTION 5.2 hereof.


                                  ARTICLE VII

                                MISCELLANEOUS

     SECTION 7.1. COLLATERAL DOCUMENT AND LOAN DOCUMENT. This Agreement is a Collateral Document and Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

     SECTION 7.2. AMENDMENTS, WAIVERS, REMEDIES, ETC. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent (subject to Section 10.1 of the Loan Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No delay, act or omission on the part of the Agent of any of its rights hereunder shall be deemed a waiver of any rights hereunder unless also contained in an express writing signed by the Agent, nor shall any single or partial exercise of, or any failure to exercise, any right, power or privilege preclude any other or further or initial exercise thereof of any other right, power or privilege.
The rights and remedies provided herein are cumulative, and not exclusive of rights and remedies which may be granted or provided by law or equity.

     SECTION 7.3. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission, and if to any party, addressed or delivered to it at the address set forth below its signature hereto, or at such other address as shall be designated by such party in a written notice to each other party. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

     SECTION 7.4. SUBROGATION. The Pledgor shall not be entitled to be subrogated to any of the rights of the Agent or any Lender by reason of any amounts received hereunder or in connection with the Collateral until all Obligations have been indefeasibly paid in full.

     SECTION 7.5. SECTION CAPTIONS. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

     SECTION 7.6. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     SECTION 7.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

     SECTION 7.8. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     SECTION 7.10. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         SHONEY'S, INC.


                         By:
                            Title:


                         CANADIAN IMPERIAL BANK OF
                           COMMERCE, NEW YORK AGENCY,
                           as Agent

                         By:
                            Title:  Authorized Signatory

                                                         ATTACHMENT 1
                                                             to
                                                      (Pledge Agreement)

Item A.  PLEDGED NOTES


PLEDGED NOTE ISSUER                          PAYEE


Item B.  PLEDGED SHARES


                               PLEDGED SHARES

              State of                                % of
  Issuer-      Incor-    Authorized Outstanding   Outstanding   Certificate
SUBSIDIARY    PORATION     SHARES     SHARES     SHARES PLEDGED    NUMBER

TPI            Tennessee                            100%
Restaurants,
Inc.

TPI            Delaware                             100%
Entertainment,
Inc.

TPI            Hawaii                               100%
Insurance
Corporation


                            PROMISSORY NOTE


                                                                 , 19__

     FOR VALUE RECEIVED, the undersigned, ______________, a _______________
corporation (the "MAKER"), promises to pay to the order of SHONEY'S, INC., a Tennessee corporation (the "PAYEE"), on demand, the aggregate principal amount of the intercompany Indebtedness of the Maker to the Payee reflected on the books and records of the Payee.

     The unpaid principal amount of this promissory note (this "NOTE") from time to time outstanding shall bear interest at a rate of interest equal to ____________, which the Maker represents to be a lawful and commercially reasonable rate, payable __________, and all payments of principal of and interest on this Note shall be payable in lawful currency of the United States of America. All such payments shall be made by the Maker to an account established by the Payee at _______________ and shall be recorded on the grid attached hereto by the holder hereof (including the Agent as pledgee). Upon notice from the Agent (hereinafter defined) that a Default (as defined in the Loan Agreement, hereinafter defined) of the nature referred to in SECTION 8.1.4 of the Loan Agreement or an Event of Default (as defined in the Loan Agreement) has occurred and is continuing under the Loan Agreement, the Maker shall make such payments, in same day funds, to such other account as the Agent shall direct in such notice.

     This Note is one of the Pledged Notes referred to in, and evidences Indebtedness incurred pursuant to, SECTION 7.2.2 of the Bridge Loan Credit Agreement, dated as of May 3, 1996 (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "LOAN AGREEMENT"), among the Payee, Canadian Imperial Bank of Commerce, New York Agency, as the agent (the "AGENT"), and various commercial lending institutions as are, or may from time to time become, parties thereto. Upon the occurrence and continuance of an Event of Default under the Loan Agreement, and notice thereof by the Agent to the Maker, the Agent shall have all rights of the Payee to collect and accelerate, and enforce all rights with respect to, the Indebtedness evidenced by this Note. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

     Reference is made to the Loan Agreement for a description of the Pledge Agreement pursuant to which this Note has been pledged to the Agent as security for the Obligations outstanding from time to time under the Loan Agreement and each other Loan Document.

     In addition to, but not in limitation of, the foregoing, the Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder (including the Agent as pledgee) of this Note endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     THE MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE. THE MAKER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO ACCEPT THIS NOTE.

                              [Name of Maker]


                              By _____________________________
                                Title:  ______________________


                              Pay to the order of Canadian Imperial Bank of Commerce, as Agent

                              SHONEY'S, INC.

                              By _____________________________
                                 Title:  _____________________

                                    GRID

      Intercompany Loans made by Shoney's, Inc. to _________ and payments of principal of such Loans.


                        Amount of             Amount of           Outstanding     Notation
                      Intercompany            Principal            Principal       Made By
      Date                Loan                 Payment              Balance

                                                              EXHIBIT G

This Instrument Was Prepared
BY AND AFTER RECORDING SHOULD
BE RETURNED TO:
DAVID J. WHITE
NATIONSBANK PLAZA, SUITE 1100
414 UNION STREET
NASHVILLE, TENNESSEE 37219


                        MASTER MORTGAGE INDENTURE AND
              DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS,
                    SECURITY AGREEMENT AND FIXTURE FILING

      MASTER MORTGAGE INDENTURE AND DEED OF TRUST WITH ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "INSTRUMENT"), dated as of May 3, 1996, from SHONEY'S, INC., a Tennessee corporation having its principal office and place of business in Davidson County, Tennessee, at 1727 Elm Hill Pike, Nashville, Tennessee 37210 (the "BORROWER") (index as a grantor), to and in favor of CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent, of New York County, New York, and having an address at 425 Lexington Avenue, New York, New York 10017, Attn:
Syndications, Manager Administration (the "AGENT") (index as a grantee), for the benefit and on behalf of the Lenders (as defined herein) with respect to the Collateral (as defined herein) located in the States of Indiana and Kentucky; and to TRUSTEE (as defined herein), for the benefit of the Agent, and to such separate co-trustees appointed herein to act as trustees with respect to certain of the Collateral for the benefit of the Agent, with respect to the Collateral located in the State of Tennessee.


THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS AS A FIXTURE FILING IN ACCORDANCE WITH THE UNIFORM COMMERCIAL CODE AND CROSS-INDEXED IN THE REAL ESTATE OR REAL ESTATE MORTGAGE RECORDS. THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INSTRUMENTS MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL, ARE AS DESCRIBED IN SECTION 1.22(C) HEREOF.


TENNESSEE LEGEND. MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $ ___________. THIS INSTRUMENT SECURES OBLIGATORY ADVANCES AND IS MADE FOR COMMERCIAL PURPOSES.

                                  RECITALS:

      A. The Borrower has issued its Term Notes, each dated May 3, 1996, in the original aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) with a final maturity date of May 3, 1998 (which the Borrower may extend to October 22, 1999, upon compliance with certain conditions set forth in the Loan Agreement (as defined herein)), subject to earlier prepayment as provided in the Loan Agreement (such Term Notes, together with any and all amendments, modifications, renewals, consolidations and extensions thereof, collectively, the "NOTES").

      B. The Bridge Loan Credit Agreement, dated as of May 3, 1996 (together with any and all amendments, modifications, renewals, consolidations and extensions thereof, the "LOAN AGREEMENT"), by and among the Borrower, Canadian Imperial Bank of Commerce and various other financial institutions now or hereafter parties thereto (individually, a "LENDER", and collectively, the "LENDERS"), and the Agent, provides for, among other matters, the making of the term loan evidenced by the Notes by the Lenders and the acceptance of such term loan by the Borrower.

      C. To secure the repayment of the Notes and the performance of certain obligations, the Borrower desires to bargain, sell, convey and mortgage, and grant and assign liens, security titles, security interests and collateral assignments in, certain property.

      D. In the State of Tennessee, the Trustee desires to serve as trustee to hold in trust such liens, security titles, security interests and collateral assignments for the benefit of the Agent.

      E. All things necessary to make this Instrument a valid and binding agreement securing the payment of the Borrower's obligations under the Loan Agreement and the Notes have been done and performed and the execution and delivery of this Instrument, subject to the terms hereof, have in all respects been duly authorized.

      F. For purposes of this Instrument, the term "COLLATERAL" means and includes all right, title and interest of the Borrower in and to all of the following:

           (i) REAL ESTATE. All of the land described on EXHIBIT A attached hereto (the "LAND"), together with all and singular the tenements, rights, easements, hereditaments, rights of way or uses, privileges, liberties, servitudes, licenses, franchises, appendages and appurtenances now or hereafter belonging or in anywise appertaining to the Land (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, flowers, shrubs, crops, trees, timber and other emblements now or hereafter located on the Land; all development rights, air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the Land (LESS AND EXCEPT any oil, gas and other minerals previously reserved or conveyed of record); all estate, claim, demand, right, title or interest in and to any street, road, highway or alley (vacated or otherwise) adjoining the Land or any part thereof; all strips and gores belonging, adjacent or pertaining to the Land; whether now owned or hereafter acquired by the Borrower (the Land and all of the foregoing described in this CLAUSE (I) are herein referred to collectively as the "REAL ESTATE");

           (ii) IMPROVEMENTS AND FIXTURES. All buildings, structures and other structural improvements of every nature whatsoever now or hereafter (A) located or erected on the Real Estate owned in fee simple by the Borrower and (B) owned or purported to be owned by the Borrower or in which the Borrower now or hereafter has rights (to the full extent of such rights), including all component parts thereof; and all fixtures of every nature whatsoever now or hereafter located on or attached to the Real Estate owned in fee simple by the Borrower and owned or purported to be owned by the Borrower or in which the Borrower now or hereafter has rights (to the full extent of such rights), but only to the extent that such fixtures are so related to the Real Estate owned in fee simple by the Borrower that an interest in them arises under applicable real estate law, together with all building or construction materials, fixtures and other articles of any kind or nature whatsoever now or hereafter affixed to, incorporated in or attached to any of the foregoing or the Real Estate owned in fee simple by the Borrower and constituting real property under applicable law and owned or purported to be owned by the Borrower, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment, booths, counters and signs and all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions or proceeds from a sale of any of the foregoing, and all personal property constituting proceeds hereafter acquired with cash proceeds of any of the foregoing (all of the foregoing described in this CLAUSE (II) is herein referred to collectively as the "IMPROVEMENTS");

           (iii) RENTS. All rents, issues, profits, royalties, avails, reversions, remainders, income and other benefits derived or owned by the Borrower directly or indirectly from the Real Estate or the Improvements, and all proceeds of the conversion, voluntary or involuntary, of any of the Premises (as hereinafter defined) into cash or liquidated claims (all of the foregoing described in this CLAUSE (III) is herein referred to collectively as the "RENTS");

           (iv) OCCUPANCY LEASES. All rights of the Borrower under all leases, tenant contracts, licenses, occupancy agreements, warehouse agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money to the Borrower or any consideration for the use, possession or occupancy of, or any estate in, the Real Estate, the Improvements or the After Acquired Property (as defined herein) or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (individually, an "OCCUPANCY LEASE", and all of the foregoing described in this CLAUSE (IV) is herein referred to collectively as the "OCCUPANCY LEASES");

           (v) AFTER ACQUIRED PROPERTY. Any and all additional estates in the Real Estate, the Rents or the Occupancy Leases and other rights and interests hereafter acquired by the Borrower relating to the Collateral or any part thereof, all of the property described in clauses (I) (other than the Land),
(II), (III) and (IV) and all general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove being deemed, as between the Borrower and the Agent, to be fixtures and accessions to the Land (all of the foregoing described in this CLAUSE (V) is herein referred to collectively as the "AFTER ACQUIRED PROPERTY"); and

           (vi) OTHER PROPERTY. All other property or rights of the Borrower of any kind or character related to the Real Estate, the Improvements, the Rents, the Occupancy Leases, the After Acquired Property and all proceeds (including insurance and condemnation proceeds) and products of any of the foregoing, refunded insurance premiums and all rights under and to all payments and deposits required by the provisions of SECTION 1.21 hereof. (The Collateral is also sometimes herein referred to as the "PREMISES.") Whenever the terms "COLLATERAL" and "PREMISES" are preceded by the name of a State, County or City, such term shall mean and refer only to the Collateral or Premises, as the case may be, located in or arising out of or from the Collateral or Premises located in such State, County or City.

      G. For purposes of this Instrument, the term "TRUSTEE" means, collectively or separately, as the context shall require, the following individual, together with any successor or substitute Trustee appointed as provided pursuant to the provisions of this Instrument:

           Trustee - Tennessee Premises:
           Joseph B. Pitt, Jr.,
           a resident of Davidson County, Tennessee

      H. Capitalized terms used herein without other definition have the respective meanings specified in the Loan Agreement.

                                   GRANT:

      NOW THEREFORE, for and in consideration of the making of all loans, advances or other financial accommodations to or for the benefit of the Borrower under the Loan Agreement and the Notes, and in consideration of the various agreements contained herein, in the Notes and the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, and in order to secure the "LIABILITIES" (as defined herein), the Borrower hereby grants, bargains, sells, conveys, assigns, pledges, transfers and mortgages the Premises to the Agent or to the Trustee for the benefit of the Agent, as appropriate, as more specifically set forth in this Grant:

      SECTION A. WITH RESPECT TO THE INDIANA PREMISES, the following provisions of this SECTION A shall apply:

      "INDIANA PREMISES". The Borrower does hereby grant, assign, mortgage and warrant unto the Agent, and the successors, successors-in-title and assigns of the Agent, the Indiana Premises. As to the Indiana Premises, this Instrument shall constitute and shall be enforceable as a mortgage, assignment of leases and rents, security agreement and fixture filing.

      SECTION B. WITH RESPECT TO THE KENTUCKY PREMISES, the following provisions of this SECTION B shall apply:

      "KENTUCKY PREMISES". The Borrower does hereby grant, bargain, sell, mortgage, transfer, convey, pledge, assign, transfer and set over to the Agent, and the successors and assigns of the Agent, the Kentucky Premises, to have and to hold the Kentucky Premises and all parts, rights, members and appurtenances thereof to the use, benefit and behoof of the Agent, and the successors and assigns of the Agent, in fee simple forever. As to the Kentucky Premises, this Instrument shall constitute and be enforceable as a mortgage, assignment of leases and rents, security agreement and fixture filing.

      SECTION C. WITH RESPECT TO THE TENNESSEE PREMISES, the following provisions of this SECTION C shall apply:

      "TENNESSEE PREMISES". The Borrower has bargained and sold, and does hereby bargain, sell, convey and confirm unto the Trustee, his successors and assigns, in trust for the benefit of the Agent, and the successors, successors-in-title and assigns of the Agent, the Tennessee Premises, TO HAVE AND TO HOLD, together with all the hereditaments and appurtenances thereunto belonging or in any wise appertaining unto the Trustee, and his successors and assigns, in fee simple.

         As to the Tennessee Premises, this Instrument shall constitute and shall be enforceable as a deed of trust, assignment of leases and rents, security agreement and fixture filing.

      SECTION D. AND the Borrower covenants and agrees with the Agent as follows:

      The Borrower hereby covenants with and warrants to the Agent and the Trustee, for the benefit of the Trustee, the Agent and the purchaser at any foreclosure sale, that: at the execution and delivery hereof it is well seized of the Collateral, and of a good, indefeasible fee simple or easement estate, as the case may be, therein; the Collateral is free from all encumbrances whatsoever (and any claim of any other person thereto) other than the lien and security interest granted to the Agent and/or the Trustee herein and the encumbrances set forth as exceptions on the final title insurance policies (the "TITLE POLICIES") relating to the Collateral delivered to the Agent pursuant to the Loan Agreement (collectively, the "PERMITTED EXCEPTIONS"); it has good and lawful right to sell, mortgage and convey the Collateral; and it and its successors and assigns will forever warrant and defend the Collateral unto the Agent and the Trustee, and his successors or substitutes in the trust and his or their assigns, as the case may be, against all claims and demands whatsoever with the exception of the Permitted Exceptions.

      This Instrument is given to secure the following described indebtedness, obligations and liabilities (collectively, the "LIABILITIES"):

           (a) All of the indebtedness now or hereafter evidenced by the Notes, with the final payment being due May 3, 1998 (which the Borrower may extend to October 22, 1999, upon compliance with certain conditions set forth in the Loan Agreement), subject to earlier prepayment as provided in the Loan Agreement; TOGETHER WITH any and all amendment or amendments, renewal or renewals and extension or extensions of the indebtedness evidenced by the Notes;

           (b) Any and all additional advances made by the Agent or any Lender to protect or preserve the Collateral or the lien hereof on the Collateral, or to pay taxes, to pay premiums on insurance on the Collateral or to repair or maintain the Collateral, or to complete improvements on the Collateral (whether or not the original Borrower remains the owner of the Collateral at the time of such advances and whether or not the original Agent remains in such capacity at the time of such advances);

           (c) Any and all expenses incident to the collection of the Liabilities and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained;

           (d) The full and prompt payment and performance of any and all obligations or covenants of the Borrower under this Instrument, the Loan Agreement and the terms of any other agreements, assignments or other instruments now or hereafter evidencing, securing or otherwise relating to the Liabilities; and

           (e) Any and all other indebtedness now owing or which may hereafter be owing by the Borrower to the Lenders, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with any and all renewal or renewals, amendment or amendments and extension or extensions of such other indebtedness, it being contemplated that the Borrower may hereafter become indebted to the Lenders in further sums.

      Should the Liabilities be paid in full according to the tenor and effect thereof, when the same shall become due and payable, and should the Borrower perform all covenants herein contained in a timely manner, then this Instrument and the conveyance effected hereby shall be released by the Agent or the Trustee, as appropriate.

                         I. COVENANTS AND AGREEMENTS
                               OF THE BORROWER

      To further secure the payment and performance of the Liabilities, the Borrower hereby covenants, warrants and agrees with the Trustee, and his substitutes and successors in the trust and his or their assigns for the use and benefit of the Agent, and with the Agent as follows:

      1.1 INTERPRETATION. In each instance where the terms and conditions of this Instrument affect the Premises located in the State of Tennessee or the obligations of any party conveying such Premises to secure the Liabilities, any reference to the "Borrower" shall be deemed to refer to the "GRANTOR" and any reference to the "Agent" shall be deemed to refer to the "BENEFICIARY" in the State of Tennessee.

      1.2. PAYMENT AND PERFORMANCE BY THE BORROWER. The Borrower agrees that it will pay, timely and in the manner required in the appropriate documents or instruments, all amounts due under this Instrument, the Loan Agreement and the Notes and all other Liabilities (including attorneys' fees and other fees and charges). All sums payable by the Borrower hereunder shall be paid without demand, counterclaim, offset, deduction or defense and without relief from valuation and appraisement laws. The Borrower waives, to the extent permitted by applicable law, all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense. The Borrower further agrees that it will fully, timely and properly pay and perform in the manner required in this Instrument or at law all of the Liabilities and other covenants, agreements and obligations of the Borrower to be performed under this Instrument.

      1.3. PAYMENT OF TAXES. The Borrower will pay or cause to be paid before any thereof become delinquent all taxes and assessments, general or special, and any and all levies, claims, charges, expenses and liens, ordinary or extraordinary, governmental or nongovernmental, statutory or otherwise, due or to become due, that may be levied, assessed, made, imposed or charged on or against the Collateral or any property used in connection therewith, and will pay before due any tax or other charge on the interest or estate in the Collateral created or represented by this Instrument, whether levied against the Borrower or the Trustee or otherwise, and will submit to the Agent upon written request therefor copies of all receipts showing payment of all of such taxes, assessments and charges; PROVIDED, HOWEVER, that the Borrower shall not (unless otherwise required by law) be required to pay any such taxes, assessments, levies, claims, charges, expenses or liens which are being contested by the Borrower at its expense in good faith and by appropriate proceedings and as to which reserves are being maintained in accordance with generally accepted accounting principles so long as forfeiture of any part of the Collateral will not result from the failure of the Borrower to pay any such taxes, assessments, levies, claims, charges, expenses or liens during the period of any such contest. The Borrower's making any payments and deposits required by the provisions of SECTION 1.21 shall not relieve the Borrower of, or diminish in any way, its obligations as set out in this SECTION 1.3.

      1.4. MAINTENANCE AND REPAIR. None of the Premises is used principally or primarily for agricultural or farming purposes. The Borrower will: not abandon the Premises; not do or suffer anything to be done which would depreciate or impair the value of the Collateral or the security of this Instrument; not permanently remove or demolish any of the Improvements; subject to SECTION 1.11, pay promptly for all labor and materials for all construction, repairs and improvements to or on the Premises; not make any changes, additions or alterations to the Premises or the Improvements other than remodeling in the ordinary course of business except as required by any applicable governmental or insurance requirements or as otherwise approved in writing by the Agent, which approval shall not be unreasonably withheld, delayed or conditioned; at its sole cost and expense, maintain, preserve and keep the Improvements, including the adjoining sidewalks, curbs, vaults and vault space, if any, streets and ways, in good, safe and insurable condition and repair and make any needful and proper repairs, replacements, renewals, additions or substitutions, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, required by wear, damage, obsolescence or destruction, all as promptly as possible under the circumstances, but in all cases in compliance with any time period and construction requirement provided under applicable requirements of governmental authorities and insurance underwriters; not commit, suffer or permit waste of any part of the Premises; and maintain all grounds in good and neat order and repair. The Agent or its representative is hereby authorized to enter upon and inspect the Premises at any time during normal business hours provided that the Agent will not unreasonably interfere with the business operations of the Borrower. Notwithstanding any provision of this Instrument to the contrary, the Borrower shall be entitled to convey portions of the Premises which do not exceed in aggregate value the sum of One Hundred Thousand Dollars ($100,000.00) during any twelve (12) month period to state or local governmental entities or agencies at the request of such state or local governmental entities or agencies provided that such conveyances are in lieu of condemnation. The Agent and/or the Trustee shall provide appropriate releases of this Instrument with respect to the property so conveyed in accordance with this SECTION 1.4.

      1.5. SALES; LIENS. Except as otherwise permitted under this Instrument or the Loan Agreement, the Borrower will not: sell, contract to sell, assign, transfer, hypothecate or convey, or permit to be transferred or conveyed, the Collateral or any part thereof or any interest or estate in any thereof (including any conveyance into a trust or any conveyance of the beneficial interest in any trust that may be holding title to the Premises) or remove any of the Collateral from the Premises or from the state in which the Collateral or any part thereof is located; or create, suffer or permit to be created or to exist any mortgage, lien, claim, security interest, charge, encumbrance or other right or claim of any kind whatsoever (a "LIEN") upon the Collateral or any part thereof, except those of current taxes not then due and payable, the Permitted Exceptions and mechanics' and materialmen's liens being diligently contested in good faith and otherwise in accordance with SECTION 1.11. The Borrower shall have no power or authority to create any lien on any Premises or any part thereof (other than this Instrument and any extension or renewal hereof), and any such lien created without the prior written consent of the Agent, whether created by the affirmative act of the Borrower or otherwise, and whether or not created by any further advance by a prior lienholder after the date of this Instrument, shall be subject and subordinate to this Instrument.

      1.6. ACCESS BY THE TRUSTEE AND THE AGENT. The Borrower will at all times: deliver to the Agent certified copies of all documents which are, or which evidence, govern or create, the Collateral; permit access to the Agent, its representative and/or the Trustee (with no less than twenty-four (24) hours prior notice if no Event of Default (as defined herein) or event which with the giving of notice or lapse of time, or both, has occurred which would constitute an Event of Default, in either of which cases no notice need be given) to its books and records, construction progress reports, tenant registers, sales records, offices, insurance policies and other papers which relate to any or all of the Collateral for examination and the making of copies and extracts; and prepare such schedules, summaries, reports and progress schedules as the Agent may reasonably request.

      1.7. STAMP AND OTHER TAXES. If the federal or any state, county, parish, local, municipal or other government or any subdivision of any thereof having jurisdiction shall now or hereafter levy, assess or charge any tax including, without limitation, an intangibles recording tax (excepting therefrom any income tax on the Lenders' receipt of interest payments on the principal portion of the Notes), assessment or imposition upon this Instrument, the Loan Agreement or the Notes, any other Liabilities, the interest of the Agent, the Lenders and/or the Trustee in the Collateral, or any of the foregoing, or upon the Agent, the Lenders and/or the Trustee by reason of or as holder of any of the foregoing, or shall at any time or times require revenue stamps to be affixed to this Instrument, the Loan Agreement or the Notes, the Borrower shall pay all such taxes and stamps to or for the Agent, the Lenders and/or the Trustee as they become due and payable. If any law or regulation is enacted or adopted permitting, authorizing or requiring any tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits the Borrower from paying any material tax, assessment, stamp or imposition to or for the Agent, the Lenders and/or the Trustee, then any such sums advanced by the Agent, the Lenders and/or the Trustee for such taxes, assessment, stamps or impositions shall be added to the sums hereby secured and shall become immediately due and payable at the option of the Agent. Thereafter, if the Borrower fails to make payment of all such sums within five (5) days after the Agent's written demand therefor, such failure shall constitute an Event of Default hereunder. This SECTION 1.7 shall not, however, obligate or require the Borrower to pay any tax or assessment based upon or measured by the income of the Agent, the Lenders and/or the Trustee.

      1.8. INSURANCE. The Borrower will at all times maintain, or cause to be maintained, on the Improvements and on all other Collateral, all insurance as required in the Loan Agreement.

      1.9. EMINENT DOMAIN. In case the Collateral, or any part or interest in any thereof, is taken by condemnation or eminent domain proceedings or a transfer in lieu thereof, the Borrower shall immediately give written notice thereof to the Agent. Subject to the provisions of SECTION 1.4, the Agent is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (collectively, the "CONDEMNATION AWARDS") which may be paid for any Collateral taken or transferred in lieu of such taking or for damages to any Collateral not taken (all of which the Borrower hereby assigns to the Agent), and all Condemnation Awards so received shall be forthwith applied by the Agent, as it may elect in its sole and unreviewable discretion, to the prepayment of the Notes or the Liabilities, or to the repair and restoration of any Collateral not so taken or damaged, PROVIDED, HOWEVER, that no election made by the Agent under this SECTION 1.9 shall relieve the Borrower of the duty to repair and restore; PROVIDED, FURTHER, that any Condemnation Awards payable by reason of the taking of less than all of the Collateral shall be made available, if at all, to the extent required, as determined by the Agent in its reasonable discretion, for the repair or restoration of any Collateral not so taken. The Borrower hereby empowers the Agent, in its absolute discretion, to settle, compromise and adjust any and all claims or rights arising under any condemnation or eminent domain proceeding relating to the Collateral or any portion thereof, PROVIDED, HOWEVER, that prior to the occurrence of an Event of Default, (i) the Borrower shall have the right to settle, compromise and adjust claims which are reasonably anticipated to result in proceeds in an amount less than $500,000.00, and (ii) the Borrower shall have the right to settle, adjust and compromise claims which are reasonably anticipated to result in proceeds in an amount equal to or more than $500,000.00 jointly with the Agent.

      1.10. GOVERNMENTAL REQUIREMENTS. The Borrower will at all times fully comply with, and cause the Collateral and the use and condition thereof fully to comply with, all federal, state, county, municipal, local and other governmental statutes, ordinances, requirements, regulations, rules, orders, codes and decrees of any kind whatsoever that apply or relate to the Borrower or the Collateral, any of the adjoining sidewalks, streets or ways, vaults or vault space, if any, or the use thereof, and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, governmental franchises and concessions (including, without limitation, those relating to land use and development, landmark preservation, construction, access, water rights and use, noise and pollution) which are applicable to the Borrower or have been granted for the Collateral, any of the adjoining sidewalks, streets or ways, vaults or vault space, if any, or the use thereof. Unless required by applicable law, or unless the Agent has otherwise first agreed in writing, the Borrower shall not make or allow any changes to be made in the nature of the occupancy or use of the Premises or any portion thereof for which the Premises or such portion was intended at the time this Instrument was delivered, provided, however, that the Agent's prior written agreement shall not be required in order for the Borrower to change the use of any portion of the Premises from one restaurant concept to another restaurant concept operated by the Borrower. The Borrower shall not initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and materially adversely affecting the Premises or any part thereof without in each case obtaining the Agent's prior written consent thereto. Notwithstanding the foregoing, the Borrower shall have the right to diligently contest any such governmental requirement so long as (a) the contest is conducted in good faith and by appropriate proceedings; (b) reserves are being maintained in accordance with generally accepted accounting principles; (c) forfeiture of any part of the Collateral will not result from the Borrower's failure to comply with such governmental requirement during the period of such contest; and (d) no criminal penalties will result from the Borrower's failure to comply with such governmental requirement during the period of such contest.

      1.11. NO MECHANICS' LIENS. The Borrower will not suffer any mechanic's, laborer's, construction or materialmen's lien to be created or remain outstanding upon the Collateral or any part thereof. Anything herein contained to the contrary notwithstanding, it shall not be deemed in default with respect to the provisions of this SECTION 1.11 if the Borrower provides the Agent with written notice of the Borrower's good faith intention to diligently contest such claim or lien by appropriate proceedings (and the Borrower does so contest such claim or lien) at the Borrower's sole expense and, if requested by the Agent, the Borrower furnishes to the Agent either a bond, in form and with sureties reasonably satisfactory to the Agent, or an updated title insurance policy or endorsement to the Agent's existing title insurance policy acceptable to the Agent indemnifying the Agent against any loss, cost, damage or attorneys' fees or expenses on account of any such lien or claim. The Borrower agrees to promptly deliver to the Agent a copy of any notices that the Borrower receives with respect to any pending or threatened lien or the foreclosure thereof. IT IS FURTHER EXPRESSLY MADE A COVENANT AND CONDITION HEREOF THAT THE LIEN OF THIS INSTRUMENT SHALL EXTEND TO ALL RIGHT, TITLE AND INTEREST OF THE BORROWER IN ANY AND ALL IMPROVEMENTS AND FIXTURES NOW OR HEREAFTER ON THE PREMISES, PRIOR TO ANY OTHER LIEN THEREON THAT MAY BE CLAIMED BY ANY PERSON, SO THAT SUBSEQUENTLY ACCRUING CLAIMS FOR LIENS ON THE PREMISES SHALL BE JUNIOR AND SUBORDINATE TO THIS INSTRUMENT. ALL CONTRACTORS, SUBCONTRACTORS AND OTHER PARTIES DEALING WITH THE PREMISES OR WITH ANY PARTIES INTERESTED THEREIN ARE HEREBY REQUIRED TO TAKE NOTICE OF THE ABOVE PROVISIONS.

      1.12. CONTINUING PRIORITY. The Borrower will: pay such fees, taxes and charges, and execute and file immediately upon the Agent's request (at the Borrower's expense) such financing statements and other documents (and appropriate continuation statements with respect thereto), obtain such acknowledgments or consents, notify such obligors or providers of services and materials and do all such other acts and things as the Agent may from time to time request to establish and maintain a valid and perfected first and prior lien on and a first priority perfected security interest in, or to establish title to, the Collateral (including, without limitation, any Collateral acquired after the execution hereof); maintain its office and principal place of business at all times at the address shown above except as otherwise may be provided in the Loan Agreement; keep all of its books and records relating to the Collateral on the Premises or at such principal place of business address; keep all tangible Collateral on the Real Estate except as the Agent may otherwise consent in writing, except as otherwise provided in SECTION 1.4; make notations on its books and records sufficient to enable the Agent, as well as third parties, to determine the interest of the Agent hereunder; and not collect any rents or the proceeds of any of the Occupancy Leases more than thirty (30) days before the same shall be due and payable except as the Agent may otherwise consent in writing.

      1.13. UTILITIES. The Borrower will pay or cause to be paid all public and private utility charges incurred in connection with the Collateral promptly when due and maintain all utility services available for use at the Premises.

      1.14. CONTRACT MAINTENANCE; OTHER AGREEMENTS; LEASES. The Borrower will, for the benefit of the Agent, fully and promptly keep, observe, perform and satisfy each obligation, condition, covenant and restriction of the Borrower affecting the Premises or imposed on it under any agreement between the Borrower or a predecessor in title to the Borrower and a third party relating to the Collateral or the Liabilities secured hereby, including, without limitation, the Occupancy Leases (individually, a "THIRD PARTY AGREEMENT", and collectively, the "THIRD PARTY AGREEMENTS"), so that there will be no default thereunder which is not cured within any applicable cure period provided therefor in such Third Party Agreement and so that the persons (other than the Borrower) obligated thereon shall be and remain at all times obligated to perform for the benefit of the Agent; and the Borrower will not permit to exist any condition, event or fact which could allow or serve as a basis or justification for any such person to avoid such performance. Without the prior written consent of the Agent, the Borrower shall not (a) make or permit any termination, modification or amendment of any Third Party Agreement (PROVIDED, HOWEVER, that the Agent agrees not to unreasonably withhold, delay or condition its consent to any termination or amendment of a Third Party Agreement); (b) collect rents or the proceeds of any Occupancy Leases more than thirty (30) days before the same shall be due and payable; (c) modify or amend any Occupancy Leases (PROVIDED, HOWEVER, that the Agent agrees not to unreasonably withhold, delay or condition its consent to any modification or amendment of any Occupancy Leases) or, except where the lessee is in default, cancel or terminate the same or accept a surrender of the leased premises; (d) consent to the assignment or subletting of the whole or any portion of any lessee's interest under any Occupancy Lease, or grant any options to renew (PROVIDED, HOWEVER, that the consent required under this CLAUSE (D) shall not be unreasonably withheld, conditioned or delayed with respect to the assignment, subletting or granting of options to renew any Occupancy Leases); (e) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any Third Party Agreement; or (f) in any other manner impair the Agent's rights and interest with respect to the Rents. The Borrower shall promptly deliver to the Agent copies of any demands or notices of default received by the Borrower in connection with any Third Party Agreement and allow the Agent the right, but not the obligation, to cure any such default. All security or other deposits, if any, received from tenants under the Occupancy Leases shall be segregated and maintained in an account reasonably satisfactory to the Agent and in compliance with the laws of the state where the Premises are located and with an institution reasonably satisfactory to the Agent. The provisions of CLAUSES
(A) and (C) of this SECTION 1.14 to the contrary notwithstanding, the Agent's consent shall not be required for any amendment or other modification of any Third Party Agreement, including but not limited to any Occupancy Lease, if the amendment or modification does not substantially reduce the Rent payable thereunder or substantially increase any risk or liability of the Borrower.

      1.15. NOTIFY THE AGENT OF EVENT OF DEFAULT. The Borrower shall notify the Agent in writing forthwith upon learning of the occurrence of an Event of Default hereunder or other event which, upon the giving of notice or the passage of time or both, would constitute an Event of Default hereunder, which notice shall describe such Event of Default or other event that could mature into an Event of Default and the steps being taken by the Borrower with respect thereto.

      1.16. NO ASSIGNMENTS; FUTURE LEASES. The Borrower will not cause or permit any Rents, Occupancy Leases, other Third Party Agreements or other contracts relating to the Premises to be assigned, transferred, conveyed, pledged or disposed of to any party other than the Agent without first obtaining the express written consent of the Agent to any such assignment or permit any such assignment to occur by operation of law. In addition, the Borrower shall not cause or permit all or any portion of or interest in the Premises to be leased (that word having the same meaning for purposes hereof as it does in the law of landlord and tenant) directly or indirectly to any person, except with the prior written consent of the Agent and, if granted, under Occupancy Leases approved in writing by the Agent, provided, however, that the prior written consent and approval of the Agent shall not be required for any Occupancy Leases in effect on the date hereof. The Agent shall not unreasonably withhold its consent to a lease of all or any portion of the Premises to a franchisee of the Borrower operating under the name of Shoney's, Captain D's, Pargo's, BarbWire's or Fifth Quarter.

      1.17. ASSIGNMENT OF LEASES AND RENTS AND COLLECTIONS.

           (a) The Borrower shall not assign its interest in the Occupancy Leases without the prior written consent of the Agent. All of the Borrower's interest in and rights under the Occupancy Leases now existing or hereafter entered into, and all of the Rents, whether now due, past due or to become due, and including all prepaid rents and security deposits, and all other amounts due with respect to any of the other Collateral, are hereby absolutely, presently and unconditionally assigned and conveyed to the Agent to be applied by the Agent in payment of the Liabilities and all other sums payable under this Instrument, the Loan Agreement and the Notes. The foregoing is intended to be a present and absolute assignment and not merely the passing of a security interest or a collateral assignment. Prior to the occurrence of an Event of Default, the Borrower shall have a license to collect and receive all Rents and other amounts, which license shall be terminated at the sole option of the Agent, without regard to the adequacy of its security hereunder and without notice to or demand upon the Borrower, upon the occurrence of an Event of Default. Further, upon the occurrence of an Event of Default, the Borrower shall immediately turn over to the Agent, all Rents in any actual or constructive possession of the Borrower, its affiliates, contractors or agents, together with an accounting of such Rents. The Agent's exercise of its rights hereunder, and/or the application of the Rents to the Liabilities, shall not cure or waive any Event of Default or notice of a default hereunder, but such rights shall be cumulative and in addition to all other rights and remedies of the Agent. It is understood and agreed that neither the foregoing assignment to the Agent nor the exercise by the Agent of any of its rights or remedies under ARTICLE III shall be deemed to make the Agent a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until the Agent, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Collateral by any court at the request of the Agent or by agreement with the Borrower, or the entering into possession of any part of the Collateral by such receiver, be deemed to make the Agent a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment or operation of all or any portion thereof. Upon the occurrence of an Event of Default, this shall constitute a direction by the Borrower to, and full authority to each lessee under any Occupancy Lease, each guarantor of any of the Occupancy Leases and any other person obligated under any of the Collateral to, pay all Rents and other amounts to the Agent without proof of the Event of Default relied upon. The Borrower hereby irrevocably authorizes each such person to rely upon and comply with any notice or demand by the Agent for the payment to the Agent of any Rents and other amounts due or to become due.

           (b) The Borrower shall apply the Rents and other amounts to the payment of all necessary and reasonable operating costs and expenses of the Collateral, debt service on and payment of the Liabilities secured hereby and otherwise in compliance with the provisions of this Instrument, the Loan Agreement and the Notes.

           (c) The Borrower shall at all times fully perform the obligations of the lessor under all Occupancy Leases. The Agent does not assume and shall not be liable in any respect for any obligation of the lessor under any of such Occupancy Leases. The Borrower shall at any time or from time to time, upon request of the Agent, transfer and assign to the Agent in such form as may be satisfactory to the Agent, the Borrower's interest in the Occupancy Leases, subject to and upon the condition, however, that prior to the occurrence of an Event of Default hereunder the Borrower shall have a license to collect and receive all Rents under such Occupancy Leases upon accrual, but not prior thereto, as set forth in SECTION 1.17(A).

           (d) The Agent shall have the right to assign the Agent's right, title and interest in any Occupancy Leases to any subsequent holder of this Instrument or any participating interest therein or to any person acquiring title to all or any part of the Collateral through foreclosure or otherwise. Any subsequent assignee shall have all the rights and powers herein provided to the Agent. Upon the occurrence of an Event of Default, the Agent shall have the right to execute new leases of any part of the Collateral, including leases that extend beyond the term of this Instrument. Upon the occurrence of an Event of Default, the Agent shall have the authority, as the Borrower's attorney-in-fact, such authority being coupled with an interest and irrevocable, to sign the name of the Borrower and to bind the Borrower on all papers and documents relating to the operation, leasing and maintenance of the Collateral.

           (e) The Borrower shall furnish to the Agent, within twenty (20) days after receipt of a request by the Agent to do so, such information as the Agent from time to time may reasonably request concerning the Occupancy Leases and other agreements pertaining to the use of the Premises.

      1.18. THE AGENT'S PERFORMANCE. If the Borrower fails to fully, timely and properly pay or perform any of its obligations or Liabilities herein contained (including payment of attorneys' fees, expenses of foreclosure and court costs, including costs incurred in connection with appeals), the Agent may (but need not), as agent or attorney-in-fact of the Borrower, such authority being coupled with an interest and irrevocable, sign the name of the Borrower and bind the Borrower on all papers and documents relating to the Liabilities and make any payment or perform (or cause to be performed) any obligation or Liability of the Borrower hereunder, in any form and manner deemed expedient by the Agent, and any amount so paid or expended (plus reasonable compensation to the Agent, the Lenders and the Trustee for their attorneys' fees and out-of-pocket and other expenses for each matter for which they act under this Instrument), with interest thereon at the interest rate then charged under the Notes, shall be added to the Liabilities hereby secured and shall be repaid to such person upon demand. By way of illustration and not in limitation of the foregoing, the Agent may (but need not) do all or any of the following: make payments of principal or interest or other amounts on any lien on any of the Collateral; complete construction; make repairs; collect the Rents and any other rents; prosecute collection of the Collateral or proceeds thereof; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; purchase insurance; make payments or perform other obligations of the Borrower under Third Party Agreements; or redeem from any tax sale or forfeiture affecting the Premises. In making any payment or securing any performance relating to any Liabilities hereunder, the Agent shall be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of the Agent shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes an Event of Default.

      1.19. SUBROGATION. To the extent that the Agent or any Lender, on or after the date hereof, pays any sum under any provision of law or any instrument or document creating any lien or other interest prior or superior to the lien of this Instrument, or the Borrower or any other person pays any such sum with the proceeds of any of the Collateral, the Agent shall have and be entitled to a lien or other interest on the Collateral equal in dignity and priority to the lien or other interest discharged and the Agent shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit the Agent in securing the Liabilities. Foreclosure hereunder shall constitute foreclosure of all such subrogated liens.

      1.20. HAZARDOUS MATERIAL.

           (a) The Borrower shall comply with the provisions of the Loan Agreement regarding Hazardous Materials.

           (b) The Borrower represents and warrants to the Agent that, to the best of the Borrower's knowledge, the Borrower is not required to deliver to the Agent, record or file any disclosure certificates or documents under the Indiana Responsible Property Transfer Law (IC 13-7-22.5). The Borrower hereby agrees to indemnify, defend and hold the Agent harmless from and against any and all liability, loss, costs, damage, liens, fines, penalties and claims asserted against or incurred by the Agent (including, without limitation, attorneys' fees, consultants' fees and expert witness fees, and all costs of litigation, through and including post-judgment and appellate proceedings, if any) as a result of the Borrower's failure to deliver, record or file any such disclosure certificates or documents. This representation and warranty shall survive any foreclosure, release or termination of this Instrument.

      1.21. RESERVE FOR TAXES, ASSESSMENTS, INSURANCE. Except as otherwise provided in the last paragraph of this SECTION 1.21, the Borrower covenants and agrees to pay to the Agent monthly until the Liabilities have been paid in full and otherwise fully performed, a sum equal to taxes and assessments next due upon the Collateral (all as estimated by the Lender) and the premiums that will next become due and payable on policies of fire, rental value and other insurance covering the Collateral required under the terms of this Instrument, divided by the number of months to elapse before one month prior to the date when such taxes, assessments and insurance premiums will become due and payable, such sums to be held by the Agent without interest accruing thereon, to pay each of such items.

      All payments described above in this SECTION 1.21 shall be paid by the Borrower each month in a single payment to be applied by the Agent to the foregoing items in such order as the Agent shall elect in its sole discretion.

      Except as otherwise provided in the last paragraph of this SECTION 1.21, the Borrower shall also pay to the Agent, at least thirty (30) days prior to the due date of any taxes, assessments or insurance premiums levied on, against or with respect to the Collateral, such additional amount as may be necessary to provide the Agent with sufficient funds to pay any such tax, assessment and insurance premiums under this SECTION 1.21 at least fifteen (15) days in advance of the due date thereof. The Borrower's failure timely to make any payments required under this SECTION 1.21 shall be an Event of Default under this Instrument.

      Except as otherwise provided in the last paragraph of this SECTION 1.21, the Agent shall, within fifteen (15) days of receipt from the Borrower of a written request therefor together with such supporting documentation as the Agent may reasonably require (including, without limitation, official tax bills or, as applicable, statements for insurance premiums), cause proper amounts to be withdrawn from such account and paid directly to the appropriate tax collecting authority or insurer, PROVIDED, HOWEVER, that the Borrower has paid to the Agent sufficient funds to cover such payments in full. Even though the Borrower may have made all appropriate payments to the Agent as required by this Instrument, the Borrower shall nevertheless have full and sole responsibility at all times to cause all taxes, assessments and insurance premiums to be fully and timely paid, and the Agent shall have no responsibility or obligation of any kind with respect thereto except with respect to payments required to be made by the Borrower hereunder for which the Agent has received funds to cover such payments in full and all statements, invoices, reports or other materials necessary to make such payments, all not less than fifteen (15) days prior to the deadline for any such payment. If at any time the funds so held by the Agent shall be insufficient to cover the full amount of all taxes, assessments and insurance premiums then accrued (as estimated by the Agent) with respect to the then-current twelve-month period, the Borrower shall, within ten (10) days after receipt of notice thereof from the Agent, deposit with the Agent such additional funds as may be necessary to remove the deficiency. Failure to do so within such ten (10) day period shall be an Event of Default hereunder. If the Collateral described herein is sold under foreclosure or is otherwise acquired by the Agent, accumulations under this SECTION 1.21 may be applied to the Liabilities in such order of applications as the Agent may elect in its sole discretion.

      Anything contained in this SECTION 1.21 to the contrary notwithstanding, the Agent hereby (by acceptance of this Instrument and without the necessity of any written waiver, consent or acknowledgment from the Borrower) waives the requirement of all deposits described in this SECTION 1.21; PROVIDED, HOWEVER, that the Agent shall have the right, in its sole discretion, to rescind such waiver from and after the occurrence of an Event of Default hereunder or the occurrence of any event or condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder.

      1.22 SECURITY AGREEMENT.

           (a) PARTS OF THE COLLATERAL ARE OR ARE TO BECOME FIXTURES ON THE LAND. Insofar as the Improvements, Rents, Occupancy Leases and After Acquired Property are concerned, this Instrument is hereby made and declared to be a security agreement, and a security interest is hereby granted by the Borrower to the Agent encumbering each and every item of Improvements, Rents, Occupancy Leases and After Acquired Property in compliance with the provisions of the applicable Uniform Commercial Code. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of the property aforementioned, if requested by the Agent, shall be executed by the Borrower and the Agent and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, (ii) as prescribed by general law, and (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code as enacted in the relevant state, all at the Agent's sole election. The Borrower and the Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and the intention of the Borrower and the Agent that everything which is described or reflected in this Instrument as part of the Collateral, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy, or (bb) any award in eminent domain proceedings for a taking or for loss of value, or (cc) the Borrower's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as altering any of the rights of the Agent or the Borrower as determined by this Instrument or impugning the priority of the Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Agent in the event any court shall at any time hold with respect to the foregoing clauses
(aa), (bb) or (cc), that notice of the Agent's priority of interest to be effective against a particular class of persons must be filed in the Uniform Commercial Code records. Notwithstanding any terms and conditions of this Instrument, this Instrument does not create, establish or grant a lien or security interest in or upon any personal property that does not constitute a fixture under applicable law.

           (b) The Borrower warrants that (i) the Borrower's (that is, the "Debtor's") name, identity or corporate structure, federal employer identification number and residence or principal place of business are as set forth in EXHIBIT B hereto; (ii) the Borrower is duly qualified to do business in each state in which the Real Estate is located; and (iii) the location of the Improvements is and shall be upon the Land. The Borrower covenants and agrees that: (x) the Borrower will furnish the Agent with notice of any change in the matters addressed by clauses (i) or (ii) of this SECTION 1.22(B) within thirty (30) days preceding the effective date of any such change; (y) the Borrower will promptly execute any financing statements or other instruments deemed necessary by the Agent to prevent any filed financing statement from becoming misleading or losing its perfected status; and (z) the Borrower will remain qualified to do business in each state in which the Premises are located.

           (c) Upon execution by the Agent (where local practice requires or allows the same), this Instrument shall constitute a financing statement filed as a fixture filing under the Uniform Commercial Code in the real estate or other appropriate records of the county in which the Premises are located with respect to all Improvements which are a part of the Premises and with respect to any goods or other personal property that may now be or hereafter become an Improvement on the Premises. The information contained in this SECTION 1.22(C) is provided in order that this Instrument shall comply with the requirements of the applicable state Uniform Commercial Code for instruments to be filed as financing statements to perfect the security interests with respect to Improvements. The names of the "Debtor" and the "Secured Party", the identity or corporate structure, federal employer identification number and residence or principal place of business of the "Debtor" are as set forth in EXHIBIT B attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of the Borrower (that is, the "Debtor"), are as set forth in EXHIBIT B attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

      1.23. CHANGES IN OWNERSHIP. The Borrower hereby acknowledges to the Agent that (i) the identity and expertise of the Borrower were and continue to be material circumstances upon which the Agent and the Lenders have relied in connection with, and which constitute valuable consideration for, the extending to the Borrower of the indebtedness evidenced by the Notes and (ii) any change in such identity or expertise could materially impair or jeopardize the security for the payment of and performance of the Liabilities granted to the Agent by this Instrument. The Borrower therefore covenants and agrees with the Agent that the Borrower may not sell, transfer, exchange, assign, grant a security interest in, pledge or encumber, without the prior written consent of the Agent, all or any part of the Collateral or any interest therein except as set forth in SECTIONS 1.4 AND 1.9; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Agent agrees that in the event the Borrower desires to convey any portion of the Premises, the Agent shall, upon the payment by the Borrower to the Agent of the total value of such Premises (or portion thereof) to be conveyed as shown on SCHEDULE II attached to the Loan Agreement, execute appropriate releases of this Instrument with respect to the Premises (or portion thereof) to be conveyed. Any such amounts paid to the Agent shall be applied to reduce the principal balance of the Notes as provided in Section
3.1.2 of the Loan Agreement and then to the remaining Liabilities as the Agent shall choose. The Borrower makes this agreement whether or not the sale, assignment, grant or encumbrance would or might (a) diminish the value of any security for the Liabilities, (b) increase the risk of default under this Instrument, (c) increase the likelihood of the Agent's having to resort to any security for the Liabilities after an Event of Default, or (d) add or remove the liability of any person or entity for payment of the Liabilities or performance of any covenant or obligation under this Instrument.

                            II. EVENT OF DEFAULT

      Each of the following shall constitute an event of default (an "EVENT OF DEFAULT") hereunder:

      2.1. LIABILITIES. Failure of the Borrower to pay any of the Liabilities as and when due in accordance with the respective terms thereof; or

      2.2. LOAN AGREEMENT. The occurrence of any "Event of Default" (as defined in the Loan Agreement); or

      2.3. PROVISIONS OF THIS INSTRUMENT. Non-compliance by the Borrower with, or failure by the Borrower to perform, any representation, covenant, agreement or warranty contained in this Instrument or any of the Liabilities (other than any non-compliance or failure which constitutes an Event of Default under SECTIONS 2.1 OR 2.2) for thirty (30) days after notice thereof to the Borrower from the Agent with respect thereto.

                                III. REMEDIES

      3.1. ACCELERATION. Upon the occurrence of an Event of Default, the entire indebtedness evidenced by the Notes and all other Liabilities may be declared to be immediately due and payable in accordance with the terms of the Loan Agreement and the Notes. In addition, notwithstanding any provision of this Instrument to the contrary, upon and only upon the occurrence of an Event of Default or at any time thereafter while the Liabilities or any part thereof remains unpaid or unperformed, the Agent and the Trustee shall have the rights and remedies provided in this ARTICLE III.

      3.2. REMEDIES CUMULATIVE. No remedy or right of the Agent hereunder or under the Notes or the Loan Agreement, or otherwise, or available under applicable law or in equity, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law or in equity. No delay in the exercise of, or omission to exercise, any remedy or right accruing upon an Event of Default shall impair any such remedy or right or be construed to be a waiver of any Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by the Agent. All obligations of the Borrower, and all rights, powers and remedies of the Agent expressed herein shall be in addition to, and not in limitation of, those provided by law or in equity or in this Instrument, the Notes or the Loan Agreement, or any other written agreement or instrument relating to any of the Liabilities or any security therefor.

      3.3. POSSESSION OF COLLATERAL; REMEDIES UNDER INSTRUMENT, NOTES AND LOAN AGREEMENT. The Borrower hereby waives all right to the possession, income and Rents of the Collateral from and after the occurrence of an Event of Default. If an Event of Default shall have occurred and shall not have been expressly waived in writing by the Agent, then the Borrower, upon demand of the Agent, shall forthwith deliver to the Agent the actual possession of the Collateral, or any portion thereof, and the Agent and/or the Trustee is hereby expressly authorized and empowered, to the extent permitted by applicable law, but not obligated, at and following any such occurrence, to enter into and upon and take possession of the Collateral, or any part thereof, with or without the appointment of a receiver, and may exclude the Borrower and its agents and employees wholly therefrom and shall have the right to joint access with the Borrower to the books, records and accounts of the Borrower, to complete any construction in progress thereon at the expense of the Borrower, to lease and/or sell the same, to collect and receive all Rents and income and proceeds thereof and to apply the same, less the necessary or appropriate attorneys' fees and expenses of collection thereof, either for the care, operation, sale, lease and preservation of the Collateral and/or, at the election of the Agent in its sole discretion, to a reduction of such of the Liabilities in such order as the Agent may from time to time elect. The Borrower hereby waives the posting of any bond in the event the Agent elects to take possession. The Agent and/or the Trustee, in addition to the rights provided under the Notes and the Loan Agreement, are also hereby granted full and complete authority to enter upon the Premises, employ watchmen to protect the Improvements from depredation or injury and to preserve and protect the Collateral, and to continue any and all outstanding contracts for the erection and completion of improvements to the Premises, to make and enter into any contracts and obligations wherever necessary in their own names, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of the Borrower. All such expenditures by the Agent and/or the Trustee shall be Liabilities hereunder. Upon the occurrence of an Event of Default, the Agent and/or the Trustee also may exercise any or all rights or remedies under the law of the state in which the Collateral is located.

      3.4. FORECLOSURE; RECEIVER. Except as specifically limited or prohibited by applicable state law, the Agent and the Trustee, as appropriate, shall have the rights and remedies set forth in this SECTION 3.4. Upon the occurrence of an Event of Default, the Agent and/or the Trustee shall also have the right immediately to foreclose this Instrument or to exercise any right or power of sale contained in this Instrument. Upon the filing of any complaint for that purpose, or at any other time for any reason if permitted under applicable law, the court in which such complaint is filed may, upon application of the Agent and/or the Trustee or at any time thereafter, either before or after foreclosure sale, and without notice to the Borrower or to any party claiming under the Borrower and without regard to the solvency or insolvency at the time of such application of any person then liable for the payment of any of the Liabilities, without regard to the then value of the Collateral or whether the same shall then be occupied, in whole or in part, as a homestead, by the owner of the equity of redemption, and without requiring any bond from the complainant in such proceedings, appoint a receiver for the benefit of the Agent, with power to take possession, charge and control of the Collateral, to lease the same, to keep the Collateral insured and in good repair, and to collect all Rents during the pendency of such foreclosure suit or sale pursuant hereto, and, in case of a foreclosure sale and a deficiency, during any period of redemption. In furtherance of the foregoing, where permitted under applicable law, the Borrower hereby consents to the appointment of a receiver and waives any notice required with respect thereto.

      The court may, from time to time, authorize such receiver to apply the net amounts remaining in its hands, after deducting reasonable compensation for the receiver and its counsel as allowed by the court, in payment (in whole or in part) of any or all of the Liabilities, including without limitation the following, in such order of application as the Agent may elect: (i) amounts due under the Notes and the Loan Agreement, (ii) amounts due upon any decree entered in any suit foreclosing this Instrument, (iii) costs and expenses of foreclosure and litigation upon the Collateral, (iv) insurance premiums, repairs, taxes, special assessments, water and sewer charges and interest, penalties and costs, in connection with the Collateral, (v) any other lien or charge upon the Collateral that may be or become superior to the lien of this Instrument, or of any decree foreclosing the same, (vi) all moneys advanced by the Agent to cure or attempt to cure an Event of Default by the Borrower in the performance of or payment of any Liabilities or to protect the security therefor provided in this Instrument, the Loan Agreement or the Notes with interest on such advances at the interest rate set forth in Section 3.2.2(b) of the Loan Agreement and (vii) any amounts due under the Third Party Agreements. Excess proceeds of the sale, if any, shall then be paid to the Borrower, upon reasonable request.

      This Instrument may be foreclosed once against all, or successively against any portion or portions, to the extent permitted by applicable law, of the Collateral, as the Agent may elect, until all of the Collateral and the Premises have been foreclosed against and sold. In the case of any sale of the Collateral pursuant to any judgment or decree of any court at public auction or otherwise, the Agent and/or the Trustee, if allowed by applicable law, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Notes and the Loan Agreement and any claims for the Liabilities in order that there may be credited as paid on the purchase price the amount of such Liabilities. In case of any foreclosure of this Instrument or exercise of power of sale (or the commencement of or preparation therefor), the Liabilities and/or all expenses of every kind paid or incurred by the Agent, any Lender and/or the Trustee for the enforcement, protection or collection of the Collateral, including court costs, attorneys' fees (to the extent permitted by applicable law), stenographers' fees, costs of advertising and costs of title insurance (to the extent permitted by applicable law) and any other documentary evidence of title, shall be paid by the Borrower. To the extent allowed by applicable law, the Agent and/or the Trustee may in their discretion deem all or any portion of the Collateral to be, and such Collateral may be foreclosed upon as, real estate under the law of the state in which the Premises are located.

      3.5. ENFORCEMENT. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights, remedies and options in addition to, and not in lieu of, all other rights, remedies and options set forth in this Instrument:

      3.5.A. "INDIANA PREMISES". With respect to the Indiana Premises,the foreclosure remedy hereunder shall be exercised as follows: Upon the occurrence of an Event of Default, the Agent, at its option, may proceed by suit or suits at law or in equity or by other appropriate proceedings or remedy to foreclose this Instrument and, after complying with the statutory notice requirements applicable to such sales, to sell, as an entirety or in separate lots or parcels, the Indiana Premises under the judgment or decree of a court or courts of competent jurisdiction; PROVIDED, HOWEVER, that any rights, powers and remedies provided in this Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable law.

      3.5.B. "KENTUCKY PREMISES". With respect to the Kentucky Premises, the power of sale and remedies hereunder shall be exercised as follows: Upon the occurrence of an Event of Default, the Agent, at its option, may proceed by suit or suits at law or in equity or by other appropriate proceedings or remedy to foreclose this Instrument and, after complying with the statutory notice requirements applicable to such sales, to sell, as an entirety or in separate lots or parcels, the Kentucky Premises under the judgment or decree of a court or courts of competent jurisdiction.

      3.5.C. "TENNESSEE PREMISES". With respect to the Tennessee Premises, the power of sale remedy hereunder shall be exercised as follows: Upon the occurrence of an Event of Default, the Trustee hereunder, or his agent or successors, at the request of the Agent, or the representatives or assigns of the Agent, after giving notice of the time and place of sale by publication of such at least three (3) different times in some newspaper published in the county in which the Tennessee Premises to be sold are situated, the first of which publications shall be at least twenty (20) days previous to such sale, shall, at the date and time stated in the notice, and at the door of the county courthouse in such county at which foreclosure sales are customarily held or, at the election of the Agent, at the Tennessee Premises to be sold, proceed to sell such Tennessee Premises at public auction for cash (or for credit against the Liabilities if the Agent is the highest bidder) or upon such other terms that are satisfactory to the Trustee and the Agent, and in bar of the equity of redemption and all rights of redemption, statutory or otherwise (including, without limitation, those rights of redemption contained in Tennessee Code Annotated Sections 66-8-101, ET SEQ.), homestead, dower, elective share, rights of appraisement or valuation, and all other rights and exemptions of every kind, all of which are hereby waived. The foreclosure sale may be adjourned from time to time by the Trustee, or his agent or successors, at the place of sale on the date the sale is originally set, or on the date of any adjournment thereof, and may be reset at a later date or dates, by announcement without any additional publication. The Agent or a designee of the Agent may purchase the Tennessee Premises at any sale. In the event the Agent purchases the Tennessee Premises at the Trustee's sale, to the extent the Agent's bid price exceeds the Liabilities, the Agent shall pay the Trustee cash equal to such excess. The Tennessee Premises or any part thereof may be sold in one parcel, or in such parcels, manner or order as the Agent in its sole discretion may elect, and one or more exercises of the power herein granted shall not extinguish or exhaust the power unless the entire Tennessee Premises are sold or the Liabilities are paid in full. Following a Trustee's sale of the Tennessee Premises, the Trustee shall deliver to the purchaser a Trustee's Deed conveying the property so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee's Deed shall be prima facie evidence of the truth of the statements made therein. The Borrower further agrees that, in case of any sale hereunder, it will at once surrender possession of the Tennessee Premises and will from that moment become and be the tenant at will of the purchaser, and removable by process as upon a forcible and unlawful detainer suit, hereby agreeing to pay such purchaser the reasonable rental value of the Tennessee Premises after such sale plus all expenses, including legal fees, incurred by the purchaser.

      3.6. REMEDIES FOR LEASES AND RENTS. If an Event of Default shall occur, then, whether before or after institution of legal proceedings to foreclose the lien of this Instrument or before or after the sale hereunder, the Agent shall be entitled, to the extent permitted by applicable law, in its discretion, to do all or any of the following: (i) enter and take actual possession of the Premises, the Rents, the Occupancy Leases, other Third Party Agreements and other Collateral relating thereto or any part thereof, personally or by its agents or attorneys, with or without process of law, and exclude the Borrower therefrom; (ii) with or without process of law, enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of the Borrower relating to the Collateral; (iii) as attorney-in-fact or agent of the Borrower, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Occupancy Leases, other Third Party Agreements and other Collateral relating thereto or any part thereof, and conduct the business, if any, thereof either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Occupancy Leases, other Third Party Agreements and other Collateral (including actions for the recovery of rent, actions enforceable detainer and actions in distress of rent); (iv) cancel or terminate any Occupancy Lease or Third Party Agreement or sublease for any cause or on any ground which would entitle the Borrower to cancel the same; (v) elect to disaffirm any Third Party Agreement, Occupancy Lease or sublease made subsequent hereto or subordinated to the lien hereof; (vi) make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Collateral that the Agent, in its discretion, may deem appropriate; (vii) insure and reinsure the Collateral for all risks incidental to the Lender's possession, operation and management thereof; and (viii) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as the Agent in its discretion may deem proper, the Borrower hereby granting the Agent full power and authority to exercise each and every one of the rights, privileges and powers contained in any section herein, at law or in equity, at any and all times after an Event of Default without notice to the Borrower or any other person; PROVIDED, HOWEVER, that, notwithstanding the foregoing, in the event of a foreclosure, the Agent shall have no right to operate the Collateral under the names presently used by the Borrower without the assignment to the Agent of the appropriate trademarks and service marks by the holder thereof. The Agent, in the exercise of the rights and powers conferred upon it hereby, shall have full power to use and apply the Rents to the payment of or on account of the following, in such order as it may determine: (a) to the payment of the operating expenses of the Premises, including the cost of management and leasing thereof (which shall include reasonable compensation to the Agent and its agents or contractors, if management be delegated to agents or contractors, and it shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized; (b) to the payment of taxes, charges and special assessments, the costs of all repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements of the Collateral, including the cost from time to time of installing, replacing or repairing the Collateral, and of placing the Collateral in such condition as will, in the judgment of the Agent, make it readily rentable; and (c) to the payment of any Liabilities. The entering upon, and taking possession of, the Collateral or any part thereof, and the collection of any Rents and the application thereof as aforesaid shall not cure or waive any Event of Default theretofore or thereafter occurring or affect any notice of default hereunder or invalidate any act done pursuant to any such default or notice, and, notwithstanding continuance in possession of the Collateral or any part thereof by the Agent or a receiver, and the collection, receipt and application of the Rents, the Agent shall be entitled to exercise every right provided for in this Instrument, the Loan Agreement or the Notes or by law or in equity upon or after the occurrence of an Event of Default. Any of the actions referred to in this SECTION 3.6 may be taken by the Agent without regard to the adequacy of the security for the Liabilities hereby secured.

      3.7. PREPAYMENT CHARGE. If any of the Liabilities secured hereby provides for any charge for prepayment of any Liabilities secured hereby, the Borrower agrees to pay such charge if for any reason any of such Liabilities shall be paid prior to the stated maturity date thereof, including, without limitation, any payment resulting from acceleration of the Liabilities secured hereby as the result of an Event of Default, and whether or not such payment is made prior to or at any sale held under or by virtue of this ARTICLE III.

      3.8. SALE A BAR AGAINST THE BORROWER. Any sale of the Collateral or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall, to the maximum extent permitted by applicable law, forever be a perpetual bar against the Borrower.

      3.9. REMEDIES WITH RESPECT TO COLLATERAL DEEMED TO BE PERSONAL PROPERTY. Notwithstanding the provisions of this Instrument, to the extent any of the Collateral is deemed to be personal property under applicable law, the Agent and/or the Trustee may proceed, upon the occurrence of an Event of Default, to enforce and realize all remedies available to a secured party under applicable law, including, without limitation, the Uniform Commercial Code, against such Collateral. To the extent permitted under applicable law, the Agent and/or the Trustee may exercise any power of sale remedy or may foreclose against such Collateral in conjunction with or independently and separately from the exercise of such power of sale or foreclosure against the Premises.

      3.10. PROCEEDS OF SALE. Unless otherwise required by applicable law, the proceeds of any sale of, and any Rents and other amounts generated by the holding, leasing, operation or other use of, the Premises shall be applied by the Agent (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following order of priority:

           (1) first, to the payment of the costs and expenses of taking possession of the Premises and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) the Trustee's and/or receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement, and (v) the payment of any and all taxes, liens, security interests or other rights, titles or interests superior to the lien and security interest of this Instrument (except those to which the Premises have been sold subject to and without in any way implying the Agent's prior consent to the creation thereof);

           (2) second, to the payment of all amounts, other than the principal balance and accrued but unpaid interest, which may be due under the Notes or any documents or instruments securing payment or performance of the Notes or any of the Liabilities, together with interest thereon as provided therein;

           (3) third, to the payment of all accrued but unpaid interest due on the Liabilities;

           (4) fourth, to the payment of the principal balance on the Liabilities and any documents or instruments securing payment of the Liabilities, irrespective of whether then matured;

           (5) fifth, to the extent funds are available therefor out of the sale proceeds or any Rents and, to the extent known by the Agent, to the payment of any indebtedness or obligation secured by a subordinate deed of trust, mortgage or security deed on or security interest in the Premises; and

           (6) sixth, to the Borrower, its legal representatives, successors and assigns.

      3.11 THE BORROWER AS TENANT HOLDING OVER. In the event of any foreclosure sale or sale under power by the Agent or the Trustee as provided in this
ARTICLE III, the Borrower shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                                 IV. GENERAL

      4.1. PERMITTED ACTS. The Borrower agrees that, without affectingor diminishing in any way the liability of the Borrower or any other person (except any person expressly released in writing by the Agent) for the payment or performance of any of the Liabilities or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, the Agent and/or the Lenders may at any time and from time to time, without notice to or the consent of any person, release any person liable for the payment or performance of this Instrument, the Loan Agreement or the Notes or any other Liabilities or any guaranty given in connection therewith; extend the time for, or agree to alter the terms of payment of, any indebtedness under this Instrument, the Loan Agreement or the Notes or any other Liabilities or any guaranty given in connection therewith; modify or waive any obligation; subordinate, modify or otherwise deal with the lien hereof; accept additional security of any kind for repayment of the Notes or any other Liabilities or any guaranty given in connection therewith; release any Collateral or other property securing this Instrument, the Loan Agreement or the Notes or any other Liabilities or any guaranty given in connection therewith; make releases of any portion of the Premises; consent to the making of any map or plat of the Premises; consent to the creation of a condominium regime on all or any part of the Premises or the submission of all or any part of the Premises to the provisions of any condominium act or any similar provisions of law of any state where the Premises are located, or to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; exercise or refrain from exercising, or waive, any right the Agent and/or the Lenders may have; and remove any Trustee and appoint one or more successor or substitute trustees at the Agent's discretion, without the necessity of notice to the Borrower or the Borrower's consent.

      4.2. LEGAL EXPENSES. The Borrower agrees to indemnify, defend and hold harmless the Agent and the Trustee from all losses, damages, liabilities, costs, demands, judgments, causes of actions, suits and expenses, including (without limitation) reasonable attorneys' and other professionals' fees incurred in connection with any suit or proceeding in or to which the Agent and the Trustee or any of them, may be made or become a party in connection with the Liabilities and/or this Instrument, the Notes or the Loan Agreement, other than as a result of the negligence (including, without limitation, ordinary negligence) or willful misconduct of the Agent, all of which shall be due and payable upon demand therefor by the Agent.

      4.3. RELATED DOCUMENTS. If there shall be any inconsistency between the provisions of this Instrument and the Loan Agreement, the terms and provisions of the Loan Agreement shall prevail.

      4.4. DEFEASANCE. Upon full payment and satisfaction of all the Liabilities in accordance with their respective terms and at the time and in the manner provided, and when there is no further obligation to make any advance, or extend any credit hereunder or under the Notes or the Loan Agreement, this Instrument shall terminate, and thereafter, upon demand therefor by the Borrower an appropriate instrument of reconveyance or release shall promptly be made, at the expense of the Borrower, by the Agent and/or the Trustee to the Borrower.

      4.5. NOTICES. Each notice, demand or other communication in connection with this Instrument shall be in writing. Notices forwarded by mail shall be deemed to have been given when sent if sent by registered or certified mail, postage paid, and:

                (i) IF TO THE BORROWER, except as otherwise expressly provided in this Instrument, addressed to it at its address shown above with a copy to:

                Tuke Yopp & Sweeney
                NationsBank Plaza, Suite 1100
                414 Union Street
                Nashville, Tennessee 37219
                Attn: David J. White, Esq.;

                (ii) IF TO THE AGENT, addressed to it at the address shown above with a copy to:

                Mayer, Brown & Platt
                1675 Broadway, Suite 1900
                New York, New York  10019
                Attn: Michael N. Sloyer, Esq.

                (iii) IF TO THE TRUSTEE, addressed to him at the address shown below:

                Joseph B. Pitt, Jr., Trustee
                Chicago Title Insurance Company
                First American Center
                315 Deaderick Street, Suite 105
                Nashville, Tennessee  37238-0105

, or at such other address as such party may, by written notice received by the other parties to this Instrument, have designated as its address for notices. Notices given by telegraph or telex shall be deemed to have been given when sent if addressed to the party to whom sent, at its address as aforesaid.

      4.6. SUCCESSORS; THE BORROWER; GENDER. All provisions hereof shall bind the Borrower, the Agent, the Trustee and their respective successors, vendees and assigns and shall inure to the benefit of the Agent and the Trustee and their successors and assigns, and the Borrower and its permitted successors and assigns. The Borrower shall not have any right to assign any of its rights hereunder. Except as limited by the preceding sentence, the word "Borrower" shall include all persons claiming under or through the Borrower and all persons liable for the payment or performance by the Borrower of any of the Liabilities whether or not such persons shall have executed the Notes, the Loan Agreement or this Instrument. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

      4.7. CARE BY THE AGENT AND THE TRUSTEE. The Agent and the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral assigned by the Borrower to the Agent and/or the Trustee or in the possession of the Agent and/or the Trustee if they take such action for that purpose as the Borrower requests in writing, but failure of the Agent or the Trustee to comply with any such request shall not be deemed to be a failure to exercise reasonable care, and no failure of the Agent or the Trustee to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

      4.8. NO OBLIGATION ON THE AGENT OR THE TRUSTEE. This Instrument is intended only as security for the Liabilities. Anything herein to the contrary notwithstanding (i) the Borrower shall be and remain liable under and with respect to the Collateral to perform all of the obligations assumed by it under or with respect to each thereof, (ii) the Agent, the Lenders and the Trustee shall have no obligation or liability under or with respect to the Collateral by reason or arising out of this Instrument and (iii) the Agent, the Lenders and the Trustee shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under, pursuant to or with respect to any of the Collateral.

      4.9. NO WAIVER; WRITING. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by the Agent to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

      4.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. EXCEPT AS SET FORTH BELOW, THIS INSTRUMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND ACCEPTED BY THE AGENT IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOANS SECURED HEREBY WERE DISBURSED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. THIS INSTRUMENT, TOGETHER WITH THE NOTES AND THE LOAN AGREEMENT, SHALL BE CONTRACTS MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE PROVISIONS HEREOF WHICH RELATE TO THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF LIENS ON REAL PROPERTY AND IMPROVEMENTS, THE EXERCISE OF A POWER OF SALE REMEDY, OR THE APPOINTMENT OF A RECEIVER WITH RESPECT THERETO, THIS INSTRUMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE APPLICABLE PREMISES ARE LOCATED, IT BEING UNDERSTOOD THAT TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF SUCH STATE, THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF THIS INSTRUMENT. Whenever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument. THE AGENT MAY ENFORCE ANY CLAIM ARISING OUT OF THIS INSTRUMENT OR THE NOTES OR THE LOAN AGREEMENT IN ANY STATE OR FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN DAVIDSON COUNTY, TENNESSEE. For the purpose of any action or proceeding instituted with respect to any such claim, the Borrower irrevocably submits to the jurisdiction of such courts and irrevocably consents to the service of process out of such courts by mailing a copy thereof, by registered or certified mail, postage prepaid, to the Borrower at its address for notices as set forth in the Loan Agreement, and agrees that such service, to the fullest extent permitted by law, (a) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding, and (b) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Agent or the Trustee to serve process in any other manner permitted by law or preclude the Agent or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court located in Davidson County, Tennessee, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

      4.11. WAIVER. THE BORROWER, ON BEHALF OF ITSELF AND ALL PERSONS NOW OR HEREAFTER INTERESTED IN THE COLLATERAL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES ALL RIGHTS UNDER ALL APPRAISEMENT, REDEMPTION, HOMESTEAD, MORATORIUM, VALUATION, EXEMPTION, STAY OR EXTENSION LAWS OR EQUITIES NOW OR HEREAFTER EXISTING, AND HEREBY FURTHER WAIVES THE PLEADING OF ANY STATUTE OF LIMITATIONS AS A DEFENSE TO ANY AND ALL LIABILITIES SECURED BY THIS INSTRUMENT, AND THE BORROWER AGREES THAT NO DEFENSE, CLAIM OR RIGHT BASED ON ANY THEREOF WILL BE ASSERTED, OR MAY BE ENFORCED, IN ANY ACTION ENFORCING OR RELATING TO THIS INSTRUMENT OR ANY OF THE COLLATERAL. THE BORROWER, FOR ITSELF AND FOR ALL PERSONS HEREAFTER CLAIMING THROUGH OR UNDER IT OR WHO MAY AT ANY TIME HEREAFTER BECOME HOLDERS OF LIENS JUNIOR TO THE LIEN OF THIS INSTRUMENT, HEREBY EXPRESSLY WAIVES AND RELEASES ALL RIGHTS TO DIRECT THE ORDER IN WHICH ANY OF THE COLLATERAL SHALL BE SOLD IN THE EVENT OF ANY SALE OR SALES PURSUANT HERETO AND TO HAVE ANY OF THE COLLATERAL AND/OR ANY OTHER PROPERTY NOW OR HEREAFTER CONSTITUTING SECURITY FOR ANY OF THE LIABILITIES OR PERFORMANCE SECURED HEREBY MARSHALLED UPON ANY FORECLOSURE OF THIS INSTRUMENT OR OF ANY OTHER SECURITY FOR ANY OF THE LIABILITIES OR PERFORMANCE SECURED HEREBY. THE BORROWER'S WAIVER OF ITS RIGHT OF REDEMPTION CONTAINED HEREIN, IF ANY, SHALL BE NULL AND VOID IF THE CONSIDERATION OF SUCH WAIVER, WHETHER OR NOT EXPRESSED BY ITS TERMS, SHALL BE THE WAIVER AND RELEASE BY THE AGENT OF ANY DEFICIENCY JUDGMENT AGAINST THE BORROWER. THE BORROWER HEREBY EXPRESSLY WAIVES THE BENEFITS OF ANY OTHER RIGHTS AVAILABLE AT LAW OR IN EQUITY WHICH MIGHT OTHERWISE PROVIDE THAT IN THE EVENT OF ANY SUCH SALE THE COLLATERAL MIGHT BE SOLD AT THE OPTION OF THE AGENT AND/OR THE TRUSTEE EITHER AS A WHOLE OR IN SUCH LOTS AND PARCELS AS THE AGENT AND/OR THE TRUSTEE MAY ELECT.

INITIALED BY THE BORROWER:
SHONEY'S, INC.

BY:______________________
      4.12. JURY TRIAL. THE BORROWER HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS INSTRUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS INSTRUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      4.12.A. WAIVER OF BORROWER'S RIGHTS. BY EXECUTION OF THIS INSTRUMENT AND BY INITIALING THIS SECTION 4.12.A, THE BORROWER EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE LIABILITIES AND THE POWER OF ATTORNEY GIVEN HEREIN TO THE AGENT TO SELL THE COLLATERAL BY NON-JUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY THE BORROWER WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH THE BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY THE AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO THE AGENT; (C) ACKNOWLEDGES THAT THE BORROWER HAS READ THIS INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO THE BORROWER AND THE BORROWER HAS CONSULTED WITH COUNSEL OF THE BORROWER'S CHOICE PRIOR TO EXECUTING THIS INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF THE BORROWER HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY THE BORROWER AS PART OF A BARGAINED FOR TRANSACTION:

                         INITIALED BY THE BORROWER:

                               SHONEY'S, INC.


                          By:______________________

      4.13. NO MERGER. It being the desire and intention of the parties hereto that this Instrument and the lien hereof not merge in fee simple title to the Collateral, it is hereby understood and agreed that should the Agent and/or the Trustee acquire any additional or other interest in or to the Collateral or the ownership thereof, then, unless a contrary intent is manifested by the Agent and/or the Trustee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Instrument and the lien hereof shall not merge in the fee simple title, toward the end that this Instrument may be foreclosed as if owned by a stranger to the fee simple title and the Borrower further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the Collateral, this Instrument shall attach to and cover and be a first lien upon such fee title or other estate so acquired, and such fee title or other estate so acquired by the Borrower shall be considered as mortgaged, assigned or conveyed to the Agent and/or the Trustee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein mortgaged, assigned or conveyed and spread. The provisions of this SECTION 4.13 shall not apply in the event the Agent and/or the Trustee acquire the fee of the Collateral except if the Agent and/or the Trustee shall so elect.

      4.14. THE AGENT AND THE TRUSTEE NOT JOINT VENTURERS OR PARTNERS. The Borrower, the Agent and the Trustee acknowledge and agree that in no event shall the Agent and the Trustee be deemed to be partners or joint venturers with the Borrower. Without limitation of the foregoing, the Agent and the Trustee shall not be deemed to be such partners or joint venturers on account of their becoming a mortgagee in possession or exercising any rights pursuant to this Instrument or pursuant to any other instrument or document evidencing or securing any of the Liabilities secured hereby, or otherwise.

      4.15. TIME OF ESSENCE. Time is declared to be of the essence in this Instrument, the Notes and the Loan Agreement and of every part hereof and thereof.

      4.16. NO THIRD PARTY BENEFITS. This Instrument, the Notes and the Loan Agreement are made for the sole benefit of the Borrower, the Trustee, the Agent and the Lenders and, subject to the provisions of SECTION 4.6, their successors and assigns, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not the Agent or the Trustee elect to employ any or all the rights, powers or remedies available to them under any of the foregoing, the Agent and the Trustee shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of the Agent's or the Trustee's actions or omissions pursuant thereto or otherwise in connection with this transaction.

      4.17. FUTURE ADVANCES. This Instrument is given to secure not only existing indebtedness, but also such future advances and obligations, whether such advances are obligatory or are to be made at the option of the Agent or the Lenders, or otherwise, as are made by the Agent or the Lenders or incurred by the Borrower, to the same extent as if such future advances and obligations were made on the date of the execution of this Instrument. The total principal of the obligations secured at any given time may not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (plus interest thereon and any advances made for taxes, liens, assessments, insurance premiums or costs and other sums due under this Instrument and the Loan Agreement).

      4.18. COUNTERPARTS. This Instrument may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

       4.19. MAXIMUM INTEREST. The interest rate charged under the Notes may vary from time to time. If any of the terms or provisions of this Instrument or the Notes or other evidence of the Liabilities secured hereby is susceptible of being construed as binding or obligating the Borrower or any other persons or concerns obligated, either primarily, secondarily or conditionally, for the payment of any debt, whether or not secured hereby, under any circumstances or contingencies whatsoever, to pay interest in excess of the maximum rate of interest permitted by whichever of applicable federal or state law from time to time permits the higher maximum non-usurious rate (the "HIGHEST LAWFUL RATE"), it is agreed that such terms or provisions are a mistake in calculation or wording and, notwithstanding the same, it is expressly agreed that neither the Borrower, nor any other person or concern obligated in any manner on any such debt shall ever be required or obligated under the terms hereof, or under the terms of the Notes or other evidence of the Liabilities or otherwise, to pay interest in excess of the Highest Lawful Rate, and if, for any reason whatever, the interest paid on the Notes and/or the Liabilities shall exceed the Highest Lawful Rate, the holders of the Notes and/or the Liabilities receiving such excess shall either (at the option of such holders) refund to the payor or credit against the principal of the Notes and/or the Liabilities such portion of said interest as may be necessary to cause the interest paid on the Notes and/or the Liabilities to equal the Highest Lawful Rate, and no more. All sums paid or agreed to be paid under this Instrument, the Loan Agreement or the Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable Liabilities, so that the interest rate is uniform throughout the full term of the applicable Liabilities.

      4.20. EXHIBITS.

      (a) To facilitate recordation, there are omitted from certain counterparts of this Instrument those descriptions in EXHIBIT A which contain descriptions of the Premises located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be recorded. There are copies of the Loan Agreement, the Notes, a complete description of all the Premises subject to the security interest and lien of this Instrument and all Permitted Exceptions (when the Title Policies are delivered) on file at the principal offices of the Borrower and the Agent set forth in SECTION 4.5. The complete legal description of all the Premises now or hereafter subject to the security interest and lien of this Instrument as contained in such counterparts and the complete list of all Permitted Exceptions (when the Title Policies are delivered) are incorporated herein by reference. Each counterpart of this Instrument shall be deemed an original and of equal dignity, priority and effect for all pertinent purposes. Notwithstanding the fact that the descriptions of all of the Collateral subject to the security interest and lien of this Instrument and all Permitted Exceptions are not included in each counterpart of this Instrument, any reference to the "Premises", the "Collateral" or the "Permitted Exceptions" in any counterpart of this Instrument shall be deemed to include all of the Collateral and the Permitted Exceptions described in all counterparts of this Instrument.

      4.21 SUBSTITUTION OF THE TRUSTEE. The Agent has the power and shall be entitled, in its sole discretion and without cause, successively to remove the Trustee, or any successor or substitute trustee, and to appoint another trustee or trustees in the place and stead of the Trustee or any successor or substitute trustee, by written instrument duly recorded in the appropriate public records of the counties in which the Tennessee Premises are located, and any such successor or substitute shall have the same title, authority and power as the original Trustee herein named.

      4.22. INDEMNIFICATION OF THE TRUSTEE. Except for willful misconduct REGARDLESS OF WHETHER OR NOT CAUSED IN WHOLE OR IN PART BY THE TRUSTEE'S NEGLIGENCE, the Trustee shall not be liable for any act or omission or error in judgment. The Trustee may rely on any document believed by him in good faith to be genuine. All money received by the Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and the Trustee shall not be liable for interest thereon. The Borrower shall indemnify the Trustee against all liability and expenses which the Trustee may incur in the performance of his duties hereunder.

      4.23 SUITS TO PROTECT THE PREMISES. The Agent shall have power to institute and maintain such suits and proceedings as it may reasonably deem expedient (a) to prevent any impairment of the Premises by any acts which may be unlawful or in violation of this Instrument, (b) to preserve or protect its interest in the Premises and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that the Agent, in the Agent's reasonable judgment, believes to be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Agent. In any such suit or proceeding, the Agent may sue in the name of the Borrower and/or may name the Borrower as a party.

      4.24 SEVERABILITY. If any provision of this Instrument or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Instrument and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      4.25 NO OBLIGATION TO MARSHAL ASSETS. Notice is hereby given that no holder of any mortgage, deed of trust, lien, security interest or other encumbrance affecting all or any portion of the Premises, which is inferior to the lien, security interest and security title of this Instrument, shall have the right or privilege to require the Agent to marshal assets.

171807.12 <<Date>>

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Instrument as of the date first above written.

                                   SHONEY'S, INC., a Tennessee
                                     corporation


                                   By:

                                    F.E. MCDANIEL, JR.
                                   (Typed or Printed Name)

                                   Title:  TREASURER


                                   Attest:


                                       ROBERT J. AMES
                                   (Typed or Printed Name)

                                   Title:  ASSISTANT SECRETARY

                                      [CORPORATE SEAL]

                                   With an address at:

                                   1727 Elm Hill Pike
                                   Nashville, Tennessee 37210

      IN WITNESS WHEREOF, the Agent has executed and delivered this Instrument as of the date first above written.

                                   CANADIAN IMPERIAL BANK OF COMMERCE, ACTING
                                   THROUGH ITS NEW YORK AGENCY, AS AGENT



                                   By:

                                    (Typed or Printed Name)

                                   Title:


                                   Attest:


                                   (Typed or Printed Name)

                                   Title:



                                   With an address at:

                                   425 Lexington Avenue
                                   New York, New York 10017
                                   Attn: Syndications, Manager
                                     Administration



This Instrument Was Prepared
By and After Recording Should
Be Returned To:


_____________________________
David J. White
NationsBank Plaza, Suite 1100
414 Union Street
Nashville, Tennessee  37219

                                   INDIANA
                               ACKNOWLEDGEMENT

STATE OF __________)
                    )         SS.
COUNTY OF _________)

           Before me, a Notary Public in and for said County and State, personally appeared F.E. McDaniel, Jr. and Robert J. Ames, the Treasurer and Assistant Secretary, respectively, of Shoney's, Inc., a Tennessee corporation, who, having been duly sworn, acknowledged the execution of the foregoing instrument for and on behalf of said corporation.

           WITNESS my hand and Notarial Seal this _____ day of May, 1996.



                                   ______________________________
                                   Notary Public

      [SEAL]
                                   ______________________________
                                   Printed

My Commission Expires:_________________

I am a resident of _____________ County, __________.

171807.12 <<Date>>

                                   INDIANA
                               ACKNOWLEDGEMENT



STATE OF NEW YORK )
                   )          SS.
COUNTY OF NEW YORK)


           Before me, a Notary Public in and for said County and State,
personally appeared                                    and
, the                           and                           , respectively,
of Canadian Imperial Bank of Commerce, a Canadian chartered bank acting through its New York Agency, as Agent, who, having been duly sworn, acknowledged the execution of the foregoing instrument for and on behalf of said bank.

           WITNESS my hand and Notarial Seal this _____ day of May, 1996.



                                   ______________________________
                                   Notary Public

      [SEAL]
                                   ______________________________
                                   Printed

My Commission Expires:_________________

I am a resident of _____________ County, __________.











This Instrument Was Prepared
By and After Recording Should
Be Returned To:
David J. White
NationsBank Plaza, Suite 1100
414 Union Street
Nashville, Tennessee  37219

171807.12 <<Date>>

                                  TENNESSEE
                               ACKNOWLEDGEMENT





STATE OF _________

COUNTY OF ________

      Before me, the undersigned, a Notary Public of the state and county mentioned, personally appeared F.E. McDaniel, Jr. and Robert J. Ames, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged themselves to be the Treasurer and Assistant Secretary, respectively (or other officers authorized to execute the instrument) of Shoney's, Inc., the within named bargainor, a corporation, and that they as such Treasurer and Assistant Secretary, executed the foregoing instrument for the purpose therein contained, by personally signing the name of the corporation by themselves as Treasurer and Assistant Secretary.

      Witness my hand and seal, at Office in ____________________, this _____ day of May, 1996.



Notary Public

My Commission Expires:
                                   [NOTARIAL SEAL]

171807.12 <<Date>>

                                  TENNESSEE
                               ACKNOWLEDGEMENT





STATE OF NEW YORK

COUNTY OF NEW YORK

      Before me, the undersigned, a Notary Public of the state and county mentioned, personally appeared _________________ and ___________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged themselves to be ________________________ and ___________________ (or other officers authorized to execute the instrument) of Canadian Imperial Bank of Commerce, the within named bargainor, a Canadian chartered bank acting through its New York Agency, as Agent, and that they as such _____________________ and _____________________, executed the foregoing instrument for the purpose therein contained, by personally signing the name of the bank by themselves as _______________________ and _________________________.

      Witness my hand and seal, at Office in New York, New York, this ____ day of May, 1996.



Notary Public

My Commission Expires:
                                   [NOTARIAL SEAL]



















                                    -42-
                                  KENTUCKY
                               ACKNOWLEDGEMENT




STATE OF _________

COUNTY OF ________


      Before me personally appeared F.E. McDaniel, Jr. and Robert J. Ames, known to me to be the persons described in and who executed the foregoing instrument as Treasurer and Assistant Secretary of Shoney's, Inc., a Tennessee corporation, and, after being duly sworn, acknowledged and subscribed before me that they executed the same as such officers in the name of and on behalf of said corporation.

      WITNESS my hand and official seal this       day of May, 1996, County and
State aforesaid.



                                   Name:
                                   NOTARY PUBLIC

                                   My Commission Expires:


                                   [NOTARIAL SEAL]

171807.12 <<Date>>

                                  KENTUCKY
                               ACKNOWLEDGEMENT





STATE OF NEW YORK

COUNTY OF NEW YORK


      Before me personally appeared                               and
________________________, known to me to be the persons described in and who
executed the foregoing instrument as                 and
____________________ of Canadian Imperial Bank of Commerce, a Canadian chartered bank acting through its New York Agency, as Agent, and, after being duly sworn, acknowledged and subscribed before me that they executed the same as such officers in the name of and on behalf of said bank.

      WITNESS my hand and official seal this       day of May, 1996, County and
State aforesaid.

                                   Name:
                                   NOTARY PUBLIC

                                   My Commission Expires:

                                   [NOTARIAL SEAL]

                                  EXHIBIT A

                            Property Description

                                  EXHIBIT B

                (Description of "Debtor" and "Secured Party")


1.    Name of Debtor:              Shoney's, Inc.
      State of Incorporation:      Tennessee
      Principal Place of
      Business and Location
      of Chief Executive Office:   1727 Elm Hill Pike
                                   Nashville, Tennessee 37210

2.    Inquiries should be addressed to Debtor at:

          1727 Elm Hill Pike
          Nashville, Tennessee 37210

3. Debtor has been using or operating under the above corporate structure without change since: November 1, 1968.

4.   Name and identity of Secured Party:

          Canadian Imperial Bank of Commerce,
          a Canadian chartered bank acting through its New York Agency, as Agent

5.   Inquiries should be addressed to Secured Party at:

          425 Lexington Avenue
          New York, New York 10017
          Attn: Syndications, Manager Administration

6.   Federal Employer Identification Number of Debtor:

          62-0799798


TO BE FILED IN THE REAL PROPERTY RECORDS.

THE NAME OF THE RECORD OWNER OF THE FEE SIMPLE REAL ESTATE INTEREST DESCRIBED ON EXHIBIT A IS SHONEY'S, INC., A TENNESSEE CORPORATION.

                                                                   EXHIBIT H

                             SUBSIDIARY GUARANTY


     THIS GUARANTY, dated as of _______ __, 1996, made jointly and severally by TPI RESTAURANTS, INC., a Tennessee corporation, TPI ENTERTAINMENT, INC., a Delaware corporation, and TPI INSURANCE CORPORATION, a Hawaii corporation (individually, a "GUARANTOR," and collectively, the "GUARANTORS"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, acting in its capacity as agent (the "AGENT") for the various financial institutions (the "LENDERS") which are, or may from time to time become, parties to the Loan Agreement (as defined below).

                            W I T N E S S E T H:

     WHEREAS, the Guarantors are direct wholly-owned Subsidiaries of Shoney's, Inc., a Tennessee corporation (the "BORROWER");

     WHEREAS, pursuant to the Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among the Borrower, the Lenders and the Agent, the Lenders have extended Commitments (such capitalized term, and all other capitalized terms used in these recitals without definition, to have the meanings assigned to such terms in, or by reference in, SECTIONS 1.1 and 1.2 hereof) to the Borrower and have agreed to make Loans to the Borrower pursuant to such Commitments;

     WHEREAS, as a condition precedent to the making of the Second Draw under the Loan Agreement in connection with the Acquisition and the Assumption, each Guarantor is required to execute and deliver this Guaranty;

     WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of such Loans made to the Borrower by the Lenders;

     WHEREAS, each Guarantor's business is a specialized part of an integrated and coordinated enterprise conducted by the Borrower through the Borrower and the Guarantors for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by the Borrower and the Guarantors; and

     WHEREAS, each Guarantor shall derive direct and indirect benefits by reason of the Loan Agreement;

     NOW, THEREFORE, in order to induce the Lenders to make Loans to the Borrower pursuant to the Loan Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged by each Guarantor, each Guarantor hereby agrees with the Agent, for its benefit and the Ratable benefit of each Lender, as follows:

                                  ARTICLE I

                                 DEFINITIONS

     SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

            "AGENT" has the meaning assigned to that term in the PREAMBLE hereto.

            "BORROWER" has the meaning assigned to that term in the FIRST RECITAL hereto.

            "FUNDING GUARANTOR" has the meaning assigned to such term in
     SECTION 4.7 hereof.

            "GUARANTEED OBLIGATIONS" has the meaning assigned to that term in
     SECTION 2.1 hereof.

            "GUARANTOR" and "GUARANTORS" have the respective meanings assigned to those terms in the PREAMBLE hereto.

            "GUARANTY" means this Subsidiary Guaranty, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

            "LENDERS" has the meaning assigned to that term in the PREAMBLE hereto.

            "LOAN AGREEMENT" has the meaning assigned to that term in the SECOND RECITAL hereto.

          "RATABLE" means (a) with respect to all the Loans, in proportion to the respective Lender's Percentage of the aggregate Loans outstanding under the Loan Agreement, and (b) with respect to other Obligations, in proportion to the respective amounts to which the Agent or such Lender is entitled pursuant to the Loan Agreement, the Collateral Documents or the Loan Documents when compared to the total amount which the Agent and all Lenders are entitled to pursuant to the Loan Agreement, the Collateral Documents and the Loan Documents.

     SECTION 1.2. LOAN AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Loan Agreement.

                                  ARTICLE II

                                  GUARANTY

     SECTION 2.1. GUARANTY. Each Guarantor jointly and severally with each other Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the "GUARANTEED OBLIGATIONS"),

          (a) all obligations of the Borrower to the Agent and each of the Lenders now or hereafter existing under the Loan Agreement and each other Loan Document (including this Guaranty), whether for principal, interest, fees, expenses or otherwise;

          (b) all other Obligations to the Agent and each of the Lenders now or hereafter existing under any of the Loan Documents, whether for principal, interest, fees, expenses or otherwise; and

          (c) any and all expenses (including counsel fees and expenses) incurred by the Agent or any Lender in enforcing any of their respective rights under this Guaranty;
                                                                   PROVIDED,
HOWEVER, that any term or provision of this Guaranty to the contrary notwithstanding, the aggregate amount of each Guarantor's liability under this Guaranty shall not exceed the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower before or as a condition to the obligations of any Guarantor hereunder.

     SECTION 2.2. ACCELERATION OF GUARANTY. Each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or any Guarantor, or the inability or failure of the Borrower or any Guarantor to pay debts as they become due, or an assignment by the Borrower or any Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or any Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Borrower may not then be due and payable, each Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by each Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. GUARANTY ABSOLUTE. This Guaranty shall be construed as a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of each Guarantor hereunder have been paid in full and all Commitments shall have terminated. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, and that all other Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

          (a) any lack of validity, legality or enforceability of the Loan Agreement, the Notes, any other Loan Document or any other agreement or instrument relating to any thereof;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Loan Agreement, the Notes, or any other Loan Document;

          (c) any addition, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d)  the failure of any Lender or any holder of any Note

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Loan Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement, any Note, or any other Loan Document;

          (f) any defense, set-off or counter-claim which may at any time be available to or be asserted by the Borrower against the Agent or any Lender;

          (g) any reduction, limitation, impairment or termination of the Obligations of the Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Borrower or otherwise; or

          (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or a Guarantor.

     SECTION 2.4. REINSTATEMENT, ETC. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 2.5. WAIVER. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity (including any other guarantor) or any collateral.

     SECTION 2.6. WAIVER OF SUBROGATION. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of each Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to each Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits.

     SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTES, ETC. This Guaranty shall:

          (a) be binding upon each Guarantor, and its successors, transferees and assigns; and

          (b) inure to the benefit of and be enforceable by the Agent and each other Lender.

Without limiting the generality of CLAUSE (B), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of SECTION 10.10 of the Loan Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND COVENANTS

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Agent and each Lender as follows:

          (a) As to representations and warranties contained in ARTICLE VI of the Loan Agreement, in the Collateral Documents and in any other Loan Documents insofar as the representations and warranties contained therein by their terms are applicable to such Guarantor and its properties, each such representation and warranty (insofar as applicable as aforesaid), together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.

          (b) No Guarantor has any Subsidiaries which have any material assets, operations, revenues or liabilities.

          (c) Such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to enter into this Guaranty and the other Collateral Documents and Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

          (d) The execution and delivery by such Guarantor of this Guaranty and the other Loan Documents to which it is a party and the consummation by such Guarantor of the transactions contemplated hereby and thereby have been duly authorized by such Guarantor. This Guaranty and the other Loan Documents to which such Guarantor is a party have each been duly executed and delivered by such Guarantor and each constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

          (e) The execution and delivery of this Guaranty and the other Loan Documents to which such Guarantor is a party and the consummation by such Guarantor of the transactions contemplated hereby and thereby have not resulted, and will not (with or without the lapse of time or the giving of notice or both) result, (i) in any breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of such Guarantor, any agreement, license or other instrument, any law, rule or regulation or any judgment, decree or order of any court to which such Guarantor is a party or by which its property may be bound, or (ii) in the creation or imposition of any claim, lien, charge or encumbrance of any nature whatsoever upon, or give to others any claim, interest or right, with respect to any of the properties, assets, contracts or licenses of such Guarantor (except pursuant to the Loan Documents to which it is a party).

     SECTION 3.2. COVENANTS. Each Guarantor agrees with the Agent and each Lender that, until all Guaranteed Obligations shall have been paid in full, such Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in ARTICLE VII of the Loan Agreement and in the Loan Documents which by their terms are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and in the Loan Documents, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section and all of such agreements, covenants and obligations shall survive the termination of the Loan Agreement, the Collateral Documents and the Loan Documents for purposes hereof; PROVIDED, HOWEVER, that without limiting the generality of the foregoing, each Guarantor agrees that, until all Guaranteed Obligations shall have been paid in full, in any event it will not create, incur, assume, or suffer to exist any Security Interest upon any of its revenues, property or assets, whether now owned or hereafter acquired, except as may be provided pursuant to the Collateral Documents to which it is a party, or those permitted by SECTION 7.2.3 of the Loan Agreement.

                                  ARTICLE IV
                                MISCELLANEOUS

     SECTION 4.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, ARTICLE X.

     SECTION 4.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon each Guarantor and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that each Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

     SECTION 4.3. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any of the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and each Guarantor (subject to SECTION 10.1 of the Loan Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 4.4. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile transmission and, if to the Guarantors, mailed, given by facsimile transmission or delivered to them in care of Shoney's, Inc. at 1727 Elm Hill Pike, Nashville, Tennessee 37210, Attention of F.E. McDaniel, Jr. (facsimile number (615) 856-3599), and if to the Agent, mailed, telexed, given by facsimile transmission or delivered to it, addressed to it at 425 Lexington Avenue, New York, New York 10017, Attention:
____________ (facsimile number (212) 856-3599), or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile transmission or delivery, shall be deemed given when received.

     SECTION 4.5. NO WAIVER; REMEDIES. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.

     SECTION 4.6. RIGHT TO SET-OFF. Upon the occurrence and during the continuance of any Default of the nature referred to in SECTION 8.1.4 of the Loan Agreement or, with the consent of the Required Lenders, any Event of Default, the Agent and each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender, as the case may be, to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether the Agent shall have made any demand under this Guaranty. The Agent agrees promptly to notify the Guarantors after any such set-off and application made by the Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent or such Lender, as the case may be, under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or any of the Lenders may have.

     SECTION 4.7. CONTRIBUTION OBLIGATIONS AMONG GUARANTORS. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, among themselves, that in the event any payment or distribution is made by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from the other Guarantors for all such payments or distributions, or damages and expenses incurred by such Funding Guarantor in discharging any Guaranteed Obligations. Each Guarantor which is not a Funding Guarantor shall be liable to a Funding Guarantor with respect to any such payments or distributions, or damages and expenses, in an aggregate amount equal to (a) the ratio of (i) the net worth of such Guarantor, as determined in accordance with the most recent balance sheet of such Guarantor at the time of such payment by a Funding Guarantor, to (ii) the aggregate net worth of all Guarantors, similarly determined, multiplied by (b) the amount which the Funding Guarantor paid on account of the Guaranteed Obligations. In the event that at any time there exists more than one Funding Guarantor, then payment from the other Guarantors pursuant to this Section shall be in an aggregate amount equal in proportion to the total amount of money paid for or on account of the Guaranteed Obligations by the Funding Guarantors pursuant to this Guaranty. If the Funding Guarantor is required to make any payment hereunder, such Funding Guarantor shall also be entitled to a right of subrogation in respect of such payment from the other Guarantors. Notwithstanding anything in this Section to the contrary, the agreements in this Section are to establish the relative rights of contribution of the Guarantors and shall not modify the joint and several nature of the obligations of each Guarantor owed to the Agent for its benefit or for the benefit of each of the Lenders or impair the rights of the Agent for its benefit and the benefit of each of the Lenders to hold any of the Guarantors liable for payment of the full amount of all Guaranteed Obligations.

     SECTION 4.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until final payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty, subject to reinstatement in accordance with SECTION 2.4 hereof, (b) be jointly and severally binding upon each of the Guarantors, their successors and assigns, and (c) inure to the benefit of and be enforceable by the Agent for its benefit and the benefit of the Lenders and their respective successors, transferees and assigns.

     SECTION 4.9. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty or affecting the validity or enforceability of such provisions in any other jurisdiction.

     SECTION 4.10.  CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

          (a) EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATIONS SYSTEM (THE "PROCESS AGENT") WITH AN OFFICE AT 1633 BROADWAY, NEW YORK NEW YORK 10019, AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH GUARANTOR AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR MAY, WITH THE PRIOR WRITTEN CONSENT OF THE AGENT, APPOINT ANY OTHER PERSON MAINTAINING AN OFFICE IN NEW YORK CITY AS A SUCCESSOR PROCESS AGENT, AND UPON THE ACCEPTANCE OF THE APPOINTMENT AS PROCESS AGENT BY A SUCCESSOR PROCESS AGENT, SUCH SUCCESSOR PROCESS AGENT SHALL THEREUPON BECOME PROCESS AGENT HEREUNDER AND THE RETIRING PROCESS AGENT SHALL BE DISCHARGED FROM ITS DUTIES AND OBLIGATIONS HEREUNDER. SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING (BY CERTIFIED MAIL) OR DELIVERING A COPY OF SUCH PROCESS TO EACH OF THE GUARANTORS IN CARE OF THE PROCESS AGENT, AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH GUARANTOR ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED MAIL) OF COPIES OF SUCH PROCESS TO THE GUARANTORS AT THEIR ADDRESSES SPECIFIED IN SECTION 4.4. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ACCORDANCE WITH APPLICABLE LAW IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (b) NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST EACH GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

          (c) TO THE EXTENT THAT ANY OF THE GUARANTORS HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR TO ITS PROPERTY, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

          (d) BY EXECUTING THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 4.11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     SECTION 4.12. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, OR ANY OF THE GUARANTORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT ENTERING INTO THIS GUARANTY.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                   TPI RESTAURANTS, INC.


                                   By:
                                      Title:


                                   TPI ENTERTAINMENT, INC.


                                   By:
                                      Title:


                                   TPI INSURANCE CORPORATION


                                   By:
                                      Title:

                                                                   EXHIBIT I

                       FINANCIAL CONDITION CERTIFICATE


                               SHONEY'S, INC.


      Furnished pursuant to Section 5.1.5 of the Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), Canadian Imperial Bank of Commerce and various financial institutions which are, or may from time to time become, parties thereto (the "LENDERS"), and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "AGENT") for the Lenders.


      THIS FINANCIAL CONDITION CERTIFICATE is delivered in connection with and as a condition to the making of the First Draw under the Loan Agreement. Capitalized terms used herein without definition have the meanings given thereto in the Loan Agreement.

      I hereby certify to the Agent and each Lender, in good faith and to the best of my knowledge and belief, as follows:

      1. Since December 17, 1992, I have been the duly qualified and acting Treasurer of the Borrower, and at all pertinent times mentioned herein I have been employed in positions involving responsibility for the management of certain of the financial affairs of the Borrower and have participated in the preparation of the Borrower's financial statements. I have, together with other officers of the Borrower, acted on behalf of the Borrower in connection with the Loan Agreement and the consummation of the transactions contemplated thereby.

      2. I have carefully reviewed the contents of this Certificate, and I have conferred with counsel for the Borrower for the purpose of discussing the meaning of its contents.

      3. In connection with preparing for the consummation of the transactions contemplated by the Loan Agreement, I have assisted in the preparation of and I have reviewed the projections set forth in the Memorandum. The projections set forth in the Memorandum were prepared on the basis of information and estimates available on the date thereof, and I have no reason to believe that, if such statements were to be prepared today, they would be different in any materially adverse way.

      4. In connection with the issuance of this Certificate and the preparation of the projections set forth in the Memorandum, I have assisted in the preparation of and have reviewed the financial statements described in
Section 6.4 of the Loan Agreement as having been previously delivered to the Lenders. I have no reason to believe that the assumptions upon which the projections set forth in the Memorandum are based are not reasonable, subject to the recognition by the Lenders, however, that (x) projections as to future events are not to be viewed as fact, and (y) because certain assumptions may not materialize, either partially or wholly, and because unanticipated events may occur and circumstances may arise subsequent to the date of such projections, actual results during the period or periods covered by any projections may differ from the projected results. I believe that the projections set forth in the Memorandum provide reasonable estimations of future performance, subject, as stated above, to the uncertainty and approximation inherent in any projections.

      5. I have made such reviews, investigations and inquiries as I have deemed necessary or prudent therefor.

      Based upon the foregoing, I have concluded, in good faith and to the best of my knowledge and belief, that as of the Closing Date and after giving effect to all transactions comprising and incidental to and contemplated by the Loan Agreement and the consummation of the transactions contemplated by the Loan
Agreement:

           A. the fair salable value of the Borrower's assets exceeds the total amount of liabilities (including contingent (including full utilization of the Commitments on the Closing Date under the Loan Agreement), subordinated, unmatured and unliquidated liabilities, in each case valued at the probable liability of the Borrower with respect thereto) of the Borrower by more than $100,000,000, and, therefore, the Borrower is not "insolvent";

           B. the present fair salable value of the assets of the Borrower is not less than the amount that will be required to pay its probable liabilities as they become absolute and matured;

           C. the Borrower will be able to realize upon its assets and will have sufficient cash flow from operations to enable it to pay its debts, other liabilities and contingent obligations as they mature in the ordinary course of business;

           D. the Borrower does not have an unreasonably small capital with which to engage in its anticipated businesses; in reaching this conclusion, I understand that "unreasonably small capital" depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusions based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Borrower; and

           E. the Borrower has not incurred any obligation under the Loan Agreement or made any conveyance pursuant to or in connection with the Loan Agreement, with actual intent to hinder, delay or defraud either present or future creditors of the Borrower.

      For purposes of this Certificate, the "fair salable value" of the Borrower's assets and investments has been determined on the basis of the amount which I have concluded, in good faith and to the best of my knowledge and belief, may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

      I understand that the Agent and the Lenders are relying on the truth and accuracy of the foregoing in connection with their entering into the Loan Agreement and consummating the transactions contemplated thereby.
      I represent the foregoing information to be, in good faith and to the best of my knowledge and belief, true and correct and have executed this Certificate this 3rd day of May, 1996.




                                   F.E. McDANIEL, JR.,
                                     Treasurer

171807.12 <<Date>>

                                                                   EXHIBIT J



                         LENDER ASSIGNMENT AGREEMENT


To:   Shoney's, Inc.
      1727 Elm Hill Pike
      Nashville, Tennessee  37210

To:   Canadian Imperial Bank of Commerce,
      as Agent
      425 Lexington Avenue
      New York, New York  10017


                               SHONEY'S, INC.


Gentlemen and Ladies:

      We refer to clause (d) of Section 10.10.1 of the Bridge Loan Credit Agreement, dated as of May 3, 1996 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "LOAN AGREEMENT"), among Shoney's, Inc., a Tennessee corporation (the "BORROWER"), the various financial institutions which are, or may from time to time become, parties thereto (the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as agent (in such capacity, the "AGENT") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

      This agreement is delivered to you pursuant to clause (d) of Section
10.10.1 of the Loan Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.10.1 of the Loan Agreement, of the assignment and delegation to _______________ (the "ASSIGNEE") of ___% of the Loans [and Commitment] of _____________ (the "ASSIGNOR") outstanding under the Loan Agreement on the date hereof, and of a like percent of all of the Assignor's rights and obligations under all of the Collateral Documents and other Loan Documents. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Loan Agreement are set forth opposite such Person's name on the signature pages hereof.

      [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

      The Assignee hereby acknowledges and confirms that it has received a copy of the Loan Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Loan Agreement as a condition to the making of the Loans thereunder. THE ASSIGNEE FURTHER CONFIRMS AND AGREES THAT IN BECOMING A LENDER AND IN MAKING ITS COMMITMENT AND LOANS UNDER THE LOAN AGREEMENT, SUCH ACTIONS HAVE AND WILL BE MADE WITHOUT RECOURSE TO, OR REPRESENTATION OR WARRANTY BY, THE AGENT OR THE ASSIGNOR.

      Except as otherwise provided in the Loan Agreement, effective as of the date of acceptance hereof by the Agent
           (a)  the Assignee

                (i) shall be deemed automatically to have become a party to the Loan Agreement, have all the rights and obligations of a "Lender" under the Loan Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof, and expressly confirms and ratifies the provisions of Article IX of the Loan Agreement;

                (ii) agrees to be bound by the terms and conditions set forth in the Loan Agreement and the other Loan Documents as if it were an original signatory thereto; and

           (b) the Assignor shall be released from its obligations under the Loan Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

      The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section 10.10.1 of the Loan Agreement upon the delivery hereof.

      The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Agent to acknowledge receipt of this document:

           (A)  Address for Notices:

                                   Institution Name:

                                   Attention:

                                   Domestic Office:

                                   Telephone:

                                   Facsimile:

                                   Telex (Answerback):

                                   LIBOR Office:

                                   Telephone:

                                   Facsimile:

                                   Telex (Answerback):

           (B)  Payment Instructions:


      The Assignee agrees to furnish the tax form required by Section 4.6 (if so required) of the Loan Agreement no later than the date of acceptance hereof by the Agent.

      This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ADJUSTED PERCENTAGE                             [ASSIGNOR]

  [Commitment
     and]
    Loans: __%

                                   By:_______________________
                                      Title:

PERCENTAGE         [ASSIGNEE]

  [Commitment
     and]
    Loans: __%

                                   By:_______________________
                                      Title:

171807.12 <<Date>>

Accepted and Acknowledged
this __ day of _______, 19

CANADIAN IMPERIAL BANK OF COMMERCE,
  as Agent


By:________________________
   Title:


SHONEY'S, INC.


By:_______________________
   Title:

171807.12 <<Date>>

                                                                   EXHIBIT K

                             TUKE YOPP & SWEENEY
                                  ATTORNEYS
                        NATIONSBANK PLAZA, SUITE 1100
                              414 UNION STREET
                         NASHVILLE, TENNESSEE 37219
                          TELEPHONE (615) 313-3300
                          FACSIMILE (615) 313-3310

                                 May 3, 1996

Each of the Lenders that is a
  party to the Credit Agreement
  referenced below

Canadian Imperial Bank of Commerce,
  acting through its New York Agency,
  as Agent for the Lenders
425 Lexington Avenue
New York, New York 10017

           Re: Shoney's, Inc.

Ladies and Gentlemen:

      This opinion letter is furnished to you pursuant to SECTION 5.2.8.(C) of the Bridge Loan Credit Agreement, dated as of the date hereof (the "CREDIT AGREEMENT"), by and among Shoney's Inc., a Tennessee corporation (the "Borrower"), Canadian Imperial Bank of Commerce and various other financial institutions now or hereafter parties to the Credit Agreement as lenders (collectively, the "Lenders"), and Canadian Imperial Bank of Commerce, a Canadian chartered bank acting through its New York Agency, as Agent for the Lenders (in such capacity, the "Agent"). Capitalized terms that are used herein and are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      We have acted as special counsel to the Borrower in connection with the preparation, execution and delivery of the Loan Documents (as hereinafter defined) relating to the Tennessee Collateral (as hereinafter defined) located in the State of Tennessee (the "State").

      In connection with this opinion letter, we have investigated such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records, in each case as we have deemed necessary or appropriate for the purposes of the opinions expressed herein. Our examination has included the following documents:

           (a)  an execution copy of the Credit Agreement;

May 3, 1996
Page 2

           (b) an execution copy of the Master Mortgage Indenture and Deed of Trust With Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the date hereof (the "Deed of Trust"), executed by the Borrower in favor of the Trustee named therein for the benefit of the Agent and covering only the real property interest of the Borrower in the Real Estate, Improvements, Occupancy Leases, After Acquired Property and Premises (each such term being used herein as it is defined in the Deed of Trust) and in the fixtures described in the Deed of Trust (the "FIXTURE PROPERTY") that are located in the State. For purposes of this opinion letter, the term "TENNESSEE COLLATERAL" shall include the Fixture Property, Real Estate, Improvements, Occupancy Leases, After Acquired Property and Premises located in the State but only to the extent that the properties, rights or interests included within the definitions of such terms constitute real property under the laws of the State. We understand that a counterpart of the Deed of Trust will be recorded in the offices in the State listed on SCHEDULE 1 attached hereto and made a part hereof (individually, a "RECORDING OFFICE", and collectively, the "RECORDING OFFICES"); and

           (c) execution copies of the financing statements on Form UCC-1 (individually, a "FIXTURE FILING", and collectively, the "FIXTURE FILINGS") naming the Borrower, as debtor, and the Agent, as secured party, covering the Fixture Property and to be filed in the Recording Offices.

A counterpart of the Deed of Trust to be recorded in a Recording Office is sometimes referred to herein as a "TENNESSEE DEED OF TRUST" and all such counterparts of the Deed of Trust to be recorded in the Recording Offices are sometimes collectively referred to herein as the "TENNESSEE DEEDS OF TRUST". The Credit Agreement, the Tennessee Deeds of Trust and the Fixture Filings are sometimes collectively referred to herein as the "LOAN DOCUMENTS".

      In stating the opinions expressed herein, we have assumed that:

           (a) Each party to the Loan Documents has full power and authority to execute, deliver and perform such Loan Documents, and each party to the Loan Documents has duly authorized the execution, delivery and performance of such Loan Documents by all necessary action;

           (b) The Loan Documents have been duly executed and delivered by each party thereto;

May 3, 1996
Page 3

           (c) Each Loan Document has been executed and delivered, in all material respects, in the respective forms submitted to us as the execution forms thereof;

           (d) The parties to the Loan Documents (other than the Borrower) are corporations (or banking associations) duly incorporated (or organized) and validly existing and in good standing under the laws of their respective jurisdictions of incorporation (or organization) and under the laws of the State if required to be qualified as a foreign corporation (or banking association) in the State; and

           (e) All documents submitted to us as originals are authentic, and all documents submitted to us as certified, conformed or photostatic copies conform to authentic original documents.
      As to various questions of fact relevant to the opinions expressed herein, we have assumed and relied upon the accuracy of the factual content of representations and warranties contained in the Loan Documents and statements, written information and certificates of public officials, of representatives of the Borrower and its Subsidiaries and of others deemed by us to be appropriate. We have made no examination of the condition of title to any of the Tennessee Collateral or other property affected by any of the Loan Documents and, accordingly, we express no opinion as to the condition of title of or to any such Tennessee Collateral or other property or as to the priority of any lien or security interest created by the Loan Documents.

      Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the limitations, assumptions and qualifications set forth in this opinion letter, we are of the opinion that:

      1. The Borrower is duly incorporated and in good standing under the laws of the State. In accordance with T.C.A. <section> 48-11309(c), a Tennessee Certificate of Existence "may be relied upon as conclusive evidence that the domestic or foreign corporation is in existence or is authorized to transact business" in the State and "is in good standing." We have relied upon this statute in rendering this opinion.

      2. The execution, delivery and performance of the Loan Documents by the Borrower, and the recordation of the Tennessee Deeds of Trust and the filing of the Fixture Filings (a) do not conflict with, contravene or violate any laws, rules, regulations, ordinances and orders of any governmental authority (collectively,

May 3, 1996
Page 4

the "Requirements of Law") of the State that are applicable to, or binding upon, the Borrower or the Tennessee Collateral, and (b) do not require any license, permit or authorization from, exemption by, registration with, consent or approval of, or notice to, or other action to, with or by, any governmental authority, except for the recordation of the Tennessee Deeds of Trust and the filing of the Fixture Filings in the appropriate Recording Offices.

      3. The description of the Tennessee Collateral contained in the granting clauses of the Tennessee Deeds of Trust, including the legal descriptions of the Land (as defined in the Tennessee Deeds of Trust) attached to the Tennessee Deeds of Trust to be recorded, is legally sufficient under the laws of the State for the purpose of subjecting such Tennessee Collateral to the lien of the Tennessee Deeds of Trust. The Tennessee Deeds of Trust are in proper form for the creation of a deed of trust lien against all of the Borrower's real property interest in the Tennessee Collateral and for recording in the land records of the Recording Offices.

      4. No deed or mortgage recording, conveyance, registration, stamp or other similar tax or fee will be due upon the execution, delivery, recordation, performance or enforcement of the Tennessee Deeds of Trust or the Fixture Filings, except for the tax imposed by T.C.A. <section> 67-4-409(b) in the amount of 11 1/2 <cent> per one hundred dollars or major fraction thereof of principal indebtedness (the first $2,000 of principal indebtedness is exempt), and a $1.00 local filing fee and per page charges imposed by the applicable Recording Office with respect to each Tennessee Deed of Trust, and a $10.00 filing fee with respect to each Fixture Filing. We understand and assume that the Borrower, after application of the proration formula set forth in T.C.A.
<section> 67-4-409(b)(7), is paying tax under T.C.A. <section> 67-4-409(b) on a principal indebtedness of $44,000,000.

      5. Upon the execution, delivery and due recordation of the Tennessee Deeds of Trust in the Recording Offices and the payment of the taxes, fees and charges described in Paragraph 4 above, the Tennessee Deeds of Trust shall constitute and shall be effective to create, under the laws of the State, a valid deed of trust lien of record in the principal amount referred to in the Tennessee Deeds of Trust as security for the Liabilities (as defined in the Tennessee Deeds of Trust), against all real property interest of the Borrower in the Tennessee Collateral. No other recordation or filing need be made, and no other action need be taken, in order to establish or maintain the effectiveness of the deed of trust lien of the Tennessee Deeds of Trust as so created against the real property interest of the Borrower in the Tennessee Collateral.

May 3, 1996
Page 5

      6. The Tennessee Deeds of Trust contain the terms and provisions necessary to enable the Trustee named therein and the Agent, on behalf of the Lenders, following a default under the Tennessee Deeds of Trust, to exercise those remedies which are customarily available to the holder of a real estate lien under the laws of the State.

      7. The exercise of the power of sale remedy under the Tennessee Deeds of Trust by nonjudicial action will not, in and of itself, restrict, affect or impair the Borrower's liability with respect to the indebtedness secured thereby, or any other indebtedness of the Borrower under the Credit Agreement, or the Agent's rights or remedies under the Credit Agreement, or the Agent's rights and remedies with respect to the foreclosure or enforcement of any other security interests or liens securing any such indebtedness existing under any other instrument, and the laws of the State do not require a lienholder to elect to pursue its remedies against either mortgaged real property or personal property or directly against a debtor where such lienholder holds security interests in and/or liens on both real property and personal property of a debtor except where the doctrine of marshalling applies.

      8. The Fixture Filings are in appropriate form for filing and, upon the filing of the Fixture Filings in the Recording Offices and the payment of the fees and charges required in connection with such filing, the Agent's security interest in all right, title and interest of the Borrower in and to the Fixture Property shall be fully perfected, subject to the qualifications set forth below:

           (a) perfection of the Agent's security interest in proceeds will be limited to the extent provided in Section 9-306 of the Uniform Commercial Code as adopted in the State;

           (b) a Fixture Filing is effective for five (5) years and sixty (60) days from the date of the filing thereof;

           (c)  the security interest of the Agent will cease to be perfected
      (i) as to any collateral thereunder acquired by the Borrower more than four (4) months after the Borrower changes its name, identity or organizational structure so as to make the then filed Fixture Filings seriously misleading, unless new appropriate financing statements are filed before the expiration of such fourmonth period; and (ii) as to collateral thereunder

May 3, 1996
Page 6

      otherwise disposed of by the Borrower if such disposition is authorized by the Agent; and

           (d) in the case of property that becomes Fixture Property after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

      9. So long as advances under the Tennessee Deeds of Trust are obligatory advances, the priority of the Tennessee Deed of Trust in a particular county of the State for such obligatory future advances is determined by the date on which such Tennessee Deed of Trust is recorded in the Recording Office for such county.

      10. Under the laws of the State, except for the Tennessee Hazardous Waste Management Act of 1983, T.C.A. <section><section> 68-212-201 ET seq., there is no statutory or regulatory lien in favor of any governmental entity for (a) liability under the State environmental laws or regulations, or (b) damages (including natural resource damages) arising from or costs incurred by such governmental entity in response to the release of a hazardous or toxic waste, substance, pollutant or other substance, excluding radiation and radiation sources, into the environment which, if not of record on the date of recording of the Tennessee Deed of Trust in a particular county would have priority over such Tennessee Deed of Trust in such county.

      11. Under the laws of the State and local jurisdictions thereunder, there are no statutory or regulatory requirements relating to the transfer of ownership, transfer of operational management, sale or closure of premises upon which there are hazardous or toxic wastes, or upon which there are certain facilities which indicate a likelihood of such wastes, which require notification of the State or the local jurisdiction of such transfer, sale or closure or require certification that there has been no discharge of toxic or hazardous wastes or other substances, or which, in the event of a discharge, impose liability on a mortgagee or beneficiary under a deed of trust for the undertaking of remedial measures to alleviate environmental contamination resulting from such discharge or impose liability on any other party for such undertaking, except the Tennessee Hazardous Waste Management Act of 1977, T.C.A. <section><section> 68-212-101, ET seq., the Tennessee Hazardous Waste Management Act of 1983, T.C.A. <section><section> 68-212201, ET seq., the Water Quality Control Act of 1977, T.C.A.

May 3, 1996
Page 7

<section><section> 69-3-101, ET seq., the Sanitary Landfill Areas Act, T.C.A.
<section><section> 68-213-101, ET seq., the Tennessee Solid Waste Disposal Act,
T.C.A. <section><section> 68-211-101, et seq., the Solid Waste Management Act of 1991, T.C.A. <section><section> 68-211-801, et seq., the Tennessee Petroleum Underground Storage Tank Act, <section><section> 68-215-101, ET seq., the Tennessee Hazardous Waste Reduction Act of 1990, T.C.A. <section><section> 68-212-301, ET seq., the Tennessee Drycleaner's Environmental Response Act, T.C.A. <section><section> 68-217-101, et seq., and T.C.A. <section><section> 55-10-301, et seq. (relating to accidents, arrests, crimes, and penalties in connection with motor and other vehicles). None of the foregoing statutes expressly imposes liability on a mortgagee or beneficiary under a deed of trust prior to acquisition of title to the contaminated property by deed in lieu of foreclosure or exercise of the power of sale under its deed of trust, or prior to operation of the contaminated property, but, except for the Tennessee Hazardous Waste Management Act of 1983, T.C.A. <section> 68-212-202, none expressly exempts mortgagees or beneficiaries under deeds of trust from liability. We call your attention to the fact that the United States Court of Appeals for the Eleventh Circuit has construed similar federal laws to impose liability on a mortgagee that has the power to participate in the management of its borrower's business or operations regardless of whether such mortgagee has acquired title to the contaminated property.

      12. The Credit Agreement and the Tennessee Deeds of Trust contain provisions with respect to the choice of law applicable to govern the provisions thereof. Each such provision states that New York law is wholly or partially to govern the instrument in which such provision appears. In this connection T.C.A. <section> 47-14-119 provides as follows:

      In any transaction otherwise subject to this chapter which is not subject to the disclosure requirements of the Federal Consumer Credit Protection Act, where the transaction bears a reasonable relationship to this state and also to another state or nation, the parties may agree in the written contract evidencing such transaction that the laws of this state or of any other such state or nation shall govern their rights and duties with respect to interest, loan charges, commitment fees, and brokerage commissions.

      Tennessee courts have recognized that parties ordinarily are free to contract that the law of some jurisdiction other than the law of the place of making the contract shall govern their relationship. In previous cases, such a stipulation has been sustained when made in good faith and when the other state had some direct and relevant connection with the transaction. The choice of

May 3, 1996
Page 8

its law must not be a sham or subterfuge and the application of its law must not be contrary to a fundamental policy of the State. We have not been advised, and are not otherwise aware, of any facts which indicate that any party to the Credit Agreement or the Tennessee Deeds of Trust containing such choice of law provision did not enter into the transactions contemplated thereby in good faith or that any party to the Credit Agreement or the Tennessee Deeds of Trust containing such choice of law provision engaged in fraud or chicanery, or misled any other party to such transactions. We believe that a Tennessee court (or federal court of the United States applying the laws of the State), properly applying the general choice of law rules and principles applied by such courts as a matter of Tennessee law, would uphold and enforce the choice of law provisions in the Credit Agreement and the Tennessee Deeds of Trust.

      13. Under the laws of the State, except as described below, there is no requirement that the Agent or any of the Lenders qualify to do business in the State, comply with the provisions of any foreign lender statute or pay any state or local tax in the State in its capacity as beneficiary under a deed of trust or secured party in order to carry out the transactions contemplated by, receive the benefits provided by, or enforce the provisions of, the Tennessee Deeds of Trust. The provisions of T.C.A. <section><section> 67-4801, ET seq. and <section><section> 67-4-901, ET seq., extend the coverage of the Tennessee Excise Tax Law and Franchise Tax Law to include the activities of nonresident lenders doing business in the State or with residents of the State. Therefore, the Agent and the Lenders may be taxed under such laws if their activities in the State fall within the terms of such laws. Even if the Agent or the Lenders are not taxable under such laws solely because of their involvement in the transactions contemplated by the Loan Documents, if the Agent or the Lenders have additional contacts in the State beyond those provided for in the Loan Documents, the Agent and/or the Lenders (i) may be deemed to be doing business in the State and would, in such event, be required to register under the provisions of T.C.A. <section><section> 48-25-101, et seq., to maintain suit in any court in the State, or (ii) may be subject to taxation.

      14. Under the laws of the State, there is no prohibition on the acquisition of title to real property or personal property situated in the State by the Agent on account of its status as an entity organized under the laws of the nation of Canada.

      The opinions set forth above are subject to the following exceptions and qualifications:

May 3, 1996
Page 9

      A. Our opinions expressed herein are limited to the laws of the State and we express no opinion as to any other laws or regulations.

      B. Our opinions expressed herein are limited by (1) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting the rights of creditors, including, without limitation, fraudulent conveyance laws and judicially developed doctrines relevant to any of the foregoing laws, and (2) applicable laws of the State and other principles of equity which may restrict the enforcement of certain remedies provided therein but which, in our opinion, do not affect the validity of the Loan Documents and will not interfere with the ultimate practical realization of the rights and benefits of the security intended to be provided therein or thereby.

      C. We express no opinion as to the validity, binding effect or enforceability of any provision in the Loan Documents that purports to provide for a security interest in the proceeds of any collateral subject thereto. Furthermore, we express no opinion as to the validity, binding effect, enforceability or perfection of any liens or security interests insofar as they relate to interests in or claims in or under any policy of insurance or any deposit account.

      D. In rendering our opinions expressed herein, we have assumed that the Borrower is not insolvent or unable to meet its debts as they mature as of the date hereof and does not as of the date hereof have unreasonably small capital with which to engage in its businesses. We understand that the Agent and the Lenders have satisfied themselves as to the Borrower's solvency, ability to meet its debts as they mature, and capital position as of the date hereof on the basis of, among other things, the financial information contained in the financial statements described in SECTION 6.4. of the Credit Agreement and the certificate referred to in SECTION 5.1.5. of the Credit Agreement. We express no opinion as to the Borrower's ability to repay or otherwise satisfy the Liabilities (such term being used herein as defined in the Tennessee Deeds of Trust).

      E. We express no opinion as to the enforceability of any waiver under the Loan Documents or any consent thereunder relating to the rights of the Borrower or duties owing to it, existing as a matter of law, except to the extent that the Borrower may so waive or consent as a matter of law.

May 3 1996
Page 10

      F. The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

      G. This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered as an opinion.

      H. Pursuant to T.C.A. <section> 66-26-116, upon registration in a county of the State, the assignment of leases and rents contained in the Tennessee Deeds of Trust shall be perfected in such county as to the Borrower and all third parties without the necessity of furnishing notice to the Borrower or any lessee under an Occupancy Lease, obtaining possession of the Tennessee Collateral, impounding the rents from the Tennessee Collateral, securing the appointment of a receiver, or taking any other affirmative action. We express no opinion as to the continuation of a lien in proceeds from rents after collection of those proceeds by the Borrower. The law of the State is not clear as to, and we express no opinion as to, the extent to which a lien on rents follows the proceeds of such rents. The provisions of the Tennessee Deeds of Trust providing for an absolute assignment of leases and rents are not enforceable under Tennessee law. It is our opinion, however, that the Tennessee Deeds of Trust are enforceable as a collateral assignment and not as an absolute assignment of leases and rents.

      I. The scope and enforceability of the liens and security interests in the Tennessee Collateral granted to the Agent are subject to claims for wages, salaries, and other compensation, and liens (including, without limitation, mechanics', workmen's, repairmen's, materialmen's, carriers', and other like liens) arising in favor of suppliers of material or services furnishing such materials or services with respect to the Tennessee Collateral.

      J.   For purposes of the opinions expressed herein, we have assumed that
(i) the descriptions of the Tennessee Collateral in the Fixture Filings and the Tennessee Deeds of Trust, including, without limitation, the metes and bounds descriptions of the Land included therein, accurately describe such Tennessee Collateral subject thereto, (ii) such Tennessee Collateral is owned by the Borrower, (iii) the Tennessee Deeds of Trust and the Fixture Filings will be properly filed, recorded and/or indexed, as appropriate, and (iv) the Tennessee Deeds of Trust and the Fixture Filings will not be terminated, released and/or amended in a manner that might jeopardize their effectiveness.

May 3, 1996
Page 11

      K. The opinions expressed herein are solely for the benefit of the Agent and the Lenders now or hereafter parties to the Credit Agreement and may not be relied on in any manner or for any purpose by any other person or entity, without our express written consent.

      L. We express no opinion as to any provision of the Credit Agreement insofar as it provides that any person purchasing a participation from another person pursuant thereto may exercise set-off or similar rights with respect to such participation or that the Agent or any other person may exercise set-off rights other than in accordance with applicable law.

      M. We express no opinion as to the effect of the compliance or noncompliance of any of the Lenders or the Agent with any state or federal laws or regulations applicable because of the legal or regulatory status or the nature of the business of any of them or their participation in the Loan Documents.

      N. In rendering the opinions expressed herein, we have assumed that the Agent and the Lenders at all times will act equitably and in good faith in a commercially reasonable manner and in compliance with all applicable laws and regulations. We have assumed that the Loan Documents will be enforced according to their terms.

      O. We express no opinion as to the value of, or as to the right, title and interest of the Borrower in, any property.

      P. We express no opinion as to the enforceability of any provision in the Loan Documents that purports to provide for or effect a confession of judgment on the part of the Borrower in any amount.

      Q. We express no opinion as to (i) the creation, enforceability, perfection or non-perfection of liens on or security interests in any equipment, chattel paper, contract rights, general intangibles, inventory or other personal property, or (ii) the priority of the liens or security interests created or perfected by the Loan Documents. We further have assumed that none of the Tennessee Collateral subject to the Tennessee Deeds of Trust or the Fixture Filings consists or will consist of consumer goods, farm products, crops, timber, minerals, and the like (including oil and gas) or accounts resulting from the sale thereof, beneficial interests in a trust or a decedent's estate, letters of credit or items that are subject to (A) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or a statute or treaty of

May 3, 1996
Page 12

the United States or any other jurisdiction or (B) a certificate of title statute of any jurisdiction.

      R.   With respect to the Tennessee privilege tax imposed by T.C.A.
<section> 67-4-409(b), T.C.A. <section> 67-4-409(b)(7) provides that:

      Where any part of the property standing as security for the payment of a debt is located part within and part without the state, only such proportion of the amount covered by the instrument shall be taxed as the value of the property within the state bears to the whole property. "Value" means only that value which the property would command at a fair and voluntary sale. No subsequent change in the value of either the property inside or the property outside the state shall result in the imposition of additional tax.

      In addition, T.C.A. <section><section> 67-4-409 (b)(10), 67-4-409(b)(11)
and 67-4-409(b)(13) provide that:

      (10) (A) Nonpayment or underpayment of tax on an indebtedness, or failure timely to pay tax on an increase in indebtedness, shall not affect or impair the effectiveness, validity, priority, or enforceability of the security interest or lien created or evidenced by the instrument, it being declared the legislative intent that the effectiveness, validity, priority, and enforceability of security interest and liens are governed solely by law applicable thereto and not by this title.

           (B) Such nonpayment, underpayment, or failure to pay, until cured, shall result in the imposition of a tax lien, in the amount of any tax and penalties unpaid and owing under this subsection, in favor of the department of revenue as described in subdivision
      (b)(11), shall subject the holder of the indebtedness to a penalty as described in subdivision (b)(12), and shall subject the holder of the indebtedness to the disability described in subdivision (b)(13).

                                    * * *

           (11) The tax lien described in subdivision (b)(10) shall arise at the time the tax is due and shall at that time attach to any property, either real or personal, tangible or intangible, subject to the instrument until:

May 3, 1996
Page 13

           (A) The lien or security interest of the instrument is released with respect to any property; or

           (B) Any property is transferred in settlement or realization of the lien or security interest, whereupon the tax lien shall automatically be released from such property and attach to any proceeds thereof. The department may not levy upon or sell any property subject to the tax lien until notice of the tax lien has been recorded pursuant to <section> 67-1-1403, but notwithstanding such section, the department otherwise shall not be required to record any notice of the tax lien. The tax lien shall be superior to all liens and security interest under Tennessee law except:

           (i) Those enumerated in <section> 67-11403(c)(2)-(4) that were recorded, filed or perfected, respectively, prior to attachment of the tax lien; and

           (ii) County and municipal ad valorem taxes.

                                    * * *

           (13) The holder of an indebtedness evidenced or secured by an instrument upon the recording or filing of which tax is owing hereunder may not maintain an action on such indebtedness, other than an action limited to the enforcement of the holder's security interest or lien, against the debtor until such nonpayment is cured. If such an action is commenced and a cure is not effected within a time limit set by the court, the debtor may obtain a dismissal of such action, without prejudice to refiling in the event of a subsequent cure of nonpayment. Notwithstanding the terms of the instrument, if a cure is not effected until after the filing of a motion or pleading in which the holder's noncompliance with this subsection is raised, the holder may not thereafter charge the debtor with the costs of curing such noncompliance.

      Insofar as opinions expressed herein relate to enforceability of:

May 3, 1996
Page 14

           (i) any lien or security interest created under the Tennessee Deeds of Trust or the Fixture Filings (to the extent that, notwithstanding the language of T.C.A. <section> 67-4-409(b)(10), such lien or security interest is effective, valid, entitled to priority, or enforceable only to the extent that the tax due under T.C.A. <section> 67-4-409(b) has been paid), and

           (ii) the indebtedness evidenced by the Credit Agreement or the Notes secured by the Tennessee Deeds of Trust and the Fixture Filings,

we have assumed that the value of the Tennessee Collateral set forth in the Affidavit of the representative of the Agent attached to the Tennessee Deeds of Trust was calculated in accordance with the definition of "value" contained in T.C.A. <section> 67-4-409(b)(7).

      To the extent that our assumption set forth in the preceding sentence were held to be incorrect and an additional privilege tax were determined to be due with respect to the liens evidenced by the Tennessee Deeds of Trust or the Fixture Filings, the provisions of T.C.A. <section><section> 67-4-409(b)(12) and (13) provide that, upon payment of an amount equal to the sum of (i) the unpaid tax due and (ii) a penalty in the amount of $250.00 or double the amount of unpaid tax due, whichever is greater, the disability effected by T.C.A.
<section> 67-4-409(b)(13) would be removed.

      With respect to determining the amount of privilege tax due pursuant to T.C.A. <section> 67-4-409(b), we call your attention to the decision of the Tennessee Supreme Court in THE CONNECTICUT BANK AND TRUST COMPANY, N.A. V. TENNESSEE DEPARTMENT OF REVENUE, 769 S.W.2d 205 (Teen. 1989), which interprets the alternative tax determinations available under T.C.A. <section> 67-4-409(b). The CONNECTICUT BANK decision interpreted the provisions of T.C.A.
<section> 67-4-409(b) as they were effective prior to the addition of T.C.A.
<section> 67-4-409(b)(10) and the amendment to T.C.A. <section> 67-4-409(b)(5)
in 1987 by Ch. 275, Tennessee Public Acts (1987). The decision (quoting an earlier Tennessee Court of Appeals decision) concludes that it is a "sound statement of the law" that "'the effectiveness of any financing statement as an instrument of priority is limited in that respect to the amount upon which the privilege tax is paid.'" 769 S.W.2d at 208. The Court further held that:

      [I]n a transaction involving collateral located in Tennessee and collateral located elsewhere, the party submitting the instrument for recordation may either (1) pay mortgage tax upon the full value of the collateral in

May 3 , 1996
Page 15

      Tennessee, pursuant to T.C.A. <section> 67-4-409(b)(5), AND THUS ESTABLISH PRIORITY AS TO THE FULL VALUE OF THAT COLLATERAL; or (2) pay mortgage tax only upon the amount determined by the proration formula of T.C.A. <section> 67-4-409(b)(7), AND THUS ESTABLISH PRIORITY ONLY TO THAT EXTENT.

769 S.W.2d at 206 (emphasis added). The addition of T.C.A. <section> 67-4-409(b)(10) has negated the impairment of security interest problem addressed in the CONNECTICUT BANK decision set forth above, at least as it relates to an impairment occasioned by an underpayment of privilege tax due. Thus, the precedential effect of the Court's holding in this case is uncertain. In the absence of clarifying authority, it is our view that the most reasonable and probable interpretation of the CONNECTICUT BANK case, as applied to T.C.A.
<section> 67-4-409(b) following the 1987 amendments thereto, is that the amount of privilege tax in a multi-state collateral financing transaction can be correctly determined by either (a) irrespective of the proration formula, declaring the principal amount of indebtedness to equal the value of the collateral "located in Tennessee" and multiplying such valuation amount by eleven and one-half cents (11 1/2 <cent>) per $100.00 (or major fraction thereof) of principal amount of indebtedness; or (b) applying the proration formula of T.C.A. <section> 67-4-409(b)(7) in accordance with its terms. We believe the proration formula approach is sound in light of the language of T.C.A. <section> 67-4-409(b)(7), but we cannot reconcile the first option expressed in the CONNECTICUT BANK decision with the language of T.C.A.
<section> 67-4-409(b). Nevertheless, we understand that the Borrower has provided for the payment of the tax required by T.C.A. <section> 67-4-409(b) on the amount provided by the proration formula, which exceeds the value of the Tennessee Collateral, subject to the assumption with respect to the value of the Tennessee Collateral set forth above.

      S. We express no opinion as to the validity, binding effect or enforceability of any provision in the Loan Documents that purports: (i) to permit the Agent or any other person to sell or otherwise dispose of any collateral subject thereto (including, without imitation, any self-help or taking possession remedy), except in compliance with the applicable laws of the State, the applicable laws of the United States of America, and other applicable state and local laws; (ii) to impose on, or waive for the benefit of, the Agent or the Lenders standards for the care of Tennessee Collateral in the possession of the Agent or the Lenders; or (iii) to limit the ability of the Borrower or any other person to transfer voluntarily or involuntarily (by way of sale, creation of a security interest, attachment, levy, garnishment or other

May 3, 1996
Page 16

judicial process) its right, title or interest in or to any Tennessee Collateral subject thereto.

              T.Except as set forth in Paragraphs 10 and 11 above with respect to environmental laws, we express no opinion as to the requirements of, effects of, or any entity's compliance with laws or regulations unrelated to the security aspects of the loan transactions, including, without limitation, zoning laws, labor laws, environmental laws or regulations, and building codes.

                                            Very truly yours,

                                            TUKE YOPP SWEENEY


                                SCHEDULE 1
                         LIST OF RECORDING OFFICES

      1. Office of the Register of Deeds for Davidson County, Tennessee.

      2. Office of the Register of Deeds for Montgomery County, Tennessee.

      3. Office of the Register of Deeds for Putnam County, Tennessee.

      4. Office of the Register of Deeds for Rutherford County, Tennessee.

      5. Office of the Register of Deeds for Warren County, Tennessee.

                                                                  EXHIBIT L

                             DEWEY BALLANTINE

                        1301 AVENUE OF THE AMERICAS
                            NEW YORK 10019-6092
               TELEPHONE 212 259-8000 FACSIMILE 212 259-6333

                                May 3, 1996

The Lenders now or hereafter parties to
      the Credit Agreement hereinafter
      referred to and Canadian Imperial
      Bank of Commerce, New York Agency,
      as Agent for the Lenders

Ladies and Gentlemen:

      We have acted as special New York counsel to Shoney's, Inc., a Tennessee corporation (the "Borrower"), in connection with the Bridge Loan Credit Agreement dated as of May 3, 1996 (the "LOAN AGREEMENT") among the Borrower, Canadian Imperial Bank of Commerce and the various other financial institutions now or hereafter parties thereto (collectively, the "LENDERS") and Canadian Imperial Bank of Commerce, New York Agency, as the agent for the Lenders (in such capacity, the "Agent"). This opinion is delivered to you pursuant to CLAUSE (B) of SECTION 5.1.15 of the Loan Agreement. All capitalized terms used herein which are defined in, or by reference in, the Loan Agreement have the meanings assigned to such terms in, or by reference in, the Loan Agreement unless otherwise defined herein.

      In connection with this opinion, we have (i) investigated such questions of law, (ii) examined the originals or certified, confirmed or reproduction copies of such corporate agreements, instruments, documents and records of the Borrower and its subsidiaries, such certificates of public officials and such other documents, (iii) received such certificates and other information from officers and representatives of the Borrower and its Subsidiaries, as we have deemed necessary or appropriate for the purpose of this opinion. We have examined, among other documents, the following documents:

      (a) An executed copy of the Loan Agreement (including all exhibits and schedules thereto); and

      (b)  An executed copy of each of the Notes.

      The documents referred to items (a) and (b) are referred to herein collectively as the "Transaction Documents".

      For purposes of this opinion, we have assumed the following:

      (a) The genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties;

      (b) The conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies;

      (c) As to various questions of fact relevant to the opinions expressed herein, the accuracy of the factual content of representations and warranties contained in the Transaction Documents and statements, written information and certificates of public officials, of representatives of the Borrower and its Subsidiaries and of others deemed by us to be appropriate;

      (d) The Borrower is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation;

      (e) The Borrower has full corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and to grant the security interests provided for in the Transaction Documents; and

      (f) That the Transaction Documents have been duly authorized, executed and delivered by all of the parties thereto and constitute the legal, valid and binding obligations of all parties thereto other than the Borrower.

      Based on the foregoing, and subject to the limitations and assumptions heretofore and hereinafter set forth, we are of the opinion that:

      1. To the extent New York law applies thereto, the signature pages of the Transaction Documents are in form sufficient for the due execution thereof by the Borrower.

      2. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

      3. The execution and delivery by the Borrower of the Transaction Documents, the performance by the Borrower of its obligations under each thereof and the Loans made under the Loan Agreement to the Borrower (i) do not require any filing, registration or declaration by the Borrower with or authorization, approval or consent of any governmental agency or authority of the State of N<pound-sterling>w York and (ii) do not and will not conflict with, or result in any violation of, or constitute a default under any present material law or governmental regulation of the State of New York applicable to the Borrower or its property.

      The opinions set forth above are subject to the following exceptions and qualifications:

      A. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement or creditors' rights generally;

      B. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of general equitable principles which may be applied by a court to the exercise of certain rights and remedies (whether such enforceability is considered in a proceeding at law or in equity);

      C. Our opinions herein, insofar as they relate to enforceability, are subject to the effect of standards of good faith, fair dealing and reasonableness which may be applied by a court to the exercise of certain rights and remedies;
      D. No opinion is being rendered herein as to the perfection of any security interest.

      E. We express no opinion as to any provision of the Loan Agreement insofar as it provides that any Person purchasing a participation form another Person pursuant thereto may exercise set-off or similar rights with respect to such participation or that the Agent or any other Person may exercise set-off rights other than in accordance with applicable law;

      F. We express no opinion as to the effect of the compliance or noncompliance of any of the Lenders or the Agent with any state or Federal laws or regulations applicable because of the legal or regulatory status or the nature of the business of any of them or their participation in the Transaction Documents;

      G. We express no opinion as to the value of, or as to the right, title and interest of the Borrower in, and collateral; and

      H. We express no opinion as to New York securities laws (including, without limitation, as to the applicability of Sections 352-e, 352-f, 352-h or 359-e of the New York General Business Law).

      The opinions expressed herein are limited to the laws of the State of New York.

      The opinions expressed herein are rendered as of the date hereof, and we disclaim any undertaking to advise you of changes in law or fact which may affect the continued correctness of any of our opinions as of a later date.

      The opinions expressed herein are solely for the benefit of the Agent and the Lenders now or hereafter parties to the Loan Agreement and may not be relied on in any manner or for any purpose by any other person or entity.

                                            Very truly yours,